UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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C&J ENERGY SERVICES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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C&J ENERGY SERVICES

C&J Energy Services | 3990 Rogerdale | Houston, TX 77042

CJENERGY.COM

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND 2018 PROXY STATEMENT

Meeting to be Held: 9:30 A.M., local time Tuesday, May 29, 2018 3990 Rogerdale Rd. Houston, Texas 77042

To the Valued Stockholders of C&J Energy Services, Inc.:

The 2018 Annual Meeting of Stockholders (including any adjournment thereof, the “Annual Meeting”) of C&J Energy Services, Inc. (“C&J” or the “Company”) will be held at 9:30 A.M., local time, on Tuesday, May 29, 2018, at the Company’s headquarters located at 3990 Rogerdale Rd. Houston, Texas 77042. The Annual Meeting, is being held for the following purpose:

(1)   To elect two directors to serve as Class I Directors until the 2021 Annual Meeting of Stockholders and their successors are duly elected;

(2)   To approve, on an advisory basis, the 2017 compensation of the Company’s Named Executive Officers (as defined and discussed in “Compensation Discussion and Analysis” and “Executive Compensation Tables”);

(3)   To approve, on an advisory basis, the frequency in which the Company will in the future submit a proposal to stockholders to approve, on an advisory basis, executive compensation; and

(4)   To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

These proposals are further described, and comprehensive information provided to enable a full and fair evaluation, in the accompanying Proxy Statement, which is being furnished to you in connection with the solicitation by C&J’s Board of Directors (the “Board”) of proxies to be voted at the Annual Meeting. We will also consider and take action as appropriate upon such other matters that may be properly presented at the Annual Meeting.

If you were a C&J stockholder as of the close of business on Monday, April 2, 2018, the record date for the Annual Meeting set by the Board, you are entitled to notice of and to vote at the Annual Meeting. Attendance at the meeting is limited to C&J stockholders as of the record date. If a bank, broker or other nominee holds your C&J stock in “street name,” you will need to provide official documentation (such as a brokerage statement) reflecting your stock ownership as of the record date, as well as a valid picture identification (such as a driver’s license or passport).

Your vote is important. Regardless of the number of shares that you own, it is important that your shares are represented at the Annual Meeting, as a quorum of the stockholders must be present, either in person or represented by proxy, in order to conduct the Annual Meeting. In the event there are not sufficient stockholders present to achieve a quorum or to approve the voting proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies. Even if you plan to attend the Annual Meeting in person, please submit your proxy to vote at your earliest convenience by mail or through the available telephone or Internet voting systems.

Instructions for submitting your proxy to vote by mail and through the telephone and Internet are included in the accompanying Proxy Statement and on the accompanying Proxy Card. If a bank, broker or other nominee holds your shares in “street name,” you will receive voting instructions with certain required information directly from such person as the stockholder of record. Please vote as promptly as possible to ensure that your shares are represented. Even if you have submitted your proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held in “street name” by a broker, bank or other nominee and you wish to vote in person at the Annual Meeting, you must obtain a proxy issued in your name from such person as the stockholder of record in order to vote at the Annual Meeting.

On behalf of our Company and Board, thank you for your continued support of C&J.

April 9, 2018

By Order of the Board of Directors,

Danielle Hunter

Executive Vice President, General Counsel,

Chief Risk and Compliance Officer and Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE 2018 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 29, 2018

The Notice of Annual Meeting of Stockholders, Proxy Statement for the Annual Meeting, and the 2017 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, are available on our website at www.cjenergy.com free of charge and are also available at www.proxydocs.com/CJ.

TABLE OF CONTENT

Stock Ownership Guidelines	42
Tax Deductibility of Executive Compensation	42
Relation of Compensation Policies and Practices to Risk Management	43
Actions Taken for the 2018 Fiscal Year	43

COMPENSATION COMMITTEE REPORT	44

EXECUTIVE COMPENSATION TABLES	45
Summary Compensation Table	45
Grants of Plan-Based Awards for the 2017 Fiscal Year	46
Narrative Disclosures in the Summary Compensation Table and Grants of Plan-Based Awards for the 2017 Fiscal Year	47
Outstanding Awards at 2017 Fiscal Year-End	48
Option Exercises and Shares Vested in the 2017 Fiscal Year	49
Pension Benefits	49
Nonqualified Deferred Compensation	49
Potential Payments Upon Termination or Change in Control	49

CEO PAY RATION DISCLOSURES	53

DIRECTOR COMPENSATION	54

REPORT OF THE AUDIT COMMITTEE	56

PROPOSALS TO BE VOTED ON BY STOCKHOLDERS	57
Proposal 1 – Election of Directors	57
Proposal 2 – Advisory Vote to Approve Executive Compensation	61
Proposal 3 – Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation	62
Proposal 4 – Ratification of the Appointment of KPMG LLP as our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2018	63

OTHER MATTERS	65
Stockholder Proposals for the 2019 Annual Meeting of Stockholders	65
2017 Annual Report	65
Householding	66

PROXY CARD

C&J ENERGY SERVICES, INC. 2018 PROXY STATEMENT i

GENERAL INFORMATION

GENERAL INFORMATION

Corporate Overview

References to “C&J,” the “Company,” “we,” “us” or “our” in this Proxy Statement are to C&J Energy Services, Inc., a Delaware corporation, together with its consolidated subsidiaries to the extent applicable when referring to periods following the Plan Effective Date (as defined below), and to the Predecessor Companies (as defined below) when referring to periods prior to the Plan Effective Date.

C&J Energy Services, Inc. is a leading provider of well construction and intervention, well completion, well support and other complementary oilfield services and technologies to oil and gas exploration and production companies throughout the continental United States. We offer a comprehensive, integrated suite of services throughout the life cycle of the well, including fracturing, cased-hole wireline and pumping, cementing, coiled tubing, rig services, fluids management and other completion and specialty well site services. We are headquartered in Houston, Texas and our principal executive offices are located at 3990 Rogerdale Road, Houston, Texas 77042; the main telephone number at that address is (713) 325-6000. We operate across all active onshore basins in the continental United States.

We were founded in Texas in 1997 as a partnership and converted to a Delaware corporation (“Old C&J”) in connection with our initial public offering which was completed in 2011 with a listing on the New York Stock Exchange (“NYSE”) under the symbol “CJES.” In 2015, Old C&J combined with the completion and production services business of Nabors Industries Ltd. (“Nabors”) in a transformative transaction (the “Nabors Merger”) that nearly tripled the Company’s size, significantly expanding the Company’s Completion Services business and adding the Well Support Services division to the Company’s service offering. Upon the closing of the Nabors Merger, Old C&J became a subsidiary of C&J Energy Services Ltd., a Bermuda corporation (the “Predecessor” and together with its consolidated subsidiaries for periods prior to the Plan Effective Date, the “Predecessor Companies”), and shares of common stock of Old C&J were converted into common shares of the Predecessor on a 1-for-1 basis.

Due to a severe industry downturn, on July 20, 2016, the Predecessor Companies voluntarily filed petitions for reorganization seeking relief under the provisions of Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”), with ancillary recognition proceedings filed in Canada and Bermuda (collectively, the “Chapter 11 Proceeding”).

On December 16, 2016, the Bankruptcy Court entered an order confirming the plan of reorganization (the “Restructuring Plan”) of the Predecessor Companies. On January 6, 2017 (the “Plan Effective Date”), the Predecessor Companies substantially consummated the Restructuring Plan and emerged from the Chapter 11 Proceeding. As part of the transactions undertaken pursuant to the Restructuring Plan, effective on the Plan Effective Date, the Company was formed, the Predecessor’s equity was canceled, the Predecessor transferred all of its assets and operations to the Company, and the Predecessor was subsequently dissolved. Additionally, the Company’s current Board of Directors (the “Board”) was appointed, with five of the seven directors newly joining the Board, and organizational and governance documents (including the Company’s bylaws) for the Company were adopted, among other corporate actions that were effected.

Contemporaneously with the commencement of the Chapter 11 Proceeding, trading in the Predecessor’s common stock was suspended and the Predecessor’s common stock was ultimately delisted from the NYSE. On April 12, 2017, the Company completed an underwritten public offering of common stock and its common stock began trading again on the NYSE under the symbol “CJ.”

We file annual, quarterly and current reports and other documents with the U.S. Securities and Exchange Commission (“SEC”) under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). You may read and copy any materials we file with or furnish to the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operations of the Public Reference Room by calling the SEC at (800) SEC-0330. In addition, the SEC maintains a website at www.sec.gov that contains reports and other information regarding issuers that file electronically with the SEC.

We also make available free of charge through our website at www.cjenergy.com all reports filed with or furnished to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Information contained on or available through our website is not a part of, or incorporated into, this Proxy Statement or any other report that we may file with or furnish to the SEC.

Proxy Materials

This Proxy Statement contains information related to the C&J Energy Services, Inc. 2018 Annual Meeting of Stockholders (the “Annual Meeting”). We are providing the forgoing Notice of Annual Meeting, this Proxy Statement and the enclosed Proxy Card, together with the Company’s 2017 Annual Report to Stockholders, which includes the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (collectively the “Proxy Materials”), to stockholders in connection with the solicitation of proxies by the Board for use at the Annual Meeting.

C&J ENERGY SERVICES, INC. 2018 PROXY STATEMENT 1

GENERAL INFORMATION

On or around April 18, 2018, we expect to commence delivery of a “Notice of Internet Availability of Proxy Materials” to the beneficial owners of our common stock and stockholders of record entitled to notice of and to vote at the Annual Meeting. This Notice of Internet Availability of Proxy Materials contains instructions on how to access our Proxy Materials via the Internet at www.proxydocs.com/CJ and vote at www.proxypush.com/CJ. Upon request, we will deliver paper copies of the Proxy Materials by mail to those stockholders entitled to notice of and to vote at the Annual Meeting.

We have also made the Proxy Materials available free of charge on our website at www.cjenergy.com. Any information contained on or available through our website is not a part of, or incorporated into, this Proxy Statement and you should not consider it a part of the Proxy Materials. Interested parties may also obtain an electronic or printed copy of the Proxy Materials, free of charge, by sending a written request to C&J Energy Services, Inc. at 3990 Rogerdale Rd. Houston, Texas 77042, Attn: Corporate Secretary, or by emailing Investors@cjenergy.com.

About the Annual Meeting

When and Where is the Annual Meeting?

The Annual Meeting will be held at 9:30 A.M., local time, on Tuesday, May 29, 2018, at our headquarters, located at 3990 Rogerdale Rd. Houston, Texas 77042, or at such other time and place to which the Annual Meeting may be postponed or adjourned. References in the Proxy Materials to the “Annual Meeting” also refer to any adjournments, postponements or changes in location of the Annual Meeting, to the extent applicable.

What is the Purpose of the Annual Meeting?

At the Annual Meeting, stockholders will consider and vote upon the following matters:

(1)	Proposal 1: The election of two directors to serve as Class I Directors until the 2021 Annual Meeting of Stockholders and their successors are duly elected;

(2)	Proposal 2: The approval, on an advisory basis, of the 2017 compensation of the Company’s Named Executive Officers (as defined and discussed in “Compensation Discussion and Analysis” and “Executive Compensation Tables”);

(3)	Proposal 3: The approval, on an advisory basis, of the frequency on which we will in the future submit executive compensation to stockholders for an advisory vote; and

(4)	Proposal 4: The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

We will also consider and take action as appropriate upon such other matters that may be properly presented at the Annual Meeting.

Who is Entitled to Vote at the Annual Meeting?

Only our stockholders as of close of business on Monday, April 2, 2018, the record date (the “Record Date”) established by the Board for purposes of the Annual Meeting, are entitled to receive notice of, and to vote at, the Annual Meeting.

On the Record Date, the Company had 68,413,275 common shares, par value $0.01 per share, entitled to vote at the Annual Meeting.

How Many Votes Can I Cast?

You are entitled to one vote for each share of common stock that you owned on the Record Date on each matter presented at the Annual Meeting.

What is the Difference Between a “Stockholder of Record” and a “Street Name Stockholder”?

Most stockholders hold their shares through a stockholder of record, such as a bank, broker or other nominee, rather than directly in their own name. As summarized below, there are some distinctions between shares owned as a stockholder of record and those owned in street name.

•	Stockholder of Record. If your shares are registered directly in your name with American Stock Transfer & Trust Company, LLC, our transfer agent, you are considered the stockholder of record of those shares. As the stockholder of record, you have the right to grant your voting proxy directly or to vote in person at the Annual Meeting.

•

Street Name Stockholder. If your shares are held in a stock brokerage account or through a bank, broker or other nominee, you are considered a “street name stockholder” meaning you are the beneficial owner of shares held in “street name” and that your shares are held in the name of your broker, bank or other nominee and such person (or, Cede & Co., as the case may be) is considered the

2 C&J ENERGY SERVICES, INC. 2018 PROXY STATEMENT

GENERAL INFORMATION

stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote and you are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtained a signed proxy from the stockholder of record giving you the right to vote such shares.

A list of our stockholders of record will be available and may be inspected during normal business hours for a period of at least ten days prior to the Annual Meeting at the Company’s headquarters, located at 3990 Rogerdale Rd. Houston, Texas 77042. The list of stockholders of record will also be available for review at the Annual Meeting.

If you are a street name stockholder and you wish to attend the Annual Meeting in person, you will need to provide official documentation (such as a brokerage statement) reflecting your beneficial ownership of C&J stock as of the record date, as well as a valid picture identification (such as a driver’s license or passport).

How do I Vote My Shares?

•	Stockholders of Record: Stockholders of record may vote their shares or submit a proxy to have their shares voted by one of the following methods:

•	By Internet. You may submit a proxy electronically on the Internet by following the instructions provided on the Notice of Internet Availability of Proxy Materials or, if you received the Proxy Materials by mail, the enclosed Proxy Card. Please have the Notice of Internet Availability or Proxy Card (as applicable) in hand when you log onto the website. Internet voting facilities will be available 24 hours a day, 7 days a week, and will close at 11:59 p.m., Eastern Time, the day before the Annual Meeting.

•	By Telephone. You may submit a proxy by telephone (from U.S. and Canada only) by using the toll-free number listed on the Notice of Internet Availability of Proxy Materials or, if you received the Proxy Materials by mail, the enclosed Proxy Card. Please have the Notice of Internet Availability or Proxy Card (as applicable) in hand when you call. Telephone voting facilities will be available 24 hours a day, 7 days a week, and will close at 11:59 p.m., Eastern Time, the day before the Annual Meeting.

•	By Mail. If you received the Proxy Materials by mail, you may indicate your vote by completing, signing and dating the enclosed Proxy Card and returning it to the Company in the enclosed reply envelope.

•	In Person. You may vote in person at the Annual Meeting by completing a ballot, which will be provided at the Annual Meeting. Please note that attending the Annual Meeting without completing a ballot will not count as a vote.

•	Street Name Stockholders: As the beneficial owner of C&J stock held in “street name” (that is, in the name of your broker, bank or other nominee), our Proxy Materials will be forwarded to you by your broker, bank or other nominee, who is considered the stockholder of record. As the street name stockholder, you have the right to direct the stockholder of record how to vote. Street name stockholders may generally vote their shares or submit a proxy to have their shares voted by one of the following methods:

•	By Methods Listed on the Voting Instruction Form. Please refer to the voting instruction form or other information provided by the stockholder of record for the C&J stock that you beneficially own to determine whether you may submit your vote by mail, telephone or electronically on the Internet.

•	In Person with a Proxy from the Stockholder of Record. You may vote in person at the Annual Meeting if you obtain a legal proxy from the stockholder of record for the C&J stock that you beneficially own. Please refer to the voting instruction form or other information sent to you by the stockholder of record for your shares to determine how to obtain a legal proxy in order to vote in person at the Annual Meeting.

Can I Change My Vote or Revoke My Proxy?

If you are a stockholder of record, you can revoke your proxy at any time before it is exercised by:

•	Submitting written notice of revocation to C&J Energy Services, Inc., 3990 Rogerdale Rd, Houston, Texas 77042, Attn: Corporate Secretary, so long as such notice is timely received before the Annual Meeting;

•	Submitting a later dated proxy with new voting instructions by mail or through the telephone or Internet voting systems; or

•	Attending the Annual Meeting and voting your shares in person (attending the Annual Meeting will not by itself have the effect of revoking a previously submitted proxy).

If you are a street name stockholder and you vote by proxy, you may change your vote by submitting new voting instructions to the stockholder of record for your shares in accordance with such stockholder of record’s procedures.

C&J ENERGY SERVICES, INC. 2018 PROXY STATEMENT 3

GENERAL INFORMATION

What is the Effect of Broker Non-Votes and Abstentions and What Vote is Required to Approve Each Proposal?

If you are a street name stockholder, you will receive instructions from your bank, broker or other nominee describing how to vote your shares. If you do not instruct your bank, broker or other nominee how to vote your shares, such person may vote your shares as they decide as to each matter for which they have discretionary authority under the rules of the NYSE.

There are also non-discretionary matters for which banks, brokers and other nominees do not have discretionary authority to vote unless they receive timely instructions from the street name stockholder. If you are a street name stockholder and you have not given timely instructions to the stockholder of record for your shares, and such stockholder of record does not have discretionary authority to vote your shares, a “broker non-vote” results. Although any broker non-vote would be counted as present at the Annual Meeting for purposes of determining a quorum, it would be treated as not entitled to vote with respect to non-discretionary matters.

Abstentions occur when stockholders are present at the Annual Meeting but fail to vote or voluntarily withhold their vote for any of the matters upon which the stockholders are voting.

If you are a street name stockholder, and you do not give voting instructions, pursuant to NYSE Rule 452, the stockholder of record will not be permitted to vote your shares with respect to Proposal 1—Election of Class I Directors, Proposal 2—Advisory Vote to Approve Executive Compensation or Proposal 3—Advisory Vote on the Frequency of Executive Compensation Advisory Votes, and your shares will be considered “broker non-votes” with respect to these proposals. If you are a street name stockholder, and you do not give voting instructions, the stockholder of record will nevertheless be entitled to vote your shares in its discretion with respect to Proposal 4—Ratification of the Appointment of KPMG LLP.

•	Proposal 1—Election of Class I Directors: To be elected as a director in an uncontested election, each nominee must receive the affirmative vote of a majority of the votes cast at the meeting, which means that the number of votes cast “for” a nominee must exceed 50% of the votes cast with respect to such nominee. In a contested election, directors shall be elected by a plurality of the votes of our common shares, present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors, which means that director nominees with the most votes are elected. Votes may be cast in favor of or withheld from the election of each nominee. Neither withheld votes nor broker non-votes will have any effect on the outcome of the vote for directors since they are not considered votes cast.

•	Proposal 2—Advisory Vote to Approve Executive Compensation: Approval of this proposal requires the affirmative vote of the holders of a majority of the votes cast at the meeting. Abstentions and broker non-votes will not be counted as votes cast and will have no impact on the outcome of this proposal. While this vote is required by law, it will not be binding on our Company or our Board, and it will not create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, our Company or our Board. However, the Compensation Committee of the Board will take into account the outcome of the vote when considering future executive compensation decisions.

•	Proposal 3—Advisory Vote on the Frequency of the Executive Compensation Advisory Votes: Approval of this proposal requires the affirmative vote of the holders of a majority of the votes cast at the meeting. Abstentions and broker non-votes will not be counted as votes cast and will have no impact on the outcome of this proposal. However, because this vote is advisory and non-binding, if none of the frequency options receive a majority vote of our common shares present in person or by proxy at the Annual Meeting and entitled to vote, the option receiving the greatest number of votes will be considered the frequency recommended by our stockholders. While this vote is required by law, it will neither be binding on our Company or our Board, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, our Company or our Board. However, our Board will take into account the outcome of this vote in making a determination on the frequency at which advisory votes on executive compensation will be included in our proxy statements for future annual meetings.

•	Proposal 4—Ratification of the Appointment of KPMG LLP: Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018 requires the affirmative vote of a majority of the votes cast at the meeting. Abstentions and broker non-votes will not be counted as votes cast and will have no impact on the outcome of this proposal.

Our Board has appointed Donald J. Gawick, C&J’s President and Chief Executive Officer, and Danielle E. Hunter, C&J’s Executive Vice President, General Counsel, Chief Risk and Compliance Officer and Corporate Secretary, as the “Management Proxy Holders” for the Annual Meeting. If you are a stockholder of record and you submit your Proxy Card (whether submitted by mail, telephone or Internet), unless you give other instructions on your Proxy Card, your shares will be voted by the Management Proxy Holders in accordance with the recommendations of the Board.

The recommendations of the Board are set forth together with the description of each item in this Proxy Statement. In summary, the Board recommends a vote as follows:

•	FOR each of the persons named in this Proxy Statement as director nominees for election to the Board as Class I directors;

•	FOR the approval, on an advisory basis, of the 2017 compensation of the Company’s Named Executive Officers;

4 C&J ENERGY SERVICES, INC. 2018 PROXY STATEMENT

GENERAL INFORMATION

•	FOR the approval, on an advisory basis, of holding future stockholder advisory votes on executive compensation on an annual basis; and

•	FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

What is a Quorum for Purpose of the Annual Meeting?

A quorum is the presence, in person or by proxy, of the holders of a majority of the total voting power of all issued and outstanding common shares of the Company generally entitled to vote at the Annual Meeting. There must be a quorum for the Annual Meeting to be held. The chairman of the meeting may recess or adjourn the meeting, for any reasonable reason, without notice other than announcement at the meeting, whether or not there is such a quorum. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of votes considered to be present at the Annual Meeting for purposes of determining a quorum.

Who Bears the Cost of Soliciting Votes for the Annual Meeting?

The Company will bear the entire cost of soliciting proxies, including the cost of the preparation, assembly, printing, mailing and posting of the Proxy Materials and any additional information furnished to our stockholders in connection with the Annual Meeting. In addition to this solicitation by mail, our directors, officers and other employees may solicit proxies by use of mail, telephone, facsimile, electronic means, in person or otherwise. These persons will not receive any additional compensation for assisting in the solicitation but may be reimbursed for reasonable out-of-pocket expenses in connection therewith. We have retained Mediant Communications, Inc. (“Mediant”) to aid in the distribution of Proxy Materials and to provide voting and tabulation services for the Annual Meeting. For these services, we will pay Mediant a fee of approximately $7,500.00 and reimburse it for certain expenses. In addition, we will reimburse brokerage firms, nominees, fiduciaries, custodians and other agents, including Broadridge Financial Solutions, Inc., for their expenses in distributing the Proxy Materials to the beneficial owners of our common shares.

Whom should I Contact with Questions about the Proxy Materials or the Annual Meeting?

If you have any questions about the Proxy Materials or the Annual Meeting, please contact C&J Energy Services, Inc. at 3990 Rogerdale Rd., Houston, Texas 77042, Attn: Corporate Secretary or by email at Investors@cjenergy.com.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE 2018 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 29, 2018

The Notice of Annual Meeting of Stockholders, Proxy Statement for the Annual Meeting, and the 2017 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, are available on our website at www.cjenergy.com free of charge and are also available at www.proxydocs.com/CJ.

C&J ENERGY SERVICES, INC. 2018 PROXY STATEMENT 5

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

We are committed to adhering to sound principles of ethical conduct and good corporate governance. We have adopted corporate governance policies and practices that are consistent with C&J’s core values, reflect prevailing governance standards and many “best practices” features, promote the effective functioning of our Company and ensure that it is managed with integrity and in the best interest of our stockholders.

The following is a summary of some our corporate governance practices and policies:

The Role and Character of the Board of Directors

C&J’s Board is the ultimate decision-making body for our Company, except for matters reserved for our stockholders. The primary function of the Board is independent oversight. The Board, on behalf of the Company and its stockholders, appoints and oversees our Chief Executive Officer (“CEO”) and executive management team and provides guidance on the business and affairs of the Company. This includes monitoring our strategic and business planning process to ensure short-term stewardship and focus on long-term value creation and our overall corporate performance.

The basic responsibility of each director is to exercise independent business judgment to act in what such director reasonably believes to be in the best interests of the Company and its stockholders. All of our directors, including the Board chairman, are independent of the Company and management, except for our CEO. This is substantially above the NYSE requirement that a majority of the directors be independent.

The Board has three standing committees to assist in discharging its responsibilities: Audit Committee, Compensation Committee and Nominating and Governance Committee. As a governance best practice and in accordance with the rules of the NYSE, only independent directors serve on the Board’s standing committees. The independent directors meet regularly in executive session, without management, following Board and committee meetings.

The Board believes it has a strong governance structure in place to ensure independent oversight on behalf of all stockholders and effective governance in all areas of its responsibilities. We have established processes for the effective oversight of critical issues entrusted to the independent directors and to these standing committees, such as:

•	The integrity of our financial reporting and related internal controls;

•	The appointment, focus and performance of our independent auditor and internal audit function;

•	The effectiveness of our ethical and legal compliance and risk management programs;

•	Executive compensation;

•	Succession planning for our executive management team;

•	Board leadership and the appointment of the chairman and alternative lead director;

•	The structure and composition of the Board and committees;

•	Evaluations of Board, committee and director performance and effectiveness; and

•	Nominations for directors.

For additional discussion on how the Board and committees conducts their affairs in all areas of their responsibility, please see “Information About Our Board and Its Committees.”

Corporate Governance Practices

•	We have meaningful stock ownership guidelines that apply to our non-employee directors and executive officers. For a description of the guidelines applicable to our non-employee directors and executive officers, please see “Compensation Discussion and Analysis—Stock Ownership Guidelines” for additional information on our stock ownership guidelines.

•	In November 2017, we terminated the Rights Agreement (also known as a poison pill) dated January 6, 2017, which was adopted upon our emergence from the Chapter 11 Proceeding.

•	Our people, as well as our directors, are prohibited from hedging their ownership of C&J common stock.

•	Our people, as well as our directors, are prohibited from pledging their C&J common stock.

•	We do not permit the use of Company funds or assets for political purposes, including for contributions to any political party, candidate or committee, whether federal, state or local. In addition, we do not lobby or contribute to any third-party political action committees or other political entities organized under Section 527 of the Internal Revenue Code.

6 C&J ENERGY SERVICES, INC. 2018 PROXY STATEMENT

CORPORATE GOVERNANCE

•	Our executive compensation program and compensation-related policies and practices reflect prevailing governance standards and include many “best practices” features intended to strengthen the alignment of compensation with stockholder interest, support short- and long-term objectives, and promote long-term value creation, which are discussed throughout “Compensation Discussion and Analysis” and summarized in “Compensation Discussion and Analysis—Highlights of Our Compensation Program Policies and Practices.”

Code of Conduct and Corporate Policies

We have adopted a Corporate Code of Business Conduct and Ethics (the “Code of Conduct”), which applies to all of our directors, officers and employees. The Code of Conduct provides basic principles and guidelines to assist our people in complying with the legal and ethical requirements governing our business conduct.

The Code of Conduct is supplemented by our other corporate policies, including our Financial Code of Ethics (the “Financial Code of Ethics”), which sets forth the ethical principles by which our CEO, principal financial officer (“CFO”), principal accounting officer (“CAO”), controllers and other senior financial and accounting officers are expected to conduct themselves when carrying out their duties and responsibilities.

Any waivers to our Code of Conduct or Financial Code of Ethics can only be made by the Board or a committee thereof. Any amendment to, or waiver from, a provision of the Code of Conduct or Financial Code of Ethics that (i) applies to our CEO, CFO, CAO, controllers or other persons performing similar functions to the foregoing, and (ii) relates to any element of the code of ethics definitions, as enumerated in Item 406(b) of SEC Regulation S-K, will be posted on the Company’s website at www.cjenergy.com within four business days following the date of the amendment or waiver. There were no waivers of the Code of Conduct or Financial Code of Ethics during 2017 or in 2018 to date.

Copies of the Code of Conduct and the Financial Code of Ethics are available on our website at http://www.cjenergy.com/about-us/compliance-ethics/ under “Our Code of Conduct.” Information on or accessible from our website is not incorporated by reference into this Proxy Statement. Stockholders may also obtain electronic or printed copies free of charge by sending a written request to C&J Energy Services, Inc. at 3990 Rogerdale Rd. Houston, Texas 77042, Attn: Corporate Secretary, or by emailing Investors@cjenergy.com.

Other important corporate policies and practices include the following:

•	Compliance Reporting Policy and Procedures. In keeping with our commitment to maintaining the highest standards of ethical and legal conduct, and pursuant to the requirements of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and applicable rules and regulations of the SEC, our Compliance Reporting Policy and Procedures (also known as the “Compliance Reporting Policy”) sets forth established procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding (a) financial reporting, accounting, disclosure controls and procedures and internal controls over financial reporting or auditing matters, (b) potential violations of the laws, rules and regulations that govern the Company’s business or of the Company’s codes, standards, policies and procedures and (c) any other activities which otherwise may amount to unethical or improper conduct, and (ii) the confidential and anonymous submission by stakeholders (including employees, contractors, agents, representatives, customers, suppliers and other affiliates) of concerns regarding questionable or potentially questionable accounting matters, compliance matters or ethical matters. A copy of the Compliance Reporting Policy is available on our website at http://www.cjenergy.com/about-us/compliance-ethics/ under “Reporting Concerns.” Stockholders may also obtain electronic or printed copies of the policy, free of charge, by sending a written request to C&J Energy Services, Inc. at 3990 Rogerdale Rd. Houston, Texas 77042, Attn: Corporate Secretary, or by emailing Investors@cjenergy.com.

•	Related Persons Transaction Policy. Our Board has adopted a written policy governing related persons transactions as part of the Board’s commitment to good governance and independent oversight. This policy provides for the review and approval of certain transactions or arrangements involving the Company, on one side, and, on the other side, a “Related Person,” which includes any of our directors (or nominees for director), executive officers, stockholders owning more than 5% of the Company, and/or any immediate family members of any of the foregoing. As a general matter, we discourage “Related Persons Transactions” because they may present potential or actual conflicts of interest and create the appearance that decisions are based on considerations other than the best interest of the Company and its stockholders. We will only enter into or ratify Related Persons Transactions when the Audit Committee or the Board, as applicable, determines such transactions are in our best interests and the best interests of our stockholders. Additionally, our Code of Conduct restricts our directors, officers and employees from engaging in any business or conduct, or entering into any agreement or arrangement, that would give rise to an actual or potential conflict of interest. Under the Code of Conduct, conflicts of interest occur, among other circumstances, when an individual’s private or family interests interfere in any way with the interests of the Company or its stockholders. We have processes for reporting actual or potential conflicts of interests, including Related Persons Transactions, under our Code of Conduct. Our Related Persons Transaction Policy supplements our Code of Conduct and is intended to assist us in complying with the disclosure obligations concerning certain Related Persons Transactions under the SEC rules. Please see “Transactions with Related Persons—Policies and Procedures for Identifying, Assessing and Approving Related Persons Transactions” for additional information regarding our Related Persons Transaction Policy.

C&J ENERGY SERVICES, INC. 2018 PROXY STATEMENT 7

CORPORATE GOVERNANCE

•	Insider Trading Policy. Our Insider Trading Policy provides guidelines to our directors, officers, employees, agents, advisors and consultants with respect to transactions in the Company’s securities for the purposes of promoting compliance with applicable securities laws. Integrity and fair dealing are fundamental to the way we do business and we believe that it is vitally important that we maintain the confidence of our stockholders and the public markets. Our commitment to integrity and fair dealing means that our directors, officers and employees do not misuse material, non-public information, or take personal advantage of such information, to the detriment of or unfair advantage over others who do not have material, non-public information. We are determined to preserve our reputation, and we take our obligation to prevent insider trading violations seriously. Our Insider Trading Policy also prohibits short-term or speculative transactions involving C&J securities, including purchase of C&J stock on margin, short sales of C&J stock, buying or selling puts or calls on C&J stock, and pledging C&J stock. Additionally, we believe it is inappropriate for our people to be creditors of the Company due to actual or perceived conflicts of interest that may arise in connection therewith. Therefore, transactions in C&J debt securities, whether or not those securities are convertible into C&J stock, are prohibited by the Insider Trading Policy.

•	Anti-Hedging Policy. The Anti-Hedging Policy supplements our Insider Trading Policy and prohibits our people (including our directors) from engaging in hedging, monetization and other speculative transactions that are designed to hedge or offset any decrease in the market value of the Company’s securities. Such transactions are prohibited because they present the appearance of a “bet” against the Company. They also allow the holder to own the Company’s securities without the full risks and rewards of ownership, which potentially separates the holder’s interest from that of the Company and its other stockholders. Transactions involving Company-based derivative securities are also prohibited, whether or not entered into for hedging or monetization purposes.

•	International Business Requirements Compliance Program. We are committed to maintaining the highest ethical and legal standards, complying with both the letter and spirit of applicable laws and regulations in each country in which we do business. We have adopted robust policies and procedures to provide additional guidance to our directors, officers, employees, agents, contractors, partners and other third parties representing the Company to ensure that our business practices and operations are in compliance with applicable laws, including the following:

•	Anti-Corruption Policy and related Compliance Procedures, to ensure compliance with the United States Foreign Corrupt Practices Act of 1977 (“FCPA”), which makes it a crime to give, or to offer to give, anything of value to non-U.S. government officials (including employees of state-owned companies, such as national oil and transportation companies) or to improperly influence the performance of the officials’ duties. The FCPA also includes requirements that public companies, like the Company, have strong internal controls and accurate books and records. Many other countries have also adopted their own domestic anti-corruption and anti-bribery laws. Our Anti-Corruption Policy and related Compliance Procedures are designed to ensure that our business practices and operations are in compliance with applicable anti-corruption, anti-bribery and record keeping laws, including the FCPA and Sarbanes-Oxley;

•	Compliance Policy on Trade Restrictions, Sanctions & Anti-Money Laundering Requirements and related Compliance Procedures, to ensure compliance with trade sanctions maintained by the U.S. government against targeted foreign countries, as well as terrorists and international drug traffickers, according to U.S. foreign policy and national security objectives; and

•	Export Compliance Policy and related Compliance Procedures, to ensure compliance with U.S. laws and regulations governing the export of goods, technologies and services from the U.S., the release of sensitive technologies to foreign persons in the U.S., and the retransfer of U.S.-origin goods and technologies abroad.

•	Conflict Minerals Policy and Compliance Program. Our Conflict Minerals Policy is part of our commitment to being a responsible corporate citizen and complying with SEC regulations requiring publicly traded companies to file annual reports disclosing certain “conflict minerals” (defined as columbite-tantalite/coltan (tantalum), cassiterite (tin), wolframite (tungsten), gold, or their derivatives that originate from the Democratic Republic of Congo and its adjoining countries (“Conflict Areas”) and are necessary to the functionality of products we manufacture or contract to manufacture. We are committed to the responsible sourcing of materials, products and components and to exercising diligence over our sourcing practices so as not to support conflict, human rights abuses or crimes against humanity. We have taken steps to establish a due diligence framework and compliance program and have implemented the Conflict Minerals Policy across the Company. We also communicate to our suppliers our expectation that they will cooperate with our efforts to procure materials, products, and components that either do not originate from the Conflict Areas or are otherwise conflict-free. A copy of the Conflict Minerals is available on our website at http://www.cjenergy.com/about-us/compliance-ethics/supplier-conduct under “Materials Sourcing and Our Commitment to a Conflict-Free Supply Chain.” Stockholders may also obtain electronic or printed copies of the policy, free of charge, by sending a written request to C&J Energy Services, Inc. at 3990 Rogerdale Rd. Houston, Texas 77042, Attn: Corporate Secretary, or by emailing Investors@cjenergy.com.

8 C&J ENERGY SERVICES, INC. 2018 PROXY STATEMENT

INFORMATION ABOUT OUR BOARD AND ITS COMMITTEES

INFORMATION ABOUT OUR BOARD AND ITS COMMITTEES

Overview

Our Board currently consists of seven directors classified into three classes of directors, designated Class I, Class II and Class III, with each class to have a three-year term. Our bylaws provide that the Board shall consist of a number of directors to be determined from time to time by the Board. Pursuant to our Corporate Governance Guidelines (discussed below), the Board’s size is assessed at least annually by the Nominating and Governance Committee and any necessary or advisable changes are recommended to the Board, as appropriate.

The Board has three standing committees to assist in discharging its responsibilities: Audit Committee, Compensation Committee and Nominating and Governance Committee. Among other actions, the Board reviews its structure and appoints members to its various committees on an annual basis. Additional information about each committee is set forth below under “Committees of Our Board.”

All of our directors are independent from the Company and management, except for our CEO. All of the members of the committees of the Board are independent and satisfy the other applicable requirements for service on the committees on which they serve. Pursuant to our Corporate Governance Guidelines (discussed below), the independence and other qualifications of each director is routinely reviewed, including in connection with the annual performance evaluation of the Board, committees and directors.

Directors are elected by our stockholders, and we have a majority vote standard for uncontested director elections and a plurality vote standard for contested director elections. Effective upon emergence from the Chapter 11 Proceeding and pursuant to the terms of our Restructuring Plan, the current directors were appointed to the Board, with five of the seven directors newly joining the Board. Each director was initially designated for nomination to the Board pursuant to the Stockholders Agreement entered into upon our emergence from the Chapter 11 Proceeding with three stockholders then holding approximately 36% of our common stock. The Stockholders Agreement was terminated pursuant to its terms on April 12, 2017. Please see “Transactions with Related Persons—Related Persons Transactions—Transactions Related to the Chapter 11 Proceeding—Stockholders Agreement” for additional information

The following table identifies the current members of the Board, their respective classes, the standing committees of the Board on which they serve, and the chairman of each committee as of the date of this Proxy Statement. Biographies and other background information concerning each of our current directors, including the two director nominees, are set forth under the heading “Proposals to be Voted on by Stockholders—Proposal 1—Election of Directors.”

Name of Director	Class(2)	Audit Committee	Compensation Committee	Nominating and Governance Committee
Donald J. Gawick.(1)	III
Patrick M. Murray+	III
Stuart Brightman+	I	*	*
Michael Zawadzki+	I	*	*
John Kennedy+	II	*	**	*
Michael Roemer+	II	**	*	*
Steven Mueller+	III	*	*	**

*	Committee Member

**	Committee Chairman

+	Independent. The rules and regulations of the SEC and NYSE require that each of the Audit Committee, Compensation Committee and Nominating and Governance Committee be comprised solely of independent directors.

(1)	President and Chief Executive Officer.

(2)	Our certificate of incorporation and bylaws provide that the Board is to be classified into three classes of directors, designated Class I, Class II and Class III, with each class to have a three-year term. Each class is to consist, as nearly as practicable, of one-third of the total number of directors then constituting the entire Board. The nominees for Class I director, if elected at the Annual Meeting, will serve a three-year term set to expire at the 2021 annual meeting of stockholders, subject to such director’s death, removal or resignation. The term of each Class II director will continue, subject to such director’s death, removal or resignation, until the 2019 annual meeting of stockholders, at which point each Class II director duly nominated and elected thereat will serve a three-year term. The term of each Class III director will continue, subject to such director’s death, removal or resignation, until the 2020 annual meeting of stockholders, at which point each Class III director duly nominated and elected thereat will serve a three-year term.

C&J ENERGY SERVICES, INC. 2018 PROXY STATEMENT 9

INFORMATION ABOUT OUR BOARD AND ITS COMMITTEES

Meeting of the Board and Committees

During 2017, the Board held 17 meetings and met in executive session on 11 of those occasions. Generally executive sessions are held without management present. Committee meetings were held in 2017 as follows:

Audit Committee	5
Compensation Committee	8
Nominating and Governance Committee	2

All members of the Board attended, on average, at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by each committee on which he served in 2017.

From time to time between meetings, Board and committee members confer with each other and with management and independent consultants regarding relevant issues, and representatives of management may meet with such consultants on behalf of the relevant committee.

Pursuant to our Corporate Governance Guidelines, directors are expected to attend meetings of the Board and of committees on which they serve and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. Directors are encouraged but not required to attend our annual stockholder meetings, and the Company will make all appropriate arrangements for directors who choose to attend. Due to the impact of our Chapter 11 Proceeding and the terms of our Restructuring Plan, we were not listed on a public exchange at emergence and did not re-list on the NYSE until April 2017. Accordingly, we did not hold an annual stockholders meeting in 2017.

Board Governance

We are committed to adhering to sound principles of corporate governance. Our Board has adopted Corporate Governance Guidelines and charters for the standing committees, which together with the Company’s certificate of incorporation and bylaws form the framework for the governance of the Company and promote the effective functioning of the Board, its committees and the Company. The Nominating and Governance Committee periodically, and at least annually, reviews our Corporate Governance Guidelines and leads the committees in review of their respective charters to ensure that they reflect the Board’s corporate governance objectives and commitments. Any proposed modifications to the Corporate Governance Guidelines are presented to the Board for its approval.

A discussion of certain key matters governed by the Corporate Governance Guidelines follows immediately below, and summaries of each committee charter are set forth under “—Committees of Our Board.” The Corporate Governance Guidelines and committee charters are available on our website at http://www.cjenergy.com/about-us/corporate-governance/ under “Corporate Governance.” Stockholders may also obtain printed copies of these documents, free of charge, by sending a written request to C&J Energy Services, Inc. at 3990 Rogerdale Rd. Houston, Texas 77042, Attn: Corporate Secretary or by emailing Investors@cjenergy.com.

Director Independence

As a publicly traded company listed on the NYSE, we are required to comply with the rules of the NYSE as well as the rules and regulations of the SEC, including Sarbanes-Oxley. The NYSE regulations require listed companies to have a board of directors with at least a majority of independent directors, as that term is defined by the applicable rules and regulations of the NYSE and SEC. Additionally, each of the Audit Committee, Compensation Committee and Nominating and Governance Committee is required to be comprised solely of independent directors, with heightened standards applicable to Audit Committee and Compensation Committee members.

Each year, our Nominating and Governance Committee reviews the relationships between the Company and each director and will report the results of its review to the Board. To be considered “independent,” a director must be determined by the Board, at the recommendation of the Nominating and Governance Committee and after due deliberation, to have no material relationship with the Company other than as a director. Rather than adopting categorical standards, the Nominating and Governance Committee and the Board assess the relationships and other facts and circumstances relevant to director independence on a case-by-case basis, in each case consistent with the applicable rules and regulations of the SEC and the NYSE.

After reviewing all relationships each director has with the Company, including the nature and extent of any business relationships between the Company and such person, and based on the review and recommendation of the Nominating and Governance Committee, the Board has affirmatively determined that each of Messrs. Murray, Brightman, Kennedy, Mueller, Roemer and Zawadzki has no material relationships with the Company and, is “independent” under the applicable rules and regulations of the SEC and the NYSE. In addition to the Board-level standards for director independence, each member of the Audit Committee meets the heightened independence standards required for audit committee members under the NYSE and SEC rules, and each member of the Compensation Committee meets the heightened independence standards for compensation committee members under the NYSE rules.

10 C&J ENERGY SERVICES, INC. 2018 PROXY STATEMENT

INFORMATION ABOUT OUR BOARD AND ITS COMMITTEES

The Board’s independence determinations included a review of the transactions that occurred since the beginning of 2017 with entities associated with our directors or members of their immediate family. In making its independence determinations, the Board considered that Mr. Zawadzki is a senior employee of GSO Capital Partners LP (together with its affiliates and related funds, “GSO”), a significant stockholder of the Company, and that he was initially designated for nomination to the Board by GSO pursuant to the Stockholders Agreement entered into upon our emergence from the Chapter 11 Proceeding in accordance with the Restructuring Plan. The Stockholders Agreement was terminated pursuant to its terms on April 12, 2017. Please see “Transactions with Related Persons—Related Persons Transactions—Transactions Related to the Chapter 11 Proceeding—Stockholders Agreement” for additional information relating to the Stockholders Agreement. Mr. Gawick, our President and Chief Executive Officer, is not considered to be “independent” due to his employment with the Company; none of our other directors have ever been employed by us.

Director Nominees and Board Membership Criteria

We believe that our directors should be persons of integrity, be able to exercise sound, mature and independent business judgment in the best interests of our stockholders as a whole, be recognized leaders in business or professional activity, have skills, backgrounds, experience and perspectives that complement those of other Board members and as a whole align with the Company’s needs, be able to actively participate in Board and committee meetings and related activities, be able to work professionally and effectively with other Board members and our management, be available to remain on the Board long enough to make an effective contribution, and have no material relationships with competitors, customers or other third parties that could present realistic possibilities of conflict of interest or legal issues.

Our Board believes that a diverse mix of skills, backgrounds, experiences and perspectives enhances the quality of our Board’s deliberations, decision-making and overall effectiveness, and best positions the Company for long-term success. As the Company grows and our strategy evolves, so do the expertise and experiences that the Board seeks.

The Nominating and Governance Committee is responsible for recommending to the Board the director nominees for election to the Board by our stockholders. On an annual basis, the Nominating and Governance Committee reviews each incumbent director’s continued service on the Board, including the qualifications and characteristics required of directors in the context of the current composition of the Board and our long-term strategy and future needs as well as current business environment with the goal of creating a complementary balance of skills, backgrounds, experiences and perspectives aligned with the long-term interest of stockholders. The Nominating and Governance Committee is also responsible for, as needed, identifying, investigating and recommending individuals qualified to serve on our Board.

In evaluating potential Board candidates, led by the Nominating and Governance Committee, our Board considers diversity in its broadest sense, including, among other things, diversity of skills, background, perspective, personal and professional experiences, geography, gender, race and ethnicity, against the existing skill-set and expertise of our Board and in the context of the immediate and future needs of our Company. We believe that this process has resulted in a Board that is comprised of highly qualified directors that reflect the right balance of diverse perspective, strategic skill sets, and relevant knowledge and experience. We discuss each of our continuing directors’ and director nominees’ qualifications and other characteristics under the heading “Proposals to be Voted on by Stockholders—Proposal 1—Election of Directors—Director Biographies.”

The Nominating and Governance Committee considers the effectiveness of its approach to Board composition, diversity and skills criteria for Board service, and refreshment in connection with the annual performance evaluation of our Board, committees and individual directors. Part of this review focuses on whether and to what extent our Board includes an optimal mix of skills and characteristics that reflect an effective Board for C&J’s needs, strategy and business environment. We believe that the evaluation program has been designed such that any diversity-related deficiencies would be identified and addressed as part of the process.

Board Leadership Structure

The Board recognizes that one of its key responsibilities is to evaluate and determine an appropriate board leadership structure to provide for independent oversight of management. The Board believes that there is no single, generally accepted board leadership structure that is appropriate for all companies, and that the right structure may vary for a single company as circumstances change. As such, our independent directors, led by the Nominating and Governance Committee, consider the Board’s leadership structure at least annually, and may modify this structure from time to time to best address the Company’s unique circumstances and advance the best interests of all stockholders, as and when appropriate. The Board chairman, as well as an independent lead director to serve as chair in the event of the chairman’s absence, are selected annually by the independent directors.

The Board has determined that the roles of chairman and CEO should continue to remain separate, and that it is advisable and in the best interest of the Company to have an independent director serve as chairman. On December 14, 2017, it was determined that Mr. Murray should continue to serve as the chairman of the Board. The Board believes that this governance structure will allow Mr. Gawick to focus his time and energy on managing the Company and Mr. Murray to lead the Board in its fundamental role of providing guidance, advice and counsel regarding our business, operations and strategy, and that having a separate chairman will better

C&J ENERGY SERVICES, INC. 2018 PROXY STATEMENT 11

INFORMATION ABOUT OUR BOARD AND ITS COMMITTEES

position the Board in evaluating the performance of management and our overall corporate performance. The Board believes that Mr. Murray’s deep knowledge and understanding of our industry, along with his past experience as a board chairman and chief executive officer, puts him in the best position to lead our Board. It was also determined that Mr. Mueller, as chair of the Nominating and Governance Committee, should serve as lead director to act as Board chair in the event of Mr. Murray’s absence.

Annual Performance Evaluations, Review of Committee Charters

The Board, each committee and each director conducts a self-evaluation of its performance and effectiveness on an annual basis. The Nominating and Governance Committee leads and oversees this self-evaluation process. As part of the evaluation, the Nominating and Governance Committee will request that the chairman of each committee report to the full Board about the committee’s annual evaluation of its performance and evaluation of its charter.

Executive Sessions

To facilitate candid discussion among the directors, our non-employee directors regularly meet in executive session. Executive sessions are consistently held in conjunction with regular Board and/or committee meetings. The chairman of the Board or of the respective committee presides at each executive session in conjunction with Board and/or committee meetings.

Board Tenure

Our Board evaluates its composition holistically, in the context of our long-term strategy, future needs and current business environment, among other considerations. The Board does not believe it is in the best interest of the Company and its stockholders to establish limits on director service. As an alternative to term limits or mandatory retirement requirements, the Nominating and Governance Committee will review each director’s continuation on the Board during the final year of such director’s term. This will allow each director the opportunity to confirm such person’s desire to continue as a member of the Board, and it allows the Board the opportunity to routinely assess the skills and characteristics required of directors in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders.

Board Access to Independent Advisors and C&J Employees

Our Board and each committee has the power to hire independent legal, financial or other experts and advisors as it may deem necessary, without consulting or obtaining approval of any executive officer of the Company in advance.

Directors have full and free access to officers and employees of the Company, and they are encouraged and provided opportunities to talk directly to any officer or employee regarding any questions or concerns the director may have.

Management Performance Evaluation and Succession Planning

Each year, the Nominating and Governance Committee will lead the Board in the annual performance review of our CEO. The Nominating and Governance Committee may also review the performance of the other members of our senior management as deemed appropriate, including in connection with the Company’s succession planning or review of executive compensation.

The Nominating and Governance Committee will meet annually on succession planning for our CEO, as well as for the other members of our senior management in consultation with our CEO, and succession planning of our senior accounting and financial personnel in consultation with the Audit Committee, so that qualified candidates are available for all senior-level positions, including in emergency situations, and so that development plans are being utilized to strengthen the skills and qualifications of candidates.

Stock Ownership Guidelines

The Board expects all directors and executive officers to display confidence in the Company by requiring directors and officers to hold a significant amount of our common stock. The Board has established meaningful stock ownership guidelines for all non-employee directors and executive officers. The Compensation Committee periodically assesses these guidelines and our directors’ and executive officers’ stock ownership relative to the guidelines, and makes recommendations as appropriate. For a description of the stock ownership guidelines applicable to our non-employee directors and executive officers, please see “Compensation Discussion and Analysis—Stock Ownership Guidelines.”

Director Orientation and Continuing Education

The Nominating and Governance Committee is responsible for developing and annually evaluating orientation and continuing education programs for directors, and for making appropriate recommendations to the Board.

12 C&J ENERGY SERVICES, INC. 2018 PROXY STATEMENT

INFORMATION ABOUT OUR BOARD AND ITS COMMITTEES

Service on Other Boards

Our directors are expected to limit their other board memberships to a number which permits them, given their individual circumstances, to responsibly perform all of their director duties. No director may serve on the board of directors of more than three other public companies, unless the Board approves an exception. None of our directors currently serve on the board of directors of more than three other public companies.

The Board’s Role in Risk Oversight

The Board believes that risk management is an integral part of setting and implementing our strategic plan, which includes, among other things, identifying and assessing the major risks and opportunities facing the Company. It is management’s responsibility to manage the Company’s risk exposure and potential impact of the many risks that are associated with our business and a primary function of our Board is to assist and oversee management in this effort. The Board, as a whole and also at the committee level, shares this oversight responsibility. The Board’s committees assist the Board in fulfilling its oversight responsibilities with respect to risks within its areas of responsibilities, as further discussed below. We believe the Board’s role in risk oversight is consistent with the Company’s leadership structure (as discussed under the heading “—Board Leadership Structure”), with our CEO and other members of senior management having direct responsibility for risk management, and the remaining directors involved in providing oversight of management’s efforts to reduce, mitigate or eliminate the risks that we face.

The primary means by which the Board and its designated committees oversee our risk management structure and policies is through their regular communications with management, specifically including our General Counsel, and our internal audit department. In connection with our quarterly Board meetings, the full Board (or the appropriate committee in the case of risks that are under the purview of a particular committee) receives regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic risks. The Chairman of each of the committees will discuss and review significant matters with management outside of the quarterly Board meetings as needed. When a committee receives a separate report or the Chairman has separate discussions, the committee Chairman may discuss that report with the full Board.

As part of its charter, the Audit Committee is responsible for reviewing and discussing our policies with respect to risk assessment and risk management generally, and also specifically with respect to financial reporting, internal controls and accounting matters, legal, tax and regulatory compliance and the internal audit function. The Audit Committee is responsible for ensuring that an effective risk assessment process is in place, and quarterly reports are made to the Audit Committee on material risks facing the Company. Upon request, both the full Board and Audit Committee may receive reports from those executive officers who are deemed responsible for particular risks due to being in a position that makes them most likely to be able to impact the effects of such risks. The Audit Committee also oversees our internal audit department, which is responsible for monitoring the Company’s adherence to our significant corporate policies and internal controls.

Our Compensation Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation and health and welfare benefits policies and programs.

Our Nominating and Governance Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risks associated with corporate governance, Board organization, membership and structure and succession planning for our Chief Executive Officer and other members of senior management.

The Board and management are committed to reviewing how the Company’s performance, opportunities and strategy are influenced by, and influence, the climate. This review, which is part of the Company’s general risk management process, includes an evaluation of the Company’s material climate-related risks; all material risks identified in the risk management process are assessed by management and reported to the Board.

Committees of the Board

As noted above, our Board has three standing committees: Audit Committee, Compensation Committee and Nominating and Governance Committee. Each committee has a charter, which is available on our website at http://www.cjenergy.com/about-us/corporate-governance/ under “Corporate Governance.” Stockholders may obtain printed copies of any charter, free of charge, by sending a written request to C&J Energy Services, Inc. at 3990 Rogerdale Rd. Houston, Texas 77042, Attn: Corporate Secretary, or by emailing Investors@cjenergy.com.

C&J ENERGY SERVICES, INC. 2018 PROXY STATEMENT 13

INFORMATION ABOUT OUR BOARD AND ITS COMMITTEES

A description of each committee, its function and charter, are provided below:

Audit Committee

Our Audit Committee is responsible for the oversight of risks relating to financial reporting, internal controls and accounting matters, as well as legal, tax and regulatory compliance, and our internal audit systems. Pursuant to its charter, the purposes of the Audit Committee are to:

•	Oversee the quality, integrity and reliability of our financial statements, our accounting and financial reporting processes and our financial statement audits;

•	Oversee the effectiveness of our systems of disclosure controls and procedures and internal controls over financial reporting;

•	Encourage continuous improvement and foster adherence to our policies, procedures and practices at all levels;

•	Oversee the effectiveness and performance of our external audit function, including the qualifications, independence and performance of the independent registered public accounting firm engaged for the purposes of preparing or issuing an audit report or performing other audit, review or attest services;

•	Oversee the effectiveness and performance of our internal audit function;

•	Oversee our policies with respect to risk assessment and risk management;

•	Oversee our compliance with legal and regulatory requirements, as well as our ethical standards and significant corporate policies, procedures and practices, including through the establishment of reporting procedures;

•	Provide for and foster open communication between and among itself, our independent registered public accounting firm, financial and senior management, the internal audit department and our Board, always emphasizing that the independent registered public accounting firm is accountable to the Audit Committee;

•	Annually prepare an “Audit Committee Report” for inclusion in the proxy statement for each annual meeting of stockholders, in accordance with applicable rules and regulations; and

•	Perform such other functions as our Board may assign to our Audit Committee from time to time.

In connection with these purposes and to satisfy its oversight responsibilities, our Audit Committee annually selects, engages and evaluates the performance and ongoing qualifications of, and determines the compensation for, our independent registered public accounting firm, reviews our annual and quarterly financial statements, and confirms the independence of our independent registered public accounting firm. Our Audit Committee meets regularly with our management, internal auditors and our independent registered public accounting firm regarding the adequacy of our financial controls and our compliance with legal, tax and regulatory matters and our significant corporate policies. Our Audit Committee separately meets regularly with our independent registered public accounting firm, internal auditors, Chief Financial Officer and Chief Accounting Officer and other members of senior management. Our Audit Committee Chairman routinely meets between formal committee meetings with our Chief Financial Officer and Chief Accounting Officer, internal auditors and our independent registered public accounting firm. Our Audit Committee also receives regular reports regarding issues such as the status and findings of audits being conducted by the internal and independent auditors, accounting changes that could affect our financial statements and proposed audit adjustments.

While our Audit Committee has the responsibilities and powers set forth in its charter, it is not the duty of our Audit Committee to plan or conduct audits, to determine that our financial statements are complete and accurate or to determine that such statements are in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and other applicable rules and regulations. Our management is responsible for the preparation of our financial statements in accordance with U.S. GAAP and our internal controls. Our independent registered public accounting firm is responsible for the audit work on our financial statements. It is also not the duty of our Audit Committee to conduct investigations or to assure compliance with laws and regulations and our corporate policies and procedures. Our management is responsible for compliance with applicable laws and regulations, as well as compliance with our policies and procedures.

The current members of the Audit Committee are Messrs. Roemer (Chairman), Kennedy and Mueller. Our Board has determined that all members of our Audit Committee are independent as that term is defined by the listing requirements of the NYSE and by Rule 10A-3 promulgated under the Exchange Act. Additionally, our Board has determined that each member of the Audit Committee is financially literate, and that Mr. Roemer has the necessary accounting and financial expertise to serve as chairman. Our Board has also determined that Messrs. Roemer and Mr. Kennedy’s are each an “audit committee financial expert” following a determination that each met the criteria for such designation under the rules and regulations of the SEC. For information regarding Messrs. Roemer’ and Kennedy’s business experience please read “Proposals to be Voted on by Stockholders—Proposal 1—Election of Directors—Director Biographies.”

The Audit Committee held five meetings during 2017.

14 C&J ENERGY SERVICES, INC. 2018 PROXY STATEMENT

INFORMATION ABOUT OUR BOARD AND ITS COMMITTEES

Compensation Committee

Our Compensation Committee is responsible for the oversight of risks relating to the compensation of our executive officers and directors, as well as our compensation and benefit plans, policies and programs. Pursuant to its charter, the purposes of the Compensation Committee are to:

•	Assist the Board in discharging its responsibilities relating to the compensation of our Chief Executive Officer and other executive officers, including with respect to the review, evaluation and approval of compensation agreements, plans, policies and programs as they affect our executive officers;

•	Assist the Board in establishing the appropriate incentive compensation and equity-based plans, and to administer such plans;

•	Assist the Board in fulfilling its oversight responsibilities of risks relating to our overall compensation and employee benefit plans, policies and programs as they affect all employees;

•	Assist the Board in discharging its responsibilities relating to the compensation of our directors;

•	Review and discuss with management the “Compensation Discussion and Analysis” disclosures proposed to be included in our proxy statement for each annual meeting of stockholders or our annual report on Form 10-K, as applicable, and determine whether to recommend to our Board that the proposed Compensation Discussion and Analysis disclosure be included in the proxy statement or annual report, in accordance with applicable rules and regulations;

•	Annually prepare a “Compensation Committee Report” for inclusion in the proxy statement for each annual meeting of stockholders or annual report on Form 10-K, as applicable, in accordance with applicable rules and regulations of the SEC; and

•	Perform such other functions as our Board may assign to our Compensation Committee from time to time.

In connection with these purposes, our Board has delegated to the Compensation Committee the overall responsibility for establishing, implementing and monitoring compensation for our executive officers. Together with management (with the exception of compensation matters related to our CEO), and any counsel or other advisors it deems appropriate, the Compensation Committee reviews and discusses each particular executive compensation matter presented and makes a final determination. For example, the Compensation Committee reviews and approves the compensation of our executive officers and makes appropriate adjustments based on Company performance, achievement of predetermined goals and changes in an executive officer’s duties and responsibilities. Additionally, following each stockholder meeting at which “say-on-pay” resolutions are proposed for a stockholder advisory vote, the Compensation Committee will review the results of the stockholder advisory vote, and consider whether to make any adjustments to our executive compensation policies and practices. The Compensation Committee is also responsible for approving all employment agreements related to our executive officers.

In addition, our Board has delegated to the Compensation Committee the responsibility for establishing, implementing and monitoring the compensation for our directors. Our Compensation Committee establishes reviews and approves the compensation of our directors and makes appropriate adjustments based on their performance, duties and responsibilities and competitive environment. Our Compensation Committee’s primary objectives in establishing and implementing director compensation are to:

•	Ensure the ability to attract, motivate and retain the talent necessary to provide qualified Board leadership; and

•	Use the appropriate mix of long-term and short-term compensation to ensure high Board and/or committee performance.

The Compensation Committee has the authority to delegate to its chairperson, any one of its members or any subcommittee it may form, the responsibility and authority for any particular matter, as it deems appropriate from time to time under the circumstances.

Under its charter, our Compensation Committee has the authority to select, retain, approve the fees and other retention terms of, and terminate the services of an independent compensation consultant or other experts to assist the Compensation Committee in fulfilling its responsibilities, including the evaluation of the compensation of our executive officers and directors.

The current members of the Compensation Committee are Messrs. Kennedy (Chairman), Brightman, Mueller, Roemer and Zawadzki, each of whom our Board has determined to be independent and eligible for service on the Compensation Committee under the rules and regulations of the SEC and the NYSE.

The Compensation Committee held eight meetings during 2017.

Nominating and Governance Committee

Our Nominating and Corporate Governance Committee is responsible for the oversight of risks relating to corporate governance, Board organization, membership and structure, and succession planning for our senior management team, including our Chief Executive Officer. Pursuant to its charter, the purposes of our Nominating and Governance Committee are to:

•	Advise our Board and make recommendations regarding appropriate corporate governance practices and assist our Board in implementing those practices;

C&J ENERGY SERVICES, INC. 2018 PROXY STATEMENT 15

INFORMATION ABOUT OUR BOARD AND ITS COMMITTEES

•	Assist our Board by identifying individuals qualified to become members of our Board, consistent with criteria approved by the Board, and recommending director nominees for election to the Board at each annual meeting of stockholders or for appointment to fill vacancies on the Board;

•	Advise our Board and make recommendations regarding the appropriate composition of our Board and its committees;

•	Lead our Board in its annual performance evaluation of the Board, its committees and the directors, as required and determined appropriate, and of our Chief Executive Officer and senior executive officers, as required and determined appropriate;

•	Direct all matters relating to succession planning for our Chief Executive Officer, as well as succession planning for the other members of senior management in consultation with our Chief Executive Officer and succession planning of our accounting and financial personnel in consultation with the Audit Committee; and

•	Perform such other functions as our Board may assign to our Nominating and Governance Committee from time to time.

In connection with these purposes, our Nominating and Governance Committee evaluates potential new members of our Board, actively monitors and advises the Board about appropriate corporate governance practices, evaluates director independence under the applicable standards, and identifies the qualities and characteristics necessary for an effective Chief Executive Officer.

Our Nominating and Governance Committee is responsible for developing and recommending to the Board appropriate criteria for selecting new directors and actively seeking out candidates for recommendation to our Board. In considering candidates for our Board, our Nominating and Governance Committee considers the entirety of each candidate’s credentials. There is currently no set of specific minimum qualifications that must be met by a nominee recommended by our Nominating and Governance Committee, as different factors may assume greater or lesser significance at particular times. Furthermore, the needs of our Board may vary in light of its composition, and our Nominating and Governance Committee’s perceptions about future issues and needs. However, while the Board does not maintain a formal list of qualifications, in making its evaluation and recommendation of candidates, our Nominating and Governance Committee may consider, among other factors, diversity, age, skill, experience in the context of the needs of our Board, independence qualifications and whether a prospective nominee has relevant business and financial experience, industry or other specialized expertise and a high moral character.

Our Nominating and Governance Committee may consider candidates for our Board from any reasonable source, including from a search firm engaged by our Nominating and Governance Committee or stockholder recommendations. Our Nominating and Governance Committee does not typically alter the manner in which it evaluates candidates based on whether the candidate is recommended by a stockholder. In evaluating a candidate’s relevant experience, our Nominating and Governance Committee considers previous experience as a member of our Board.

The current members of the Nominating and Governance Committee are Messrs. Mueller (Chairman), Brightman, Kennedy, Roemer and Zawadzki, each of whom our Board has determined to be independent under the rules and regulations of the SEC and the NYSE.

The Nominating and Governance Committee held two meetings during 2017.

Communications with the Board

Our Board welcomes communications from our stockholders and other interested parties. The Board has established a process for all interested parties to send communications, other than sales-related communications, to one or more of its members, including to the independent or non-management directors as a group. Interested parties may contact the Board, any Board committee, or any Board member (including the Chairman of the Board), by writing to them at the following address:

C&J Energy Services, Inc.

3990 Rogerdale Rd.

Houston, Texas 77042

Attn: General Counsel and Corporate Secretary

The envelope containing each communication should be clearly marked as “Board of Director Communication” and clearly identify the intended recipient(s) of the communication so that the communication can be forwarded to the specified parties.

Our General Counsel will review and forward, as expeditiously as reasonably practicable, each communication received to the addressees if the communication falls within the scope of matters generally considered by our Board.

16 C&J ENERGY SERVICES, INC. 2018 PROXY STATEMENT

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2017, no person who served as a member of the Compensation Committee served as an officer or employee of the Company, nor did any person who served as a member of the Compensation Committee have any relationship with the Company requiring disclosure herein as required by Item 404 of Regulation S-K. Additionally, none of our executive officers (including any person who served as an executive officer at any point in 2017) has served as a director or member of a compensation committee (or other committee performing similar functions) of any other entity of which an executive officer served on our Board or our Compensation Committee.

C&J ENERGY SERVICES, INC. 2018 PROXY STATEMENT 17

TRANSACTIONS WITH RELATED PERSONS

TRANSACTIONS WITH RELATED PERSONS

Policies and Procedures for Identifying, Assessing and Approving Related Persons Transactions

The Board has adopted a Related Persons Transactions Policy (the “Related Persons Transactions Policy”), which provides guidelines for the review and approval of transactions or arrangements involving the Company, on one side, and, on the other side, and any of our directors (or nominees for director), executive officers, stockholders owning more than 5% of the Company, and/or any immediate family members of any of the foregoing (each, a “Related Person”). As a general matter, we discourage such “Related Persons Transactions” because they may present potential or actual conflicts of interest and create the appearance that decisions are based on considerations other than the best interest of the Company and its stockholders. We will only enter into or ratify Related Persons Transactions when the Audit Committee or the Board, as applicable, determines such transactions are in our best interests and the best interests of our stockholders.

To assist us in complying with SEC disclosure obligations, the Related Persons Transactions Policy specifically covers any transaction (i) in which the aggregate amount involved exceeds or may be expected to exceed $120,000 in any calendar year, (ii) the Company is or will be a participant, and (iii) any Related Person has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). Any Related Persons Transactions are also subject to our Code of Conduct, which restricts our people from engaging in any business or conduct or entering into any agreement or arrangement that would give rise to an actual or potential conflict of interest. Under our Code of Conduct, conflicts of interest occur, among other scenarios, when private or family interests interfere, or appear to interfere, in any way with C&J’s interests.

Under the terms of our Code of Conduct, our General Counsel is primarily responsible for developing and implementing procedures and controls for the identification, review and pre-approval of any proposed transaction or arrangement that may constitute a potential conflict of interest, including with respect to Related Persons Transactions. Our General Counsel is required to report to the Board any actual or potential conflict of interest involving a Related Person, and the Board will determine whether a conflict of interest exists and whether it is appropriate to approve or disapprove such transaction. Board approval is required prior to the consummation of any proposed transaction or arrangement that involves a Related Person. Any director who has an interest in the transaction will be recused from the review and approval process.

Pursuant to our Related Persons Transactions Policy, the Audit Committee is required to review the material facts and either approve or disapprove, those Related Persons Transactions, in which (1) the aggregate amount involved exceeds, or is expected to exceed, $120,000 in any calendar year and (2) any Related Person has or will have a direct or indirect interest (other than solely as a result of being a director of, or holding less than a 10% beneficial ownership interest in, another entity).

In determining whether to approve a Related Persons Transaction, the Audit Committee or the Board, as applicable, will take into account, among other factors it deems appropriate with respect to the particular transaction:

•	The nature and extent of the Related Person’s interest in the transaction;

•	The material terms of the transaction, including, without limitation, the amount and type of transaction;

•	Whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances;

•	Whether there are alternative sources for the subject matter of the transaction;

•	The importance of the transaction to the Related Person;

•	The importance of the transaction to us; and

•	Whether the transaction would impair the judgment of a director or executive officer to act in the best interest of our Company.

If the Related Persons Transaction is approved and entered into, on at least an annual basis thereafter, the Audit Committee is required to review, assess and, as appropriate, ratify any ongoing transaction, arrangement or relationship with the Related Person to confirm that such transaction, arrangement or relationship remains appropriate. Any member of the Audit Committee who is a Related Person with respect to the transaction will be recused from the review and approval process.

We annually distribute a questionnaire to our executive officers and directors requesting certain information regarding, among other things, their immediate family members, employment and beneficial ownership interests. This information is then reviewed for any potential conflicts of interest or disclosable transaction or arrangement under the Code of Conduct and Related Persons Transaction Policy. At the completion of the annual audit, our Audit Committee and our independent registered public accounting firm review with our General Counsel, any identified transactions with Related Persons and potential conflicts of interest. Additionally, the Nominating and Governance Committee and the Board review any transactions or arrangements involving non-employee directors as part of the annual independence determination.

18 C&J ENERGY SERVICES, INC. 2018 PROXY STATEMENT

TRANSACTIONS WITH RELATED PERSONS

Reported Related Persons Transactions

The below Related Persons Transactions relate to matters that occurred prior to the Chapter 11 Proceeding or that were entered into in connection with the Chapter 11 Proceeding under the terms of the Restructuring Plan. Other than those transactions entered into effective upon our emergence from the Chapter 11 Proceeding, there were no Related Persons Transactions entered into during 2017 or in 2018 to date.

Transactions Related to the Nabors Merger

Following the closing of the Nabors Merger in March 2015, Nabors was considered a “related person” of the Company for purposes of Item 404 of Regulation S-K due to Nabors’s ownership of approximately 52% of the Company’s common shares, although those shares were canceled in the Chapter 11 Proceeding and Nabors ceased to be a stockholder as of January 6, 2017 effective upon our emergence from the Chapter 11 Proceeding. Nabors’ Chief Financial Officer, William Restrepo, also served on our Board from the closing of the Nabors Merger in March 2015 through January 6, 2017.

In addition to being a significant stockholder, Nabors was one of our largest unsecured creditors in the Chapter 11 Proceeding. As such, in the course of the Chapter 11 Proceeding, we negotiated certain settlements and other arrangements with respect to Nabors’ claims and interests.

Since the closing of the Nabors Merger and continuing through December 31, 2017, we leased certain properties from Nabors, and Nabors leased certain properties from us. For the year ended December 31, 2017, amounts payable to Nabors at December 31, 2017 were approximately $0.9 million under these leases.

Transactions Related to the Chapter 11 Proceeding

Rights Offering, Backstop Commitment Agreement

On December 6, 2016, we entered into a Backstop Commitment Agreement (the “Backstop Commitment Agreement”) with the parties thereto (collectively, the “Backstop Parties”), which included certain of our then significant stockholders, pursuant to which the Backstop Parties agreed to backstop a $200 million cash investment in the Company pursuant to the Rights Offering conducted in accordance with the Restructuring Plan.

In accordance with the Restructuring Plan, the Backstop Commitment Agreement and the Rights Offering procedures, we offered eligible creditors, including the Backstop Parties, the right to purchase common stock upon our emergence from the Chapter 11 Proceeding for an aggregate purchase price of $200 million.

The Rights Offering, which commenced on November 15, 2016 and ended on December 9, 2016, provided holders of eligible secured claims under our prior credit agreement as of the record date set therefor to be granted rights entitling each such holder to subscribe to purchase an amount of common stock (the “Rights Offering Shares”), up to such holders’ respective pro rata share of such eligible secured claims. The Rights Offerings Shares, collectively, reflected an aggregate purchase price of $200 million at the per share price of $13.58.

Under the Backstop Commitment Agreement, the Backstop Parties agreed to purchase, severally and not jointly, the Rights Offering Shares that were not duly subscribed to by parties other than Backstop Parties pursuant to the Rights Offering at the same per share price as the Rights Offering (the “Backstop Commitment”).

We paid the Backstop Parties on the Plan Effective Date a put option premium equal to 5% of the $200 million committed amount as the Put Option Premium in the form of common stock at the same per share price offered in the Rights Offering. All amounts paid to the Backstop Parties in their capacities as such for the Put Option Premium were paid pro rata based on the amount of their respective Backstop Commitments on the Closing Date (as compared to the aggregate Backstop Commitment of all Backstop Parties).

As a condition to the closing of the transactions contemplated by the Backstop Commitment Agreement, we entered into the Registration Rights Agreement with the Backstop Parties entitling such Backstop Parties to request that the Company register their securities for sale under the Securities Act at various times and upon the terms and conditions set forth in the Registration Rights Agreement.

Registration Rights Agreement

We are party to a Registration Rights Agreement (the “Registration Rights Agreement”) with the Backstop Parties, which included certain of our then significant stockholders. The Registration Rights Agreement required us to file a shelf registration statement within 10 calendar days after the date that we filed our Annual Report on Form 10-K for the year ended December 31, 2016 or the latest date we would be required to file a Form 10-K specified in the SEC’s rules and regulations applicable to non-accelerated filers. The Registration Rights Agreement also provides the registration rights holders the ability to demand registrations or underwritten shelf takedowns subject to certain requirements and exceptions.

C&J ENERGY SERVICES, INC. 2018 PROXY STATEMENT 19

TRANSACTIONS WITH RELATED PERSONS

In addition, if we propose to register shares of our common stock in certain circumstances, the registration rights holders will have certain “piggyback” registration rights, subject to restrictions set forth in the Registration Rights Agreement, to include their shares of common stock in the registration statement.

Stockholders Agreement

We were party to a Stockholders Agreement (the “Stockholders Agreement”) with certain funds affiliated with and/or managed by each of GSO, Solus Alternative Asset Management LP (together with its affiliates and related funds, “Solus”) and BlueMountain Capital Management, LLC (together with its affiliates and related funds and Solus, each a “Holder,” and collectively, the “Holders”).

The Stockholders Agreement provided that the Board would consist of seven directors and granted rights to designate nominees to serve as directors to GSO and Solus as follows: (a) GSO could designate up to three directors for nomination to the Board and (b) Solus could designate up to two directors for nomination to the Board and could also designate one non-voting observer to the Board. In addition, the Board or a nominating committee thereof could designate our CEO and one other director for nomination to the Board. Mr. Zawadzki, a director nominee, is employed by GSO, which is a significant stockholder of the Company, and was initially designated for nomination to the Board by GSO pursuant to the Stockholders Agreement.

Certain significant actions by us required the consent of one or more of the Holders. These actions included, but were not limited to, the issuance of equity securities of the Company representing more than 10% of the shares of common stock issued pursuant to the Restructuring Plan (excluding shares of common stock issued pursuant to New Warrants (as defined in the Stockholders Agreement), the incurrence of indebtedness in excess of $100 million in the aggregate, the consummation of acquisitions greater than $100 million and any voluntary registration of our common stock under Section 12 of the Exchange Act. Under the Stockholders Agreement, the Holders were entitled to certain preemptive rights upon the issuance of certain types of equity or debt securities by the Company.

The Stockholders Agreement was terminated pursuant to its terms on April 12, 2017.

20 C&J ENERGY SERVICES, INC. 2018 PROXY STATEMENT

SHARE OWNERSHIP INFORMATION

SHARE OWNERSHIP INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act (“Section 16(a)”) requires our executive officers and directors, and any persons who own more than ten percent of a registered class of the Company’s equity securities (the “Section 16 Reporting Persons”), to file with the SEC reports of ownership of the Company’s equity securities and changes in reported ownership. The Section 16 Reporting Persons are required by SEC rules to furnish us with copies of all Section 16(a) reports that they file.

Based solely on a review of the reports furnished to the Company by, or written representations from, the Section 16 Reporting Persons that all reportable transactions were reported, we believe that during the fiscal year ended December 31, 2017, the Section 16 Reporting Persons timely filed all reports that such persons were required to file under Section 16(a) of the Exchange Act, however, noting the following:

Due to a clerical error, in her Form 4 filed December 18, 2017, the number of shares of common stock acquired by Danielle Hunter in connection with the 2017 LTI equity grant was underreported by 973 restricted shares, 405 performance shares, and 420 non-qualified stock options. A Form 4/A was filed on December 29, 2017 reporting the correct amounts.

Security Ownership of Certain Beneficial Owners and Management

The following table shows the number of shares of common stock beneficially owned as of April 4, 2018 (unless otherwise indicated) by (1) each person known by us to own beneficially more than 5% of our common stock; (2) each of our Named Executive Officers, (3) each of our directors and director nominees and (4) all of our current directors and executive officers as a group.

Name and Address of Beneficial Owner(1)	Aggregate Number of Shares Owned	Acquirable within 60 Days(3)	Percent of Class Outstanding(4)
Solus Alternative Asset Management(6)	6,690,558	—	9.8%
The Vanguard Group, Inc.(7)	4,752,941	—	7.0%
Blackrock, Inc.(8)	4,500,188	—	6.6%
Wells Fargo & Company(9)	4,121,462	—	6.0%
GSO Capital Solutions Fund II (Luxembourg) S.a.r.l.(2)(10)	4,020,635	—	5.9%
Donald Gawick(2)	227,849	56,445	*
E. Michael Hobbs(2)	88,400	23,040	*
Mark Cashiola(2)(5)	—	15,664	*
Michael Galvan(2)	12,062	2	*
Danielle Hunter(2)	55,340	14,727	*
Patrick Bixenman(2)	51,196	13,348	*
Edward Keppler(2)	33,055	7,392	*
Victor Joyce(2)	21,591	—	*
Sterling “Jack” Renshaw(2)	24,507	1	*
Timothy Wallace(2)	30,780	6,458	*
Patrick Murray(2)	9,225	—	*
Stuart Brightman(2)	6,431	—	*
John Kennedy(2)	7,025	—	*
Steven Mueller(2)	7,025	—	*
Michael Roemer(2)	7,224	—	*
Michael Zawadzki(11)	—	—	*
Executive Officers and Directors as Group (16 persons)	581,710	137,077	*

C&J ENERGY SERVICES, INC. 2018 PROXY STATEMENT 21

SHARE OWNERSHIP INFORMATION

*	Represents less than 1% of the outstanding common stock.

(1)	Except as otherwise indicated, the mailing address of each person or entity named in the table is C&J Energy Services, Inc., 3990 Rogerdale Rd., Houston, Texas 77042.

(2)	The number of shares beneficially owned by the named person includes (a) any shares of restricted stock, whether vested or unvested, held by such person, (b) any shares that could be purchased upon the exercise of options and/or warrants held by such person as of April 4, 2018, or within 60 days after April 4, 2018, and (c) the target number of shares underlying the outstanding performance shares held by such person as of April 4, 2018. Unless otherwise indicated, each named person has sole voting and investment power with respect to the shares beneficially owned by such person.

(3)	Reflects the number of shares that could be purchased upon the exercise of options and/or warrants held by the named person as of April 4, 2018 or within 60 days after April 4, 2018.

(4)	Based on 68,413,275 common shares issued and outstanding as of April 4, 2018.

(5)	Mark Cashiola, our former Chief Financial Officer, resigned from the Company effective as of March 20, 2018. Michael Galvan, our Senior Vice President and Chief Accounting Officer, assumed the additional role of Chief Financial Officer on an interim basis until a replacement is appointed.

(6)	Based on the Schedule 13G filed for the period ended December 31, 2017 and filed with the SEC on February 14, 2018, reflects shares of common stock directly held by certain funds and accounts (each, a “Solus Fund”) for which Solus Alternative Asset Management LP is the investment manager. Solus GP LLC is the general partner of Solus Alternative Asset Management LP, and Christopher Pucillo is the managing member of Solus GP LLC. Each of Solus Alternative Asset Management LP, Solus GP LLC and Christopher Pucillo have shared voting power and shared dispositive power with respect to the 6,690,558 shares of common stock held by each Solus Fund. Each of the foregoing entities and individuals disclaims beneficial ownership of the shares of common stock described in this paragraph. The mailing address of each of the entities and persons identified in this paragraph is c/o Solus Alternative Asset Management LP, 410 Park Avenue, 11th Floor, New York, New York 10022.

(7)	Based on the Schedule 13G filed for the period ended December 31, 2017 and filed with the SEC on February 12, 2018, reflects 4,752,941 shares of common stock beneficially owned by The Vanguard Group, Inc. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania, 19355.

(8)	Based on the Schedule 13G filed for the period ended December 31, 2017 and filed with the SEC on February 1, 2018, reflects 4,500,188 shares of common stock beneficially owned by BlackRock, Inc. The subsidiaries of Black Rock, Inc. that acquired shares reported by the BlackRock, Inc. are as follows: BlackRock International Limited; BlackRock Advisors, LLC; BlackRock Institutional Trust Company, National Association; BlackRock Asset Management Ireland Limited; BlackRock Financial Management, Inc.; BlackRock Japan Co., Ltd.; BlackRock Asset Management Schweiz AG; BlackRock Investment Management, LLC; BlackRock Investment Management (UK) Limited; BlackRock Asset Management Canada Limited; BlackRock (Luxembourg) S.A.; BlackRock Fund Advisors; and BlackRock Fund Managers Ltd. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York, 10055.

(9)	Based on the Schedule 13G filed for the period ended December 31, 2017 and filed with the SEC on January 30, 2018, reflects 4,121,462 shares of common stock beneficially owned by Wells Fargo & Company. The subsidiaries of Wells Fargo & Company that acquired the shares reported by Wells Fargo & Company are as follows: Wells Fargo Bank, National Association; Wells Capital Management Incorporated; Wells Fargo Funds Management, LLC; Analytic Investors, LLC; Wells Fargo Clearing Services, LLC; and Wells Fargo Advisors Financial Network, LLC. The address of Wells Fargo & Company is 420 Montgomery Street, San Francisco, CA 94163.

(10)	Based on the Schedule 13G filed for the period ended December 31, 2017 and filed with the SEC on February 14, 2018, reflects 4,020,635 shares of common stock directly held by GSO Capital Solutions Fund II (Luxembourg) S.a.r.l. (“GSO CSF II Lux”). The sole shareholder of GSO CSF II Lux is GSO Capital Solutions Fund II LP. The general partners of GSO Capital Solutions Fund II LP are GSO Capital Solutions Associates II (Delaware) LLC and GSO Capital Solutions Associates II (Cayman) Ltd. GSO Holdings I L.L.C. is the managing member of GSO Capital Solutions Associates II (Delaware) LLC and a shareholder of GSO Capital Solutions Associates II (Cayman) Ltd. Blackstone Holdings II L.P. is a managing member of GSO Holdings I L.L.C., an affiliate of GSO Capital Partners LP and The Blackstone Group L.P., with respect to securities beneficially owned by GSO Capital Solutions Associates II (Delaware) LLC. Blackstone Holdings I/II GP Inc. is the general partner of Blackstone Holdings II L.P. The Blackstone Group L.P. is the controlling shareholder of Blackstone Holdings I/II GP Inc. Blackstone Group Management L.L.C. is the general partner of The Blackstone Group L.P. Blackstone Group Management L.L.C. is wholly-owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. In addition, each of Bennett J. Goodman and J. Albert Smith III serves as an executive of GSO Holdings I L.L.C. and may be deemed to have shared voting power and/or investment power with respect to the securities held by GSO CSF II Lux. Each of the foregoing entities is reported as having sole voting power and sole dispositive power with respect to the reported securities, and each individual is reported as having shared voting power and shared dispositive power with respect to the reported securities, and each of the entities and individuals disclaims beneficial ownership of the shares held directly by GSO CSF II Lux (other than GSO CSF II Lux to the extent of its direct holdings). In the ordinary course of business, GSO Capital Partners LP and its affiliates, including Blackstone, manage, advise or sub-advise certain funds whose portfolio companies may have relationships with us. The address of GSO CSF II Lux is 345 Park Avenue, 31st Floor, New York, New York 10154.

(11)	Michael Zawadzki is an employee of GSO Capital Partners LP and/or one of its affiliates. Mr. Zawadzki disclaims beneficial ownership of our common stock held by GSO CSF II Lux.

22 C&J ENERGY SERVICES, INC. 2018 PROXY STATEMENT

EQUITY COMPENSATION PLAN INFORMATION

EQUITY COMPENSATION PLAN INFORMATION

Under the terms of the Restructuring Plan, 10% of the equity of our reorganized company was reserved for an omnibus management incentive plan to provide for the issuance of equity to our employees at the discretion of the Board. On January 12, 2017, the Board adopted the C&J Energy Services, Inc. 2017 Management Incentive Plan (the “MIP”), effective as of January 6, 2017, which provides that a maximum of 8,046,021 shares of our common stock may be issued or transferred pursuant to awards under the MIP. Persons eligible to receive awards under the MIP include our non-employee directors and our employees. As of April 4, 2018, 1,497,213 shares of our common stock have been issued or were subject to outstanding awards under the MIP and 6,031,137 shares remained available for future issuances of equity awards.

The following table sets forth certain information regarding the MIP as of December 31, 2017:

	COLUMN A	COLUMN B	COLUMN C
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (A)) (2)(3)
Equity compensation plans approved by security holders	—	$—	—
Equity compensation plans not approved by security holders	443,638	38.96	5,982,124

Total	443,638	$38.96	5,982,124

C&J ENERGY SERVICES, INC. 2018 PROXY STATEMENT 23

EXECUTIVE MANAGEMENT TEAM

EXECUTIVE MANAGEMENT TEAM

Our executive officers serve at the discretion of our Board. The following table sets forth certain information as of the date of this Proxy Statement regarding our executive officers:

Name	Age	Position
Donald Gawick	60	President and Chief Executive Officer and Director Class III
E. Michael Hobbs	55	Chief Operating Officer
Michael Galvan(1)	49	Senior Vice President and Chief Accounting Officer and Interim Chief Financial Officer
Danielle Hunter	35	Executive Vice President, General Counsel, Chief Risk and Compliance Officer and Corporate Secretary
Patrick Bixenman	57	Chief Administrative Officer and President, Research & Technology
Edward Keppler	53	President, Corporate Operational Development
Timothy Wallace	56	President, Completion Services
Sterling Renshaw	49	President, Well Support Services
Victor Joyce	68	President, Well Construction and Intervention Services

(1)	Mark Cashiola, our former Chief Financial Officer, resigned from the Company effective as of March 20, 2018. Michael Galvan, our Senior Vice President and Chief Accounting Officer, assumed the additional role of Chief Financial Officer on an interim basis until a replacement is appointed.

Donald Gawick	Mr. Gawick has served as a member of our Board since July 2016. He also currently serves as our President and Chief Executive Officer, a position he was appointed to in June 2016, having previously served as our Chief Operating Officer. Mr. Gawick was President and Chief Executive Officer of C&J’s wireline business, Casedhole Solutions, from March 2010 through June 2012, when C&J acquired Casedhole Solutions. Mr. Gawick continued in the role of President of Casedhole Solutions until his promotion to Chief Operating Officer in October 2012. Mr. Gawick started his oilfield career in 1979 with Schlumberger and between 1979 and March 2010, he held numerous management positions with Schlumberger, focusing on operations and marketing, including oversight of all of Schlumberger’s oilfield business segments. In addition, he has held senior leadership positions in oilfield services in sales and new technology development, service delivery and health-safety-environmental management, with assignments throughout the United States, as well as in Canada, Europe, Asia and Latin America. Mr. Gawick holds a Bachelor of Science degree in Electrical Engineering from the University of Manitoba.
E. Michael Hobbs	Mr. Hobbs serves as C&J’s Chief Operating Officer, a position he has held since August 2016. He previously served as President of C&J’s Well Services division since June 2015. Mike was Chief Operating Officer of the Company’s wireline division, Casedhole Solutions, at the time C&J acquired it in June 2012. Following C&J’s acquisition of Casedhole Solutions through October 2012, he served as Vice President—Operations for Casedhole Solutions. Mike first joined Casedhole Solutions in April 2010 as Vice President and General Manager for the Southern region, before being promoted to Chief Operating Officer in 2011. Mike is a 37-year veteran of the oilfield services industry, starting his career in 1980. He spent the early fourteen years of his career with Schlumberger, holding numerous operational and management positions in the Permian Basin. After leaving Schlumberger in 1997, Mr. Hobbs founded E.M. Hobbs, Inc. where he was influential in the development and implementation of many of the multi-stage completion procedures and techniques that are currently used today within the wireline service industry. Before leaving E.M. Hobbs, Inc. in 2004, Mike grew the company to 21 units in five locations in Texas and New Mexico. E.M. Hobbs is now known as E&P Wireline owned by Schlumberger.
Michael Galvan	Michael Galvan serves as C&J’s Interim Chief Financial Officer, a position he has held since March 2018, and as our Senior Vice President and Chief Accounting Officer, a position he has held since May 2017. He joined C&J in 2014, serving as Vice President of Technical Accounting, before being promoted to Senior Vice President—Chief Accounting Officer. He has almost 25 years of accounting and financial experience and, among other duties, is currently responsible for the Company’s finance and accounting functions. Prior to joining C&J, Mr. Galvan served as Senior Vice President and Chief Accounting Officer at Mattress Firm from December 2012 to May 2014, and as Vice President and Chief Accounting Officer at Main Street Capital Corporation from January 2008 to December 2012. Prior to 2008, he served in various accounting

24 C&J ENERGY SERVICES, INC. 2018 PROXY STATEMENT

EXECUTIVE OFFICERS

and financial capacities with increasing responsibility at numerous companies, including Direct Energy and Enron Corporation. Mr. Galvan started his career in 1994 with Arthur Anderson LLP in Houston, Texas, most recently having served as senior auditor. Mr. Galvan graduated with an MPA from the University of Texas in 1994.
Danielle Hunter	Ms. Hunter serves as C&J’s Executive Vice President, General Counsel and Chief Risk & Compliance Officer, a position she has held since June 2016. She also serves as the Company’s Corporate Secretary. Ms. Hunter joined C&J in June 2011 and previously served as the Company’s Vice President—Corporate & Compliance and Associate General Counsel. Prior to joining C&J, Ms. Hunter practiced corporate / transactional law at Vinson & Elkins L.L.P. from 2007 through 2011, representing public and private companies and investment banking firms in numerous capital markets offerings, and mergers and acquisitions, primarily in the oil and gas industry. She also counseled clients with respect to corporate governance, compliance, SEC disclosure / reporting, and general corporate matters. Ms. Hunter served as a judicial law clerk to the Honorable Judge Tucker Melancon, United States District Court—Western District of Louisiana, from 2006 to 2007. Ms. Hunter graduated magna cum laude and order of the coif with a J.D. from Tulane Law School in 2006.
Patrick Bixenman	Mr. Bixenman serves as C&J’s Chief Administrative Officer, a position he has held since August 2016. He also serves as President of C&J’s Research & Technology division, having joined C&J in October 2012 to build this division from the ground up. Through the Research & Technology division, C&J develops products and provides technical support to C&J’s legacy core service lines of hydraulic fracturing, coiled tubing and wireline services. Prior to joining C&J, Pat was employed by Schlumberger from 1985 through 2012, where he gained significant technology development and manufacturing experience in wireline logging, coiled tubing, completions tools, artificial lift, drill stem testing, and subsea intervention trees. While employed by Schlumberger, Mr. Bixenman held numerous key management positions, including Engineering Manager, Manufacturing Center Manager and Technology Center Manager. Mr. Bixenman graduated from Tennessee Technology University with a B.S. in Mechanical Engineering in 1983 and Rice University with a Masters in Mechanical Engineering in 1988.
Edward Keppler	Mr. Keppler serves as C&J’s President of Corporate Operational Development, a position he has held since October 2016. He is responsible for structural and tactical operational issues across all of C&J’s service lines to provide strategic direction and support through the development of standards, processes, and systems to increase efficiency and quality for C&J’s operations. Mr. Keppler previously served as President of the Company’s Drilling & Completion Services division. Prior to assuming the role of President—Drilling & Completion Services in March 2015, he served as the Company’s Senior Vice President—Corporate Oilfield Operations from July 2013. Mr. Keppler first joined C&J with the Company’s acquisition of its wireline business, Casedhole Solutions, in June 2012. He previously served as the President of Casedhole Solutions from October 2012 through July 2013, having joined Casedhole Solutions as its Vice President and General Manager for the North Region in May 2010. Prior to joining Casedhole Solutions, Mr. Keppler was employed by Schlumberger from 1991 through 2010, where he gained significant wireline experience in the North American market with extensive expertise in cased-hole operations, perforating, open-hole logging, and wellbore formation sampling. While employed by Schlumberger, Mr. Keppler held numerous key management positions, including wireline district manager in six different locations, regional operations manager for the state of Alaska, Engineering Sustaining Manager and Cased-Hole Service Delivery Manager for the U.S. Mr. Keppler’s last position before joining Casedhole Solutions was Global Wireline Technical Support Manager for Weatherford. Mr. Keppler graduated from New Mexico State University with a B.S. in Mechanical Engineering in 1990.
Victor Joyce	Mr. Joyce serves as President of C&J’s Well Construction and Intervention Services, a position he has held since December 2017. Mr. Joyce joined C&J in November 2015 and previously served as the Company’s Vice President and General Manager of Cementing Services. Mr. Joyce has over 42 years of oil field service experience. Mr. Joyce spent nearly 38 years at Schlumberger in numerous operational and management positions of increasing responsibility, most recently having served as Global Account Director from 2004 to April 2012. Mr. Joyce served as Chief Executive Officer of Allied Oil & Gas Services LLC, a cementing and acidizing services business, from April 2012 to April 2014. From April 2014 to October 2015, Mr. Joyce served as an Operating Partner with Intervale Capital, a private equity firm focused primarily on oilfield manufacturing and service companies. Mr. Joyce holds a B.S. in Mechanical Engineering from Kansas State University.

C&J ENERGY SERVICES, INC. 2018 PROXY STATEMENT 25

EXECUTIVE OFFICERS

Sterling Renshaw	Mr. Renshaw serves as President of C&J’s Well Support Services, a position he has held since August 2017. Mr. Renshaw joined C&J in March 2015 as Senior Vice President for Northwest Well Services when C&J combined with the completion and production services business of Nabors. Since then, Mr. Renshaw has served in various senior management roles with C&J, including Senior Vice President of California and the Rocky Mountains and most recently as Senior Vice President of Operations for C&J’s Well Support Services business. Mr. Renshaw first joined Pool, which was subsequently acquired by Nabors and then C&J, in 1988 and held numerous operational and management positions of increasing responsibility during his 28-year tenure. He was serving as Director of Nabors’ Well Services / Special Services division at the time that C&J acquired that business in March 2015.
Timothy Wallace	Mr. Wallace serves as President of C&J’s Completion Services, a position he has held since October 2016. Tim previously served as the Company’s Senior Vice President of Sales & Marketing for the Drilling & Completion Services division, a position he was appointed to in January 2016. Tim served as C&J’s Senior Vice President-Casedhole Solutions from July 2013 through January 2016. Tim first joined C&J with the Company’s acquisition of its wireline business, Casedhole Solutions, in June 2012, and from that time through July 2013 he served as C&J’s Vice President of Wireline Operations. Mr. Wallace joined Casedhole Solutions in October 2011 as the Southwest Regional Wireline Operations Manager. Before arriving at Casedhole Solutions, Mr. Wallace was employed for 28 years with Schlumberger. While at Schlumberger, he held positions in operations management, sales management, software project management, corporate sales, field sales and field operations at various locations in North America, with extensive international travel. Mr. Wallace graduated from Louisiana Tech University with a B.S. in Petroleum Engineering in 1984.

26 C&J ENERGY SERVICES, INC. 2018 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis (“CD&A”) provides information about the objectives, principles, policies and practices of C&J’s executive compensation program; how the Compensation Committee sets executive compensation and certain decisions made by the Compensation Committee with respect to 2017 executive compensation; the components of our 2017 executive compensation program, including the nature, type, size and purpose of those components; and the exceptional circumstances and other factors that the Compensation Committee considered in making decisions and designing our 2017 executive compensation program.

For purposes of this Proxy Statement, C&J’s 2017 executive compensation program is presented for the following executives who, for the year ended December 31, 2017, were the Company’s principal executive officer, principal financial officer, and three other most highly-compensated executive officers (collectively referred to as the “Named Executive Officers” or “NEOs”):

•	Donald Gawick, President and Chief Executive Officer

•	E. Michael Hobbs, Chief Operating Officer

•	Mark Cashiola, Chief Financial Officer

•	Danielle Hunter, Executive Vice President, General Counsel, Chief Risk and Compliance Officer, and Corporate Secretary

•	Patrick Bixenman, Chief Administrative Officer and President—Research and Technology

Mr. Cashiola resigned from the Company effective as of March 20, 2018. Michael Galvan, C&J’s Senior Vice President and Chief Accounting Officer, assumed the additional role of Chief Financial Officer on an interim basis until a replacement is appointed.

Biographical information about the Named Executive Officers and our other executive officers, including Mr. Galvan, is included elsewhere in this Proxy Statement under “Our Executive Management Team.”

This CD&A is intended to provide context and place in perspective the information reported in “Executive Compensation Tables,” as well as in “CEO Pay Ratio Disclosures” and “Director Compensation.” This CD&A focuses on compensation earned by the Named Executive Officers for 2017, as the last completed fiscal year, in accordance with Item 402 of Regulation S-K. This CD&A also describes compensation actions taken after the end of the year and decisions made for the 2018 fiscal year (see “—Actions Taken for the 2018 Fiscal Year”) to the extent we believe such information enhances the understanding of our executive compensation program and the compensation disclosures included in this Proxy Statement.

2017 Overview—Key Considerations and Actions

As highlighted throughout this CD&A, 2017 was both an unusual and transitional year for our Company. Four of the five members of the Compensation Committee and five of the seven members of the Board were new C&J directors, appointed upon our emergence from the Chapter 11 Proceeding. With respect to our executive compensation program, the Compensation Committee had to weigh and address a number of unique concerns in determining 2017 compensation, including: (1) retaining and motivating our people, particularly given the lack of employee stock ownership as a result of the Chapter 11 Proceeding and austerity measures implemented during the industry downturn and (2) establishing the link between pay and performance, complicated by the lack of precedent for performance-based cash bonuses or performance-based equity awards, in addition to the impact of the Chapter 11 Proceeding and dynamic market conditions.

On January 6, 2017, the Company successfully emerged from the Chapter 11 Proceeding positioned for sustainable growth as the market began to recover. We endured through the many challenges of a financial restructuring and continued to strengthen our business in the midst of the severe industry downturn due to the efforts and dedication of our people.

Among other cost-cutting measures taken in response to the difficult environment, in March 2016, we reduced the base salaries of all of our people across the organization, including a 10% salary reduction for the Named Executive Officers. Due to the terms of the NEOs’ employment agreements, the reduction in base salary was voluntarily made by each Named Executive Officer. During 2017, as our performance improved and outlook strengthened, we began to reinstate base salaries and make other adjustments to our compensation and benefits programs as necessary to remain competitive and determined by management to be appropriate and sustainable. The Named Executive Officers voluntarily elected not to have their salaries reinstated until after the salaries of the rest of the organization had been fully restored. As a result, the base salaries for the Named Executive Officers remained at the reduced levels into the third quarter of 2017. Although a quarterly bonus program was implemented during the Chapter 11 Proceeding to incentivize and retain certain key people critical to supporting the business and our organization during that time, no annual cash bonus awards were paid for 2015 or 2016, and no equity awards were granted for 2016. The employer match component of the Company’s 401(k) plan was eliminated for 2016 and the first half of 2017, and other benefits and perquisites were significantly reduced or eliminated during 2015 and 2016. Even so, and despite volatile business conditions, through the diligence of our people, our performance was solid and we maintained high service quality and safety standards during a difficult time for C&J and the industry as a whole.

C&J ENERGY SERVICES, INC. 2018 PROXY STATEMENT 27

COMPENSATION DISCUSSION AND ANALYSIS

We did not hold an annual meeting in 2017 as we were not listed on a public exchange upon emergence from the Chapter 11 Proceeding. However, our 2016 executive compensation program was subject to significant scrutiny in the Chapter 11 Proceeding and approved by the interested parties. Additionally, substantially all of the Company’s stockholders upon emergence, as well as other interested parties (including former stockholders and the unsecured creditors committee) and the bankruptcy court, approved the executive compensation arrangements and employment agreements in effect for our Named Executive Officers at emergence as part of the Restructuring Plan. Notably, the executive compensation arrangements and employment agreements were directly negotiated with, and supported by, approximately 44% of our stockholders immediately prior to emergence, then representing the steering committee of lenders in the Chapter 11 Proceeding. Although the Compensation Committee interpreted this level of support as an endorsement of the executive compensation program by our stockholders, the Compensation Committee ultimately determined that modifications were warranted to ensure that our executive compensation program achieved desired goals, aligned our executives’ interest with that of our stockholders and reflected current market practices and prevailing governance standards.

Under the terms of the Restructuring Plan, 10% of the equity of our reorganized company was reserved for an omnibus management incentive plan to provide for the issuance of equity to our employees at the discretion of the Board. On January 12, 2017, the Board adopted the C&J Energy Services, Inc. 2017 Management Incentive Plan (the “MIP”), effective as of January 6, 2017, which provided that a maximum of 8,046,021 shares of our common stock may be issued or transferred pursuant to multiple types of equity awards. Persons eligible to receive awards under the MIP include our non-employee directors and our employees. Upon emergence from the Chapter 11 Proceeding, due to the terms of the Restructuring Plan, none of our employees owned any shares of the Company’s common stock.

It is against this backdrop, that the Compensation Committee made decisions and designed our 2017 executive compensation program. In this effort, the Compensation Committee engaged Pearl Meyer & Partners, LLC (“Pearl Meyer”) to act as its independent, third-party compensation consultant, to ensure that our 2017 executive compensation program was in line with industry practices and a relevant peer group, incorporated prevailing governance standards, and provided a balanced mix of performance-based compensation to maintain alignment with short- and long- term objectives. Among other consulting services and information provided, Pearl Meyer advised the Compensation Committee on designing a special, one-time long-term incentive equity award (the “Emergence Grant”) associated with C&J’s successful emergence from the Chapter 11 Proceeding, as well as a special, one-time short-term incentive cash bonus award (“IPO Incentive Award”) associated with C&J’s successful, timely completion of an underwritten public offering of common stock and re-listing on the NYSE (the “re-IPO”):

•	In February 2017, the Emergence Grants were approved and granted to key team members. The Compensation Committee concluded that the Emergence Grants were critical to building stock ownership and aligning the interests of our people with the long-term interests of our stockholders, as well as for retention purposes. See “—Components of our 2017 Executive Compensation Program—Special Long-Term Incentive Award—Successful Emergence from Chapter 11 Proceeding” for more information.

•	In May 2017, certain key contributors earned the IPO Incentive Award for timely and successfully completing our re-IPO, which established capital markets access and created additional financial flexibility for the Company. See “—Components of our 2017 Executive Compensation Program—Special Short-Term Incentive Award—Successful Execution of Re-IPO” for more information.

In 2017, we accomplished a number of strategic and corporate objectives, while managing the business to respond to rapidly improving market conditions. Among other initiatives, we sharpened our focus and concentrated our resources on businesses that complement our core competencies and represent our most profitable opportunities. For example, we accelerated the growth of our cementing business with the acquisition of O-Tex Pumping, in the fourth quarter of 2017. This transaction immediately transformed C&J into one of the leading cementing service providers in the United States and significantly strengthened our well construction & intervention services platform.

Working with Pearl Meyer as well as with the executive team, the Compensation Committee focused on establishing the link between pay and performance. We designed and implemented C&J’s first performance-based short-term incentive plan, or “STIP”, for annual cash bonuses as part of our 2017 compensation program (See “—Components of our 2017 Executive Compensation Program—Annual Short-Term Incentive Award-Cash Bonus” for more information). The performance goals set by the Compensation Committee incentivized our senior management team and other participating employees to drive solid financial and operational results for 2017:

•	We delivered four consecutive quarters of double-digit revenue growth, achieving full year 2017 revenue of $1.6 billion, an increase of approximately 69% compared to full year 2016.

•	We improved profitability throughout the year, with full year 2017 net income of $22.5 million increasing by approximately $966.7 million over full year 2016.

•	We ended the year with a cash balance of $113.9 million and no borrowings drawn on our credit facility, which had borrowing capacity of $178.4 million, resulting in approximately $292.3 million of total liquidity.

28 C&J ENERGY SERVICES, INC. 2018 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee also determined it was appropriate to significantly revamp the historical composition and mix of the equity awards comprising the long-term incentive component of our executive compensation program. In 2017, performance shares were, for the first time, introduced as part of an intended phased transition to a heavier weighted risk- and performance- based mix of equity awards. These performance shares will be earned, if at all, based on total relative stockholder return (“TSR”) over a three-year performance period. The grant of annual LTI equity awards, which also included restricted stock and stock options for executives, was made in December 2017 (See “—Components of our 2017 Executive Compensation Program—Annual Long-Term Incentive Award—Equity Grant” for more information). To further strengthen the alignment between the interests of our stockholders and that of our executive team, we adopted stock ownership guidelines requiring our CEO to own C&J common stock having a value of at least five times his annual base salary and our other executives to own C&J common stock having a value of at least three times their annual base salary. Pursuant to our stock ownership guidelines, non-employee directors must own C&J common stock having a value of at least five times their annual cash retainer (See “—Components of our 2017 Executive Compensation Program—Stock Ownership Guidelines” for more information).

“Say on Pay” and “Say on Frequency” Advisory Votes

Prior to 2017, we submitted our executive compensation program to the “Say on Pay” stockholder advisory vote, as required by Section 14A of the Exchange Act, on an annual basis. Due to the impact of our Chapter 11 Proceeding and the terms of our Restructuring Plan, we were not listed on a public exchange at emergence and did not re-list on the NYSE until April 2017. Accordingly, we did not hold an annual stockholders meeting in 2017 and, therefore, the Say on Pay vote was not held in 2017. However, our 2016 executive compensation program was subject to significant scrutiny in the Chapter 11 Proceeding and approved by the interested parties, including substantially all of our stockholders at emergence from the Chapter 11 Proceeding, as described above in “—2017 Overview—Key Considerations and Actions.”

We are now submitting our 2017 executive compensation program to a Say on Pay advisory vote, as described in this Proxy Statement under “Proposal No. 2—Advisory Vote to Approve Named Executive Officer Compensation.”

We are also providing our stockholders with a right to cast an advisory vote to inform the Company as to how often our stockholders prefer to be able to cast the Say on Pay advisory vote, known as a “Say on Frequency” advisory vote, as described in this Proxy Statement under “Proposal No. 3—Advisory Vote on Frequency of Say on Pay Votes.” After careful consideration, our Board has determined that it is appropriate to conduct the Say on Frequency advisory vote on an annual basis, and has recommended this to our stockholders.

As advisory votes, neither the Say on Pay nor the Say on Frequency results are binding on the Company. However, we value the opinions of our stockholders, and we will consider the outcome of these advisory votes when evaluating and setting future executive compensation programs and in determining how often we will submit our executive compensation program to a Say on Pay advisory vote. Based on the factors and reasons explained in this CD&A, the Compensation Committee believes that our current executive compensation program is reasonable and appropriate, links executive pay with the Company’s financial performance, and closely aligns the interests of the Named Executive Officers and our stockholders long term.

Summary of Our Compensation Program Objectives and Principles

Our compensation program is designed to achieve the following objectives, which we believe are critical to our ongoing growth and success, the creation of long-term value and the realization of competitive stockholder returns:

•	Attract, develop, motivate and retain talented, experienced and dedicated people by providing compensation packages that are competitive, market driven and in-line with industry practice;

•	Support our business strategies and motivate best-in-class performance by linking compensation with the achievement of strategic, operational, financial and personal objectives to further incentivize our people; and

•	Align the interests of our people with those of our stockholders by providing a direct relationship between compensation and Company performance on both a short-term and long-term basis, and rewarding our people for individual and collective effort, contributions and successes.

Our compensation policies and practices promote our core values focused on our people, performance and profitability. We value a diverse workforce and empower our employees with the support, tools and opportunities they need to help them achieve their full potential. We are committed to fair and equitable compensation practices and take a consistent and inclusive approach to compensation across all levels of our workforce. We believe that our success depends largely on our ability to attract, develop, motivate and retain highly talented people, which requires a competitive compensation package. We generally seek to target total direct compensation between the 50th and 75th percentiles of our compensation peer group.

C&J ENERGY SERVICES, INC. 2018 PROXY STATEMENT 29

COMPENSATION DISCUSSION AND ANALYSIS

In 2017, our Compensation Committee developed an executive compensation program for our executive officers designed to achieve these objectives. In doing so, the Compensation Committee focused primarily on the following principles:

•	Compensation is managed from a total compensation perspective, considering the compensation opportunity for each component and reviewing all components together.

•	The overall compensation program, total compensation opportunity and each component are compared to that of a scrutinized and established peer group, which includes both competitors and other companies representing our industry and the markets in which we compete for business and people.

•	The higher an executive’s position is within the Company, the greater the percentage of compensation should be “at risk” and performance based, contingent on our financial performance, stock performance and individual performance.

•	Balancing stockholder returns and compensation over the long-term requires continuous evaluation of our compensation program to ensure (1) an appropriate balance of short- and long-term incentives, (2) that key performance drivers are appropriately considered, weighted and emphasized, and (3) that executive pay is strongly linked to measures that meaningfully drive stockholder returns.

Highlights of Our Compensation Program Policies and Practices

Our executive compensation program is composed of base salary, short-term incentives, and long-term incentives, each of which is described in more detail in “—Components of our 2017 Executive Compensation Program” and in “Executive Compensation Tables.”

Our executive compensation program and the compensation decisions for 2017 reflects prevailing governance standards and includes many “best practices” features intended to strengthen the alignment of compensation with stockholder interest, support short- and long-term objectives, and promote long-term value creation, which are discussed throughout this CD&A.

The following is a summary of some of our executive compensation practices and policies:

WHAT WE DO	WHAT WE DON’T DO

At Risk Pay and Pay-for-Performance.

✓ Excluding the Emergence Grant, 51% of CEO’s 2017 total direct compensation is performance-based and at risk; and approximately 44-50% of other NEO’s 2017 total direct compensation is performance-based and at risk.

✓ Including Emergence Grant, 37% of CEO’s 2017 total direct compensation is performance-based and at risk; and approximately 34-36% of other NEO’s 2017 total direct compensation is performance-based and at risk.

✓ Performance shares introduced with 2017 LTI equity award as part of a phased transition to a heavier weighted performance-based mix of total compensation—25% of 2017 LTI equity award value based on relative achievement against peers under objective TSR metric, with no payout if the Company TSR ranks last amongst peer group.

✓ 100% of annual STI cash bonus awards are at risk, based on Company performance for the fiscal year compared to objective financial and operational performance measures established by the Board.

×   No guaranteed bonuses or other awards and no uncapped incentives. The Compensation Committee has broad discretion and authority with respect to the payment of cash and equity incentive awards.

×   No excessive amount or extraordinary perquisites for executives, including lifetime benefits or home loss buyout; no perquisites or other compensatory arrangements for former executives.

×   No reimbursement of income taxes on executive perquisites or other payments.

×   No pensions or supplemental executive retirement plan payouts.

Stock Ownership Guidelines. ✓ Meaningful stock ownership guidelines for executive officers and non-employee directors.	× No hedging or pledging of Company stock.

Clawbacks.

✓ The MIP and all awards granted thereunder will be subject to any clawback or recoupment policies that we adopt from time to time, providing for the forfeiture, recovery or reimbursement of awards for wrongful conduct, including but not limited to, an accounting restatement due to our material noncompliance with financial reporting regulations.

× No tax gross-ups, including on any potential golden parachute payments (on change in control or otherwise) or related to a secular trust or restricted stock vesting.

30 C&J ENERGY SERVICES, INC. 2018 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

WHAT WE DO	WHAT WE DON’T DO

“Double Trigger” Change of Control Severance Provisions.

✓ The employment agreements for our executive officers contain “double trigger” change of control severance provisions (however, the employment agreements do contain single trigger severance provisions on certain termination events not in connection with a change in control; see “Executive Compensation Tables —Potential Payments Upon Termination or Change in Control”)

×   No “single trigger” vesting acceleration on a change in control, with the exception of performance share awards due to the relative TSR metric.

×   No excessive change in control severance payments.

×   Sound change in control definition means no risk of payment outside of an actual change in control occurring.

Frequent Compensation Review.

✓ The Compensation Committee retains and routinely receives advice and other information from an independent, external compensation consultant and other advisors, as necessary and appropriate.

✓ The Compensation Committee frequently reviews market data for peer group companies, as well as general industry and market data, and actively evaluates to ensure compensation opportunities are reasonable and in line.

× No backdating, repricing, buyout, voluntary surrender, replacing or exchange of underwater stock options / stock appreciation rights without prior shareholder approval.

Compensation Setting Process

The Compensation Committee is responsible for administering our executive compensation program. Pursuant to its charter, the Compensation Committee reviews and approves executive compensation on an annual basis. Generally, in the fourth quarter of each year, the Compensation Committee evaluates the total compensation opportunity for each executive for the upcoming year, reviewing each component separately and collectively to determine the appropriate mix of total compensation, including:

•	Base salary adjustments, if any;

•	STIP target values and structure, including performance measures, for the annual cash bonus incentive opportunity; and

•	LTIP target values and structure, including types and terms of equity awards, such as performance measures.

In December of each year, the Compensation Committee will typically approve the executive compensation program for the upcoming year, however, it may defer final approval of certain compensation decisions to the first quarter of the following year to permit additional evaluation and modifications based on final financial results for the prior year and the finalization of the business plan for the then current year.

In administering our executive compensation program and evaluating the compensation for each executive, the Compensation Committee:

•	Engages an independent, external compensation consultant;

•	Establishes the appropriate compensation peer group; and

•	Reviews market data and analysis on benchmark positions prepared by, and considers guidance and other information from, the independent, external compensation consultant.

Executive compensation is ultimately determined by an evaluation of each executive’s performance and consideration of the competitive position of each executive’s total compensation to retain their services. The independent, external compensation consultant gathers and performs an analysis of market data for each executive, comparing each of their individual components of compensation as well as total compensation to that of the market competitive pay levels of the compensation peer group for that executive’s position. This competitive analysis consists of market data comparing each of the pay components and total compensation at the 25th, 50th, and 75th percentiles of the peer group to current compensation for each executive.

In evaluating each executive’s performance, the Compensation Committee will generally consider the following factors, in addition to those discussed elsewhere within this CD&A:

•	How compensation elements serve to appropriately motivate and reward each executive;

•	The individual performance and contribution of each executive in reaching financial and operational objectives;

•	Sustained levels of performance, future potential, skills and overall experience, including time in position and years of service to C&J; and

C&J ENERGY SERVICES, INC. 2018 PROXY STATEMENT 31

COMPENSATION DISCUSSION AND ANALYSIS

•	Other factors as the Compensation Committee determines are appropriate to ensure internal equity among positions having similar scopes, roles and responsibilities.

After considering these factors, the Compensation Committee then sets the final compensation opportunity for each executive officer so that their actual total compensation is targeted to be consistent with our executive compensation objectives and principles.

We generally seek to target total direct compensation between the 50th and 75th percentiles of our peer group, based on various organizational and individual factors. The Compensation Committee manages executive compensation from the total compensation opportunity perspective and retains full flexibility to set the components at varying percentiles. Additionally, actual realized compensation may be below the targeted percentile as a result of our pay-for-performance philosophy.

Role of the CEO and Other Named Executive Officers in Setting Compensation

The Compensation Committee is responsible for making all compensation decisions and final determinations regarding total compensation for our executive officers. The Compensation Committee may solicit input from our CEO and other executive officers in evaluating and determining executive compensation. The Compensation Committee also consults with our CEO and other executive officers regarding the Company’s compensation and benefit programs, and members of senior management frequently present at committee meetings and answer various questions from the Compensation Committee.

Role of Independent Consultants and Advisors in Setting Compensation

Our Compensation Committee has the authority to engage an independent, external compensation consultant and other advisors at any time.

Following our emergence from the Chapter 11 Proceeding, the Compensation Committee engaged Pearl Meyer as its independent, external compensation consultant during 2017. Pearl Meyer provided executive compensation consulting services to the Compensation Committee throughout the year, which included:

•	Providing independent and objective market data;

•	Conducting compensation analysis, benchmarking and market comparisons;

•	Analyzing and making recommendations regarding the compensation peer group;

•	Advising on the Company’s first performance based STIP design and award structure;

•	Advising on the Company’s LTI award structure, including specific recommendations on the Company’s first performance-based equity awards;

•	Providing recommendations with respect to the special circumstances and concerns facing C&J, including the need to establish and build long-term equity ownership for management; and

•	Advised on our compensation program policies and practices, including stock ownership guidelines for our executive officers and non-employee directors.

Specifically, as part of its executive compensation consulting services, Pearl Meyer advised the Compensation Committee on the Emergence Grants and IPO Incentive Awards and made recommendations as to how these special, one-time awards factor into total compensation in light of the unique facts and circumstances for 2017.

Pearl Meyer was also engaged to review our non-employee director compensation program, with the information provided by Pearl Meyer given significant weight by the Compensation Committee in determining director compensation for 2018.

In connection with the engagement of Pearl Meyer and based on the information presented to it, the Compensation Committee assessed the independence of Pearl Meyer pursuant to applicable SEC and NYSE rules and concluded that Pearl Meyer’s work for the Compensation Committee did not raise any conflict of interest for 2017.

Market Analysis, Peer Group

On an annual basis, the Compensation Committee reviews and establishes a peer group of companies for purposes of determining and evaluating executive compensation. The general criteria for selecting this compensation peer group includes the following, with data and recommendations provided to the Compensation Committee by the independent, external compensation consultant:

•	Companies that are direct competitors for the same space, products and/or services;

•	Companies that competed with us for the same executive team talent;

32 C&J ENERGY SERVICES, INC. 2018 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

•	Companies with a similar Standard Industry Classification code or that are involved in the oil and natural gas services industries;

•	Companies that are most statistically related to us with similar revenue size and number of employees;

•	Companies that generally are subject to the same market conditions due to industry affiliation; and

•	Companies that are tracked similarly or which are considered comparable investments by outside analysts.

For purposes of evaluating 2017 compensation, our peer group consisted of the following companies:

Archrock, Inc.	Newpark Resources, Inc.
Basic Energy Services, Inc.	Oceaneering International, Inc.
Ensco plc	Oil States International, Inc.
Forum Energy Technologies, Inc.	Patterson-UTI Energy, Inc.
Helmerich & Payne, Inc.	RPC, Inc.
Key Energy Services Inc.	Superior Energy Services, Inc.
McDermott International, Inc.	Transocean Ltd.

Components of Our 2017 Executive Compensation Program

Overview

Our 2017 executive compensation program was composed of primarily of base salary, short-term incentives, and long-term incentives, each of which is highlighted in the following chart and described in more detail below. We use base salary as the primary reference point for determining the appropriate target value and calculating the actual value of the STI and LTI awards, individually and in the aggregate, for each Named Executive Officer. Doing so is market practice and assists the Compensation Committee in confirming that our compensation package for Named Executive Officers is appropriate and competitive, with benchmarking to our peer.

Component	Objective	Nature	Type	Value Determination	2017 Decisions

Base Salary	Attract and retain talent	Only fixed component to provide a base level of competitive compensation when all other elements are variable	Cash

Reviewed annually, adjusted when appropriate

Generally evaluated based on individual’s performance and leadership, time in position and years of service, skills and overall experience, role and scope of responsibilities

Also reviewed for internal equity and competitive positioning benchmarked against peers

Remained at reduced levels resulting from industry downturn from Q1 of 2016 into Q3 of 2017 Once restored, base salaries generally in line with 50th percentile of peer group

Short-Term Incentives (“STI”)	Support our business strategies and motivate performance for the applicable year Fosters a results-driven pay-for-performance culture	At risk, performance-based

Cash bonus opportunity based on achievement of predetermined performance measures

Structure reviewed annually to ensure supports strategy and objectives, including performance metrics, goals and levels

				C&J’s actual performance is measured against predetermined performance measures and goals to determine earned level of incentive opportunity payout, if any (no payout without achievement of threshold criteria)	Established first Short- Term Incentive Plan (“STIP”) with rigorous financial and operational goals for annual cash bonus awards STI target values were generally set to the

C&J ENERGY SERVICES, INC. 2018 PROXY STATEMENT 33

COMPENSATION DISCUSSION AND ANALYSIS

Component	Objective	Nature	Type	Value Determination	2017 Decisions

STI target value and incentive opportunity generally evaluated based on individual’s sustained performance, leadership and expected contribution to reaching goals, as well as position and responsibilities

Also reviewed for internal equity in roles and responsibilities and benchmarked against peers

75th percentile of our peer group 2017 included special, one-time IPO Incentive Award for achievement of successful execution of Re-IPO

Long-Term Incentives (“LTI”)	Aligns the interests of our executives with stockholders on a long-term basis Helps attract and retain talent	At risk, mix of time- and performance- based vesting, but ultimately based on stock price

Equity award with structure reviewed annually to set mix of time- and performance-based elements

Annual Grant:

•  60% restricted stock

•  25% performance shares

•  15% stock options

Restricted stock and stock options have ratable three-year time-based vesting with value driven by our stock price; restricted stock also provides a significant retention incentive

Performance shares cliff vest at three years subject to relative TSR measured over three years against pre-determined performance peers

LTI target value and incentive opportunity generally evaluated based on individual’s sustained performance, leadership and expected contribution to reaching goals, as well as position and responsibilities and future potential

Also reviewed for internal equity in roles and responsibilities and benchmarked against peers

Performance-based equity awards first introduced for annual LTI grant

Committee exercised discretion to increase target value for first annual LTI opportunity, reflecting need for greater stock holding

LTI target value generally set between the 50th and 75th percentile of our peer group

2017 included special, one time Emergence Grants of restricted stock (80%) and stock options (20%) to address the need to vest NEOs in Company, build stock ownership and create alignment with long-term stockholders. Equity awards vested 34% at grant, with ratable three-year time-based vesting for remaining 66%

The annual STI cash bonus and annual LTI equity awards are considered “at risk” and the annual STI cash bonus as well as the performance shares and stock options granted as part of the annual LTI equity awards are considered “performance based.” The IPO Incentive Award and Emergence Grant are also considered “at risk” and the IPO Incentive Award as well as the stock options granted as part of the Emergence Grant are also considered “performance based.” We believe that cash bonus awards and equity awards are optimal vehicles for providing performance-based incentives because, among other reasons, they are flexible in application and can be tailored to meet our specific strategic, corporate and compensation objectives.

34 C&J ENERGY SERVICES, INC. 2018 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

2017 was the first year in which we implemented a formal, performance-based STIP for the annual STI cash bonus opportunity, and the Compensation Committee determined it was also appropriate to include, for the first time, performance-based awards as part of the annual LTI equity grant. Given the need to build stock ownership for our executives, the Compensation Committee determined it was appropriate to undertake a phased transition to a heavier weighted risk- and performance-based mix. Looking forward, we expect additional increases to the percentage of performance-based awards in the annual LTI equity grants as our executives achieve sufficient C&J stock ownership. In future years, we expect that a substantial portion of the total direct compensation opportunity for each of our Named Executive Officers will be performance-based.

Performance-Based Compensation. The graph below illustrates the overall mix of at-risk compensation, as well as the percentage that is performance-based, delivered to our CEO and other Named Executive Officers for 2017, excluding the Emergence Grant:

Special Performance-Based Compensation. The graph below illustrates the overall mix of at-risk compensation, as well as the percentage that is performance-based, delivered to our CEO and other Named Executive Officers for 2017, including the Emergence Grant:

C&J ENERGY SERVICES, INC. 2018 PROXY STATEMENT 35

COMPENSATION DISCUSSION AND ANALYSIS

CEO 2017 Total Realized Compensation. Due to the pay-for-performance philosophy and at-risk nature of our executive compensation program, the total compensation actually realized by our executives may be less than the total compensation required to be reported in this Proxy Statement in accordance with the rules of the SEC under “Executive Compensation Tables.” We calculate “realized compensation” for a given year by adding together: (1) actual base salary earned during the year, (2) the STI cash bonus awards earned for that year, (3) the value of restricted shares that vested during the year, valuing the shares based on the closing price of our common stock on the last business day of the year, (4) the gain on any stock options that were exercised during the year, based on the closing price of our common stock on the day of exercise, as compared to the exercise price of the stock option; and (5) the value of any perquisites and other compensation delivered during the year. The chart below shows that the total compensation actually realized by our CEO in 2017 was 29% of the required reported compensation for the year in “Executive Compensation Tables”.

(1)	In March 2016 due to the severe industry downturn, the Company implemented reductions in base salaries for all employees, including a 10% reduction in salary for our CEO that remained in effect until July 1, 2017.
(2)	The incentive opportunity available to Mr. Gawick under the 2017 STIP had a value range of up to 250% of his annual base salary. Based on the Company’s performance under the established metrics, Mr. Gawick’s 2017 STI cash bonus award was calculated at approximately 235% of base salary earned during the year. Mr. Gawick also earned a special, one-time IPO Incentive Award.
(3)	Includes performance shares with a grant date fair value of $1,266,958; provided, however, that these shares will be earned, if at all, based on the Company’s ranking of total relative stockholder return over a three year performance period and, at the end of the performance period, this grant may actually settle for between zero and two shares for each share reported. Also includes stock options and restricted stock subject to time-based vesting schedules, a portion of which vested during the year. See “Executive Compensation Tables—Grants of Plan-Based Awards for the 2017 Fiscal Year” for more information.
(4)	See “Executive Compensation Tables—Option Exercises and Shares Vested in the 2017 Fiscal Year for more information.”

Other key components of our executive compensation program include retirement benefits (the employer match component of the Company’s 401(k) plan which was eliminated in 2016 and the first half of 2017), health and welfare benefits (including medical and dental insurance, disability insurance and life insurance), and other limited and reasonable perquisites. We also provide severance payments upon termination by the Company without cause or by the executive for good reason, “double trigger” change in control benefits, as well as certain severance benefits upon an executive’s death or disability. No severance benefits are provided in the event of an executive’s termination with cause. Please see “Potential Payments Upon Termination or Change in Control” below for additional information.

36 C&J ENERGY SERVICES, INC. 2018 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Employment Agreements

We maintain employment agreements with each of our executive officers and also enter into award agreements with each recipient of an equity award that governs the terms and conditions of that award under the MIP. Each of our Named Executive Officers has an employment agreement which generally provide that the Named Executive Officers are eligible to receive the following compensation and benefits, however wholly subject to the discretion and approval of the Compensation Committee: (i) an annualized base salary; (ii) an annual short-term incentive cash bonus award with a designated target value (and a target value range with respect to the CEO only) based on a specified percentage of annual base salary and the achievement of certain performance targets set forth by the Compensation Committee, provided, however, that the Compensation Committee has discretion to establish different targets as it deems appropriate; and provided, further that the Compensation Committee has discretion to determine that up to 50% of the value of any annual cash bonus will be paid in C&J common stock and the remainder be paid in cash; (iii) an annual long-term incentive equity award with a designated target value of no less than the executive’s “Total Cash Compensation,” which is the sum of (a) the executive’s annualized base salary for the prior calendar year and (b) the annual cash incentive bonus award paid to the Named Executive Officer in the prior calendar year (other than Mr. Gawick, whose calculation is the sum of (a) Mr. Gawick’s annualized base salary for the prior calendar year and (b) the greater of the annual cash incentive bonus award paid to Mr. Gawick in either of the prior two calendar years); (iv) special, discretionary bonuses as may be determined solely by our Board; (v) employee benefits for the executive and the executive’s eligible family members that we ordinarily provide to similarly situated employees (including, but not limited to, medical and dental insurance, retirement plans, disability insurance and life insurance); and (vi) other fringe benefits and perquisites that are deemed appropriate.

The following table enumerates the compensation components that each of the Named Executive Officers was eligible to receive for the 2017 fiscal year based on the terms of such NEO’s employment agreement and the determination of the Compensation Committee. The total compensation earned by each Named Executive Officer in 2017 is reported in “Executive Compensation Tables” and is also illustrated above for our CEO.

Named Executive Officer	Annual Base Salary(1)	Annual STI Cash Bonus Award Target Value (% of Salary)(2)	Annual LTI Equity Award Target Value (% of Total Cash Compensation)(3)

Donald Gawick	$875,000	150-250%	350%

E. Michael Hobbs	$500,000	150%	250%

Mark Cashiola	$425,000	100%	200%

Danielle Hunter	$400,000	100%	200%

Patrick Bixenman	$362,000	100%	200%

(1)	In March 2016 due to the severe industry downturn, the Company implemented reductions in base salaries for all employees, including a 10% reduction in the salaries for each of our Named Executive Officers. Those reductions remained in effect until July 1, 2017, at which time the 10% reduction was restored. Accordingly, each Named Executive Officer earned less than the stated amounts during 2017.

(2)	Each year, the Compensation Committee reviews the structure of the STIP and establishes the STI target values and incentive opportunities for the applicable performance fiscal year as it deems appropriate. In 2017, the Compensation Committee established C&J’s first performance-based STIP with financial and operational goals tied to the annual STI cash bonus opportunity. The Compensation Committee determined it was appropriate to apply the STI targets set forth in the employment agreements for the Named Executive Officers for the 2017 STIP. The Compensation Committee reviewed the STIP structure at the end of 2017 and established reduced STI target value and cash bonus opportunities (as a percentage of total direct compensation) for the Named Executive Officers for purposes of the 2018 STIP, described under “—Actions Taken for the 2018 Fiscal Year.”

(3)	In February 2017, the Named Executive Officers and other employees received the special, one-time Emergence Grants with values based on these LTI targets calculated on the reduced salaries then in effect. In December 2017, the Named Executive Officers and other members of senior management received annual LTI equity awards. Balancing the desire to include performance-based awards and the need to increase executive stock ownership, the Compensation Committee established increased LTI equity award opportunities (as a percentage of total direct compensation) for the Named Executive Officers for purposes of this grant, described under “—Actions Taken for the 2018 Fiscal Year.”

Base Salary

Each NEO’s base salary is provided for in the respective employment agreement as a fixed component of compensation that may be annually adjusted by the Compensation Committee. Salary reviews are conducted annually to evaluate each executive; however individual salaries are not necessarily adjusted each year.

We generally do not adjust base salaries for our Named Executive Officers based strictly on Company performance, rather we generally target base salaries at approximately the “median” of our peer group. That said, the Compensation Committee does consider company performance and gives weight to other factors as well, including:

•	Sustained performance, contribution and leadership;

C&J ENERGY SERVICES, INC. 2018 PROXY STATEMENT 37

COMPENSATION DISCUSSION AND ANALYSIS

•	Role, level and scope of responsibility;

•	Experience in current role and years of service;

•	Overall experience and competencies;

•	Relevant internal factors to ensure equitable compensation relationships among internal peers;

•	Competitive positioning and market compensation trends; and

•	General economic conditions and relevant external factors.

Base salary functions as an important counterbalance to short- and long-term incentive and discretionary compensation, all of which are generally contingent on the Company’s performance or success.

Among other austerity measures taken in response to the industry downturn, in March 2016, C&J implemented reductions in base salaries for all employees across the organization, including a 10% reduction in the salaries of the Named Executive Officers. Due to the terms of the Named Executive Officer employment agreements, the reduction in base salary was voluntarily made by each Named Executive Officer. During 2017, as performance improved and outlook strengthened, we began to reinstate base salaries and make other adjustments as necessary to remain competitive and determined by management to be appropriate and sustainable. The Named Executive Officers voluntarily elected not to have their salaries reinstated until after the salaries of the rest of the organization had been fully restored. As a result, the base salaries for the Named Executive Officers remained at the reduced levels into the third quarter of 2017.

The total base salary earned by each Named Executive Officer in 2017 is reported below in “Executive Compensation Tables.” The Compensation Committee elected not to adjust the NEO’s base salaries for 2018, with the exception of Mr. Bixenman, as described under “—Actions Taken for the 2018 Fiscal Year.”

Annual Short-Term Incentive Award—Cash Bonus

In 2017, for the first time, the Compensation Committee established the STIP to strengthen the Company’s pay-for-performance culture by:

•	Rewarding our people for achieving strategic business or operational and financial objectives; and

•	Connecting individual cash compensation directly to our financial and operational performance.

Under the STIP, performance metrics are set annually by the Compensation Committee for the purpose of establishing objectively determinable incentive opportunities that ensure pay-for-performance alignment. The 2017 STI cash bonus awards for Named Executive Officers were based on the Company’s achievement of specific performance goals based on the following performance metrics:

•	Adjusted EBITDA, defined as adjusted earnings before interest, taxes, depreciation and amortization, weighted at 80%, and

•	Total recordable injury rate (“TRIR”), weighted at 20%.

The Compensation Committee determined to set tiered performance levels for each of the two performance metrics in 2017, with performance achieved between the levels calculated with straight line interpolation. The table below sets forth the five performance levels set for the two performance metrics by the Compensation Committee at the beginning of the year and, with the exception of Mr. Gawick, the percentage of the NEO’s STI target value that could be earned based on the achievement of the performance goals, as well as the actual results of each metric for the 2017 year. Because Mr. Gawick’s employment agreement provides a target value range for his annual STI cash bonus award, the Compensation Committee determined that it was appropriate to structure Mr. Gawick’s 2017 STI cash bonus award consistent with past practice applying the specified range of 150-250% against the performance levels:

	Threshold	Challenge	Stretch (“Target”)	Perform	Outperform (“Maximum”)	Actual Result for 2017

Percentage of Target Payout—Adjusted EBITDA	0%	50%	100%	150%	200%	117.9%

Percentage of Target Payout—TRIR	50%	75%	100%	125%	150%	70%

38 C&J ENERGY SERVICES, INC. 2018 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

The 2017 STI target values were generally set to the 75th percentile of our peer group for annual STI cash bonus awards. The 2017 STI target values set by the Compensation Committee for each Named Executive Officer, as well as the actual payout amounts for the 2017 STI cash bonus awards, are as follows:

Name	Target Value as Percentage of 2017 Salary	Actual Payment as Percentage of Target	Actual Payment Amount ($)

Donald Gawick(1)	150-250%	235%	1,953,438

E. Michael Hobbs	150%	163%	771,848

Mark Cashiola	100%	108%	437,381

Danielle Hunter	100%	108%	411,652

Patrick Bixenman	100%	108%	372,654

(1)	Mr. Gawick and the other NEO’s achieved comparable payout of the applicable incentive opportunity. Because Mr. Gawick’s employment agreement provides a target value range of 150-250% for the annual STI cash bonus award, the Compensation Committee determined that it was appropriate to calculate his 2017 STI cash bonus award using the midpoint of the range, or 200%, as target, and based on that assumption, applying the range to the Company’s actual performance against the pre-established performance levels. For comparison purposes, each of the other Named Executive Officers earned more than the individual target value based on the Company’s financial performance, which was partially offset by the Company’s operational performance. This approach was taken for Mr. Gawick in lieu of applying the achieved performance goal multipliers, as was done for the other Named Executive Officers whose employment agreements do not contain a target value range.

The annual STI cash bonus awards, to the extent earned at all, are typically paid in the first quarter of the year following the year for which the bonus was earned. In the event that a Named Executive Officer is terminated for cause in advance of the bonus payment date, however, such executive would forfeit any right to receive the bonus for that year.

Special Short-Term Incentive Award—Successful Execution of Re-IPO

Following emergence, the Compensation Committee established the special, one-time IPO Incentive Award for the timely, successful execution of C&J’s re-IPO.

The Compensation Committee set the following specific performance metrics for achievement of the IPO Incentive Award:

•	An underwritten public offering of common stock with net proceeds to the Company of at least $200 million; and

•	A successful completion date of the offering on or before June 30, 3017.

On March 14, 2017, upon satisfaction and the achievement of the performance metrics, the Compensation Committee approved payment of IPO Incentive Awards to certain contributing employees. Following certification of the performance metrics by the Compensation Committee those key people, including Messrs. Gawick, Cashiola and Bixenman and Ms. Hunter, each received the one-time cash payment at a value equal to approximately 20% of their base salary as then currently in effect.

Annual Long-Term Incentive Award—Equity Grant

As discussed above, on January 12, 2017, the Board adopted the MIP, effective as of January 6, 2017. A maximum of 8,046,021 shares of our common stock may be issued or transferred pursuant to awards under the MIP as the Company’s prior omnibus plan was terminated in conjunction with the Chapter 11 Proceeding.

On December 13, 2017, the Compensation Committee approved the annual LTI equity grants (the “2017 LTI”) to key employees, including each of the Named Executive Officers. In determining the 2017 LTI, the Compensation Committee consulted with Pearl Meyer to design a program that the Compensation Committee believed would, among other targeted benefits, align the interests of the Named Executive Officers with the interests of stockholders, drive appropriate performance, be market competitive, be effective for retention purposes, be tax efficient, minimize earnings volatility, reinforce strategic planning processes and balance short- and long-term decision making. The Compensation Committee also considered the need to establish stock ownership for the executive officers, given the impact of the Chapter 11 Proceeding.

C&J ENERGY SERVICES, INC. 2018 PROXY STATEMENT 39

COMPENSATION DISCUSSION AND ANALYSIS

The 2017 LTI equity awards for the Named Executive Officers consisted of 60% restricted stock, 25% performance shares and 15% stock options, as it was determined that the mix of time-based restricted stock and stock options together with performance-based restricted stock awards best accomplished the Compensation Committee’s stated objectives. Based on the Compensation Committee’s focus on strengthening the link between pay and performance, 2017 was the first year in which performance-based share awards were included in our equity incentive program.

•	The stock options have an exercise price per share based on the volume weighted average price of the Company’s common stock for the 30 calendar day period immediately preceding the grant date, which was $30.83.

•	The time-based restricted stock and the stock options granted to the Named Executive Officers are subject to the following vesting schedule: (i) 34% vests on the first anniversary of the grant date; (ii) 33% vests on the second anniversary of the grant date; and (iii) 33% vests on the third anniversary of the grant date.

•	The performance shares are subject to the following vesting schedule: 100% vests on the third anniversary of the grant date (the “Performance Period”), subject to the achievement of certain pre-established performance metrics. The performance shares granted may settle for between zero and two shares of the Company’s common stock, depending on actual performance.

Company’s Relative TSR Ranking to Peers	Performance Share Multiplier to Determine Number of Earned Performance Shares

1	2.00

2	1.75

3	1.50

4	1.25

5	1.00

6	1.00

7	0.75

8	0.50

9	0.25

10	0.00

Upon vesting at the conclusion of the Performance Period, the number of shares to be issued and delivered pursuant to the performance shares will be determined based on the TSR of the Company’s common stock as compared to a designated group of peer companies established by the Compensation Committee (listed below).

At the conclusion of the Performance Period, if the Company has a negative TSR, the number of shares to be issued and delivered pursuant to the performance shares will be capped at 1.0 shares irrespective of where the Company ranks in TSR among the peer group, providing downside protection to stockholders. If at the conclusion of the Performance Period, the Company has at least a 20% TSR, the number of shares issued and delivered pursuant to the performance shares will be at least 1.0 shares irrespective of where the Company ranks in TSR among the peer group, providing upside protection to management.

The Compensation Committee chose TSR ranking among peers because it forges a direct link to stockholder performance on a relative basis rather than on an absolute basis, and is an important indicator of the Company’s success in achieving its strategic objectives.

The comparable peer companies with respect to the 2017 performance shares are as follows:

•	Basic Energy Services

•	Helmerich & Payne

•	Patterson-UTI Energy

•	RPC Inc.

•	Superior Energy Services

•	Keane Group

•	ProPetro Holding Corp.

•	Halliburton

•	OSX (PHLX Oil Service Sector Index)

40 C&J ENERGY SERVICES, INC. 2018 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

The target LTI award opportunities reflected in our Named Executive Officers’ employment agreements for LTI awards were generally set between the 50th and 75th percentile of our peer group. The 2017 LTI awards to each of the Named Executive Officers are detailed in “Grants of Plan-Based Awards for the 2017 Year” under “Executive Compensation Tables” below.

We expect the percentage of performance-based equity awards will continue to increase.

Special Long-Term Incentive Award—Successful Emergence from Chapter 11 Proceeding

Following C&J’s emergence from the Chapter 11 Proceeding, in February 2017, the Compensation Committee approved the Emergence Grants to certain key employees, including each of the Named Executive Officers. In determining the Emergence Grants, the Compensation Committee reviewed market practices for companies following emergence from a financial restructuring, including data provided by Pearl Meyer. The Emergence Grants were intended to serve the following objectives:

•	Reward key contributors for their efforts and dedication in the Company’s successful emergence from the Chapter 11 Proceeding;

•	Establish alignment with the interests of our new stockholders;

•	Retain our high performers and incentivize the creation of long-term stockholder value; and

•	Strengthen the ability to retain key talent through the post-emergence period.

The Emergence Grants granted to our Named Executive Officer were granted in the form of restricted stock and stock options, subject to the following vesting schedule: (i) 34% vested immediately on the grant date; (ii) 22% vested on the first anniversary of the grant date; (iii) 22% vests on the second anniversary of the grant date; and (iv) 22% vests on the third anniversary of the grant date. These awards were made from the MIP, which was approved by the Compensation Committee. The stock options have an exercise price per share based on the fair market value of a share of the Company’s common stock on the applicable date of grant, which was $42.65. The Emergence Grants awarded to each Named Executive Officer are detailed in “Grants of Plan-Based Awards for the 2017 Year” under “Executive Compensation Tables” below.

Other Benefits and Perquisites

Each Named Executive Officer and eligible family members are eligible to receive the health and welfare benefits generally made available to our other full-time, salaried employees (including, but not limited to, medical and dental insurance, retirement plans, disability insurance and life insurance), as well as other fringe benefits and perquisites, including provision for an automobile (or an automobile allowance) for business and personal use and related insurance coverage and reimbursement of reasonable business expenses.

We do not maintain a defined benefit pension plan for our executive officers or other employees because we believe such plans primarily reward longevity rather than performance. Nevertheless, we recognize the importance of providing our employees with assistance in saving for their retirement. We therefore maintain a retirement plan, or the “401(k) Plan”, that is qualified under Section 401(k) of the Internal Revenue Code.

Following a 30-day waiting period, we offer matching contributions for each of our employees, including our Named Executive Officers, of 100% of 3% of their qualifying compensation each year, and 50% of the next 2% of their qualifying compensation each year, subject to certain limitations imposed by the Internal Revenue Code.

Among other austerity measures taken in response to the industry downturn, the employer match component of the Company’s 401(k) plan was eliminated for 2016 and the first half of 2017, and other benefits and perquisites were significantly reduced or eliminated.

Severance and Change in Control Benefits

We believe it is important that the Named Executive Officers focus their attention and energy on our business without any distractions regarding the effects of a termination that is beyond their control or our change in control. Therefore, the employment agreements each provide that they will be entitled to receive severance benefits and certain accelerated vesting of their outstanding equity awards in the event their employment is terminated under certain circumstances.

With respect to terminations in connection with a change in control, with the exception of the 2017 LTI performance shares due to the relative TSR performance metric, all payment obligations to the Named Executive Officers associated with a change in control are “double trigger” payments, which require termination of employment within a specified period prior to or following a change in control to receive the benefit. We believe that in connection with a change in control, double trigger payments are typically more appropriate than single trigger payments (where a payment is made upon the occurrence of a change in control alone) because they financially protect the employee if he or she is terminated following a change in control transaction, without providing a potential windfall if the employee is not terminated.

C&J ENERGY SERVICES, INC. 2018 PROXY STATEMENT 41

COMPENSATION DISCUSSION AND ANALYSIS

In connection with the negotiation of the Named Executive Officer employment agreements during the Chapter 11 Proceeding, the Named Executive Officers each agreed that the Chapter 11 Proceeding does not constitute a change in control under their respective employment agreements.

For more detailed information regarding our severance and change in control benefits under the employment agreements and other compensation arrangements in effect for our Named Executive Officers during 2017, please read “Executive Compensation—Potential Payments upon Termination or Change in Control” under “Executive Compensation Tables.”

Stock Ownership Guidelines

In August 2017, our Compensation Committee approved and adopted stock ownership guidelines for each of our non-employee directors and executive officers, which include our Named Executive Officers, to further link the long-term reward of the Company’s directors and executive officers to stockholder value. We believe it is in the Company’s best interest to require that our directors and executive officers have significant ownership in C&J’s common stock, and it is appropriate to provide direction as to the level of ownership considered satisfactory.

•	Our CEO is required to own C&J common stock in an amount equal to or in excess of five times his annual base salary.

•	Each of our Chief Financial Officer, Chief Operating Officer, Chief Administrative Officer and General Counsel, as well as any President or Executive Vice President reporting directly to our CEO or any of the foregoing persons is required to own an amount of C&J common stock equal to or in excess of three times their annual base salary.

•	Each of our non-employee directors is required to own C&J common stock in an amount equal to or in excess of five times their annual cash retainer.

•	One of our non-employee directors, Mr. Michael Zawadzki, is employed by one of our largest stockholders and does not receive compensation for his service as a non-employee director and thus is not subject to our stock ownership guidelines.

The following forms of equity interests in the Company count towards satisfaction of our stock ownership guidelines:

•	Shares of common stock owned directly by the director or executive officer, including shares acquired (i) through open market purchase, (ii) on vesting of restricted stock or earned performance awards, shares acquired, (iii) on settlement of restricted stock units, or (v) through the exercise of stock options;

•	Shares of common stock owned indirectly by the director or executive officer (e.g., by a spouse or other immediate family member or held in trust for the benefit of the director or officer, or such person’s spouse or other immediate family member), whether held separately or jointly;

•	Issued and held, but unvested restricted stock and restricted stock units; provided, however, that for executive officers, only 60% of such restricted stock / restricted stock units shall be counted in order to account for the deduction of applicable taxes; and

•	60% of earned but unvested incentive and performance awards that will be settled in shares of common stock (to account for the deduction of applicable taxes).

•	Unexercised stock options (whether vested or unvested) and unearned, unvested incentive or performance awards do not count towards satisfaction of our stock ownership guidelines.

On an annual basis, the Compensation Committee will review whether the directors and executive officers are in compliance with the required ownership thresholds.

Each non-employee director and executive officer has five years to satisfy the foregoing ownership thresholds starting from the later of (i) August 4, 2017 and (ii) the date elected or appointed to a participating position.

Tax Deductibility of Executive Compensation

As part of its role in determining the amounts and type of compensation to grant to the Named Executive Officers, the Compensation Committee has historically taken into consideration the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provided that public companies were not be able to deduct certain compensation in excess of $1,000,000 that was paid to their Chief Executive Officer or the three other most highly compensated executive officers (other than the Chief Financial Officer) unless the compensation was “performance-based” within the meaning of Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code was modified by the Tax Cuts and Jobs Act to delete the exception for performance-based compensation for all arrangements that are not deemed to be grandfathered pursuant to the Tax Cuts and Jobs Act, therefore we do not expect Section 162(m) of the Internal Revenue Code to have a significant impact on our compensation decisions with respect to the 2018 year and going forward. The Compensation Committee considers its primary goal to design compensation

42 C&J ENERGY SERVICES, INC. 2018 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

strategies that further the best interests of our stockholders. Although deductibility of compensation is preferred when possible, tax deductibility is not a primary objective of our compensation programs, and we believe that achieving our compensation objectives is more important than the benefit of tax deductibility of compensation in certain circumstances.

Relation of Compensation Policies and Practices to Risk Management

We anticipate that our compensation policies and practices will continue to be tailored to provide rewards for short-term and long-term performance, both on an individual basis and for the organization. In general, optimal financial and operational performance, particularly in a competitive business, requires some degree of risk-taking. However, our Compensation Committee retains a significant amount of discretion with respect to the compensation packages of our Named Executive Officers, which we believe provides an effective preventative measure against management taking actions that could have a material adverse effect on us in the long-run to simply achieve a specific short-term goal. We also believe that the compensation program for our senior management team and general employee population does not unduly incentivize those employees to take unnecessary risks in their day to day activities.

We expect our compensation program and arrangements will continue to contain a number of design elements that serve to minimize the incentive for taking unwarranted risk to achieve short-term, unsustainable results. Those elements include a mix of at risk, time and performance-based and long-term focused awards, subjecting awards to forfeiture in the case of certain terminations of employment, and subjecting awards to equity claw-backs under certain scenarios related to violations of our risk management policies and practices.

In combination with our risk-management practices, we do not believe that risks arising from our compensation policies and practices for our employees, including our Named Executive Officers, are reasonably likely to have a material adverse effect on our Company.

Actions Taken For the 2018 Fiscal Year

On an annual basis, the Compensation Committee reviews executive compensation data and analysis on general industry and peer trends and actions, including benchmark positions. The Compensation Committee typically engages an independent, third-party consultant to help ensure, among other objectives, that our executive compensation program is competitive and in line with industry practices and a relevant peer group, incorporates prevailing governance standards, and provides a balanced mix of performance-based compensation and short- and long-term incentives to maintain alignment with short- and long- term objectives.

In December 2017, following robust discussion and evaluation of our existing executive compensation program against the data and analysis provided by Pearl Meyer, serving as the Compensation Committee’s independent, third-party compensation consultant, the Compensation Committee modified our NEO’s executive compensation packages for 2018.

To ensure an appropriate balance of short- and long-term incentives, the Compensation Committee determined to increase the target values for the 2017 LTI equity awards granted in December 2017 for each of our Named Executive Officers, and to also apply those increased target values for the 2018 LTI equity award anticipated to be granted in December 2018. The target values for the 2018 STI cash bonus awards for each the Named Executive Officers were reduced as disclosed in the table below, and base salaries were held flat for each Named Executive Officer other than for Mr. Bixenman. In order to align Mr. Bixenman’s compensation with his role and responsibilities within the Company, and with other internal positions, the Compensation Committee determined it was appropriate to increase Mr. Bixenman’s 2018 annual base salary to $400,000 from $362,000.

2018 STI Target Value Reductions

• The STI award target for Mr. Gawick was reduced from 250% to 120%.

• The STI award target for Mr. Hobbs was reduced from 150% to 90%.

• The STI award target for Mr. Cashiola was reduced from 100% to 75%.

• The STI award target for Ms. Hunter was reduced from 100% to 75%.

• The STI award target for Mr. Bixenman was reduced from 100% to 75%.

Assuming payout at the target values, and with the exception of Mr. Bixenman due to his increased base salary, each NEO’s total direct compensation opportunity is expected to remain relatively flat in 2018 compared to 2017. We also expect that in 2018 the mix of the 2018 LTI equity awards will again change to include an even greater percentage of performance-based awards.

Mr. Cashiola, our former Chief Financial Officer, resigned from the Company effective as of March 20, 2018. His base salary remained flat for 2018 through the date of his termination of employment and he forfeited his 2018 STI and LTI opportunities as part of his severance arrangement (see “Executive Compensation Tables—Potential Payments Upon Termination or Change in Control”—“Waiver and Release Agreement” for additional information regarding Mr. Cashiola’s termination of employment).

C&J ENERGY SERVICES, INC. 2018 PROXY STATEMENT 43

COMPENSATION COMMITTEE REPORT

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of C&J Energy Services, Inc.:

•	Has reviewed and discussed with management the Compensation Discussion and Analysis section for the year ended December 31, 2017 included in this Proxy Statement, as required by Item 402(b) of Regulation S-K; and

•	Based on such review and discussions, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for the 2018 Annual Meeting of Stockholders.

Respectfully submitted by the Compensation Committee of the Board of Directors of C&J Energy Services, Inc.

John J. Kennedy (Chairman)

Stuart M. Brightman

Steven Mueller

Michael Roemer

Michael Zawadzki

44 C&J ENERGY SERVICES, INC. 2018 PROXY STATEMENT

EXECUTIVE COMPENSATION TABLES

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The table below sets forth the annual compensation earned during the 2017, 2016 and 2015 fiscal years, as applicable, by our Named Executive Officers:

Name and Principal Position	Year	Base Salary ($)(1)	Bonus ($)(2)	LTI Share Awards ($)(3)	LTI Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(4)	Total ($)

Donald Gawick Chief Executive Officer	2017	831,250	—	10,372,100	2,817,997	2,110,938	14,520	16,146,805
	2016	654,106	2,766,669	—	—	—	29,369	3,450,144

	2015	484,973	555,000	1,290,998	—	—	35,725	2,366,696

E. Michael Hobbs Chief Operating Officer	2017	475,000	—	4,083,138	1,127,334	771,848	31,192	6,488,512
	2016	380,229	665,752	—	—	—	17,350	1,063,331

Mark Cashiola Chief Financial Officer	2017	403,750	—	2,687,179	752,988	513,881	14,520	4,372,318
	2016	316,188	776,202	—	—	—	32,344	1,124,734

Danielle Hunter Executive Vice President and General Counsel	2017	380,000	—	2,574,775	715,633	483,652	16,305	4,170,365
	2016	286,486	708,851	—	—	—	30,413	1,025,750

Patrick Bixenman Chief Administrative Officer and President, Research and Technology	2017	344,000	—	2,367,939	653,579	437,854	21,216	3,824,588

(1)	In March 2016, the Company implemented reductions in base salaries for all employees, including a 10% reduction in the base salaries of the Named Executive Officers. During 2017, as our performance improved and outlook strengthened, we began to reinstate base salaries and make other adjustments as necessary to remain competitive. The Named Executive Officers voluntarily elected not to have their salaries reinstated until after the salaries of the rest of the organization had been fully restored. As a result, the base salaries for the Named Executive Officers remained at the reduced levels into the third quarter of 2017. Accordingly, for the fiscal year ended December 31, 2017, the base salary amounts reflect a 10% salary reduction in effect for the period from January 1, 2017 to July 1, 2017. Base salary adjustments for Messrs. Gawick and Cashiola and for Ms. Hunter for the fiscal year ended December 31, 2016 were generally effective June 23, 2016 in connection with their appointments to their current positions and entry into new employment agreements; however, their prior salaries were also subject to the 10% reduction. Base salary adjustments for Messrs. Hobbs and Bixenman for the fiscal year ended December 31, 2016 were generally effective August 22, 2016 in connection with their appointments to their current positions and entry into new employment agreements; however, their prior salaries were also subject to the 10% reduction. Base salary adjustments for Mr. Gawick for the fiscal year ended December 31, 2015 was generally effective March 24, 2015 in connection with the closing of the Nabors Merger and his entry into a new employment agreement.

(2)	For 2016, the amounts in this column reflect amounts earned under the 2016 Senior Executive Incentive Plan, which was implemented during the Chapter 11 Proceeding for incentive purposes. For years prior to 2016, the amounts in this column reflect amounts earned for the applicable year as the annual cash bonus award, regardless of when it was paid.

(3)	These columns reflect, as applicable, (a) for 2017, stock options and restricted shares awarded in the Emergence Grants and as annual LTI equity award, as well as performance shares at the target level awarded in the annual LTI equity award; (b) for 2016, restricted shares granted as the annual LTI equity award; (c) for 2015, a special transaction success equity bonus granted to Mr. Gawick pursuant to his employment agreement in connection with the closing of the Nabors Merger; and (d) for 2015, the phantom units granted to Mr. Gawick under the C&J International Middle East FZCO Phantom Equity Arrangement (although the accounting value on the grant date of the awards was $0, therefore no values are reflected for these awards in the table above for the 2015 year). The amounts in this column represent the aggregate grant date fair value of such equity awards computed in accordance with Financial Accounting Standards Board (“FASB”), Accounting Standards Codification (“ASC”) Topic 718, disregarding any estimate of forfeitures. Please see Note 7 to our consolidated financial statements filed with our Annual Report on Form 10-K for a detailed discussion of the assumptions used in calculated the grant date fair values of all equity awards.

(4)	The amounts in this column for the 2017 fiscal year include the following amounts for each of the Named Executive Officers: (i) for executive life and disability insurance: $630 to Mr. Gawick, $630 to Mr. Hobbs, $630 to Mr. Cashiola, $630 to Ms. Hunter, and $630 to Mr. Bixenman; (ii) for company matching contributions to each of Messrs.’ Hobbs and Bixenman and Ms. Hunter’s 401(k) Plan account in the following amounts: $9,923 to Mr. Hobbs; $6,696 to Mr. Bixenman, and $1,785 to Ms. Hunter; and (iii) for automobile allowances and related fuel and maintenance costs $13,890 to Mr. Gawick, $20,639 to Mr. Hobbs, $13,890 to Mr. Cashiola, $13,890 to Ms. Hunter and $13,890 to Mr. Bixenman.

C&J ENERGY SERVICES, INC. 2018 PROXY STATEMENT 45

EXECUTIVE COMPENSATION TABLES

Grants of Plan-Based Awards for the 2017 Fiscal Year

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Donald Gawick	STIP	—	131,250	1,750,000	4,156,250
	Restricted Stock	2/5/2017							145,406			6,528,729
	Stock Option	2/5/2017								100,642	42.65	2,233,246
	Performance Shares	12/14/2017				8,515	34,058	68,116				1,266,958
	Restricted Stock	12/14/2017							81,739			2,576,413
	Stock Option	12/14/2017								35,314	30.83	584,447
E. Michael Hobbs	STIP	—	75,000	750,000	1,425,000
	Restricted Stock	2/5/2017							59,349			2,664,770
	Stock Options	2/5/2017								41,078	42.65	911,521
	Performance Shares	12/14/2017				3,142	12,569	25,138				467,567
	Restricted Stock	12/14/2017							30,165			950,801
	Stock Option	12/14/2017								13,033	30.83	215,696
Mark Cashiola	STIP	—	42,500	425,000	807,500
	Restricted Stock	2/5/2017							40,358			1,812,074
	Stock Options	2/5/2017								27,933	42.65	619,833
	Performance Shares	12/14/2017				1,939	7,755	15,510				288,486
	Restricted Stock	12/14/2017							18,611			586,619
	Stock Option	12/14/2017								8,041	30.83	133,079
Danielle Hunter	STIP	—	40,000	400,000	760,000
	Restricted Stock	2/5/2017							37,984			1,705,482
	Stock Options	2/5/2017								26,290	42.65	583,375
	Performance Shares	12/14/2017				1,926	7,703	15,406				286,552
	Restricted Stock	12/14/2017							18,488			582,742
	Stock Option	12/14/2017								7,987	30.83	132,185
Patrick Bixenman	STIP	—	40,000	400,000	760,000
	Restricted Stock	2/5/2017							34,396			1,544,380
	Stock Options	2/5/2017								23,807	42.65	528,277
	Performance Shares	12/14/2017				1,825	7,298	14,596				271,486
	Restricted Stock	12/14/2017							17,515			552,073
	Stock Option	12/14/2017								7,567	30.83	125,234

(1)	See the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for actual amounts paid to each Named Executive Officer under the STIP for 2017 and “Components of Our 2017 Executive Compensation Program—Annual Short-Term Incentive Award—Cash Bonus” within CD&A for a description of the performance-based STIP for 2017.

(2)	The actual number of shares that vest ranges from 0% to 200% of the original shares granted depending on the achievement of certain levels of total stockholder returns (TSR) relative to a peer group established by the Compensation Committee of the Board of Directors. We have reflected the awards at “target” levels for purposes of this table. See the description of our performance shares in “Components of Our 2017 Executive Compensation Program—Annual Long-Term Incentive Award—Equity Grant” within CD&A for a more detailed description of the awards.

46 C&J ENERGY SERVICES, INC. 2018 PROXY STATEMENT

EXECUTIVE COMPENSATION TABLES

Narrative Disclosure to the Summary Compensation Table and Grants of Plan-Based Awards for the 2017 Fiscal Year Table

Employment Agreements

We maintain employment agreements with each of the Named Executive Officers. The employment agreements set forth the duties of each NEO’s position. Each employment agreement sets forth the NEO’s base salary, annual short-term incentive and long-term incentive target opportunities, and eligibility for various other benefits such as health and welfare benefits and/or retirement opportunities. Please see “Components of Our 2017 Executive Compensation Program—Employment Agreements” within CD&A for a more detailed description of these employment agreements.

With respect to the equity incentive awards that the Named Executive Officers are entitled to receive under the employment agreements, the terms and conditions of such equity awards are determined by the Compensation Committee on an individual basis and governed by individual award agreements.

For potential severance and change in control benefits under these employment agreements, see “—Potential Payments upon Termination or Change in Control” below.

Percentage of Salary and Cash Bonus in Comparison to Total Compensation

The amount of base salary and cash bonuses that our Named Executive Officers received for 2017 in relation to their respective total compensation amounts for 2017 as reported in the “Summary Compensation Table” is as follows:

Name	Salary & Cash Bonus as Percentage of Total Compensation
Donald Gawick	18%
E. Michael Hobbs	19%
Mark Cashiola	21%
Danielle Hunter	21%
Patrick Bixenman	20%

C&J ENERGY SERVICES, INC. 2018 PROXY STATEMENT 47

EXECUTIVE COMPENSATION TABLES

Outstanding Equity Awards at 2017 Fiscal Year-End

The following table provides information on the equity awards held by the Named Executive Officers as of December 31, 2017. This table includes unexercised options that were vested as of December 31, 2017, as well as unvested options, restricted shares and performance shares. The vesting dates for each equity award are shown in the accompanying footnotes.

	Option Awards						Share Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares That Have Not Vested (#)		Market Value of Shares That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)(6)	Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested ($)(5)
Donald Gawick	34,218	(1)	66,424	(1)	42.65	02/05/2027
	—		35,314	(2)	30.83	12/13/2027
							95,968	(3)	3,212,049	34,058	1,139,921
							81,739	(4)	2,735,804
E. Michael Hobbs	13,966	(1)	27,112	(1)	42.65	02/05/2027
	—		13,033	(2)	30.83	12/13/2027
							39,170	(3)	1,311,020	12,569	420,684
							30,165	(4)	1,009,623
Mark Cashiola	9,497	(1)	18,436	(1)	42.65	02/05/2027
	—		8,041	(2)	30.83	12/13/2027
							26,636	(3)	891,507	7,755	259,560
							18,611	(4)	622,910
Danielle Hunter	8,938	(1)	17,352	(1)	42.65	02/05/2027
	—		7,987	(2)	30.83	12/13/2027
							25,070	(3)	839,093	7,703	257,819
							18,488	(4)	618,793
Patrick Bixenman	8,094	(1)	15,713	(1)	42.65	02/05/2027
	—		7,567	(2)	30.83	12/13/2027
							22,701	(3)	759,802	7,298	244,264
							17,515	(4)	586,227

(1)	As part of the Emergence Grants, each of these options was granted under the C&J Energy Services, Inc. 2017 Management Incentive Plan and are subject to a time-based vesting schedule such that: (i) 34% of the options vested and became exercisable immediately on February 5, 2017, (ii) 22% of the options vested and became exercisable on February 5, 2018, (iii) 22% of the options vest and become exercisable on February 5, 2019 and (iv) 22% of the options vest and become exercisable on February 5, 2020.

(2)	As part of the annual long-term incentive equity award, each of these options was granted under the C&J Energy Services, Inc. 2017 Management Incentive Plan and are subject to a time-based vesting schedule such that: (i) 34% of the options vest and become exercisable on December 13, 2018, (ii) 33% of the options vest and become exercisable on December 13, 2019, and (iii) 33% of the options vest and become exercisable on December 13, 2020.

(3)	As part of the Emergence Grants, each of these restricted share awards was granted under the C&J Energy Services, Inc. 2017 Management Incentive Plan and are subject to a time-based vesting schedule such that: (i) 34% of the restricted shares vested and became exercisable immediately on February 5, 2017 (thus are not reflected within the table above), (ii) 22% of the restricted shares vested and became exercisable on February 5, 2018, (iii) 22% of the restricted shares vest and become exercisable on February 5, 2019 and (iv) 22% of the restricted shares vest and become exercisable on February 5, 2020.

(4)	As part of the annual long-term incentive equity award, each of these restricted shares was granted under the C&J Energy Services, Inc. 2017 Management Incentive Plan and subject to a time-based vesting schedule such that: (i) 34% of the restricted shares vest and become exercisable on December 13, 2018, (ii) 33% of the restricted shares vest and become exercisable on December 13, 2019, and (iii) 33% of the restricted shares vest and become exercisable on December 13, 2020.

(5)	The market value of the restricted share awards and performance share awards was calculated by multiplying the applicable number of underlying securities outstanding as of December 31, 2017 by $33.47, which was the market value of C&J’s common stock on December 29, 2017 (the last trading day of the year).

(6)

As part of the annual long-term incentive equity award, each of these performance shares was granted under the C&J Energy Services, Inc. 2017 Management Incentive Plan on December 13, 2017 and is scheduled to vest on the third anniversary of the grant date, subject to the grantee’s

48 C&J ENERGY SERVICES, INC. 2018 PROXY STATEMENT

EXECUTIVE COMPENSATION TABLES

continued employment with or provision of services to the Company or its affiliates through the third anniversary of the date of grant. The actual number of shares that vest ranges from 0% to 200% of the original shares granted depending on the achievement of certain levels of total stockholder returns (TSR) relative to a peer group established by the Compensation Committee of the Board of Directors. We have reflected the awards at “target” levels for purposes of this table.

Option Exercises and Shares Vested in the 2017 Fiscal Year

The following table presents information regarding the exercise of options and the vesting of restricted share awards held by the Named Executive Officers during 2017.

	Option Awards		Share Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Donald Gawick	—	—	49,438	1,792,128
E. Michael Hobbs	—	—	20,179	731,489
Mark Cashiola	—	—	13,722	497,423
Danielle Hunter	—	—	12,914	468,133
Patrick Bixenman	—	—	11,695	423,944

(1)	On February 5, 2017, the vesting date for these awards, C&J’s common stock was trading on the OTC Grey Market. The value for tax purposes was reasonably determined to be $36.25 per share.

Pension Benefits

While we provide our employees with the opportunity to participate in the 401(k) Plan, we do not currently maintain a defined benefit pension plan. Please read “Compensation Discussion and Analysis-Components of 2017 Executive Compensation Program-Other Benefits and Policies.”

Nonqualified Deferred Compensation

We do not provide a nonqualified deferred compensation plan for our employees, including our Named Executive Officers, at this time.

Potential Payments Upon Termination or Change in Control

The following discussion and table reflect the payments and benefits that each of the Named Executive Officers would have been eligible to receive upon certain termination events, assuming that each such termination occurred on December 31, 2017. As a result, the payments and benefits disclosed represent what would have been due and payable to the Named Executive Officers under the applicable agreements and plans in existence between the Named Executive Officers and C&J as of December 31, 2017. The payments and benefits described below do not contemplate any changes to such agreements or plans, or new agreements or plans adopted, after December 31, 2017.

Employment Agreements in effect as of December 31, 2017

The employment agreements between us and the Named Executive Officers that existed as of December 31, 2017 contained certain severance provisions as described in greater detail below. No severance payments are made in connection with a termination for cause.

Termination by the Company other than for Cause or Termination by the Executive for Good Reason Outside of a Change in Control: If the Named Executive Officer is terminated other than for “cause” (as defined in the employment agreements) by C&J or the Named Executive Officer resigns for “good reason” (as defined in the employment agreements), in each case, outside of the period beginning 30 days prior to the effective date of a “change in control” (as defined in the employment agreements) and ending on the two year anniversary of the effective date of such change in control (such period, the “Protected Period”), then the Named Executive Officer would be eligible to receive: (i) to the extent unpaid, the sum of the NEO’s base salary earned through the date of termination, subject to C&J’s vacation policies then in effect, any accrued, unused vacation pay earned by the Named Executive Officer, and any unreimbursed business expenses; (ii) subject to satisfaction of any applicable performance targets, any of the NEO’s unpaid annual STI cash bonuses with respect to a previous calendar year completed prior to the date of termination (without regard to any continued employment requirement) (each (i) and (ii), the “Accrued Obligations”); (iii) payment of the annual STI cash bonus for the

C&J ENERGY SERVICES, INC. 2018 PROXY STATEMENT 49

EXECUTIVE COMPENSATION TABLES

calendar year in which the termination occurs (based on actual results and payable at the time bonuses are paid to active executives); (iv) a lump sum payment of an amount equal to two times the sum of (a) the NEO’s annualized base salary in effect on the date of termination and (b) the NEO’s annual STI cash bonus target value in effect for the calendar year in which the date of termination occurs; and (v) a lump sum payment of an amount equal to all COBRA premiums that would be payable for the 18-month period beginning on the date of termination, assuming that the Named Executive Officer and the NEO’s eligible dependents elected COBRA coverage (without regard to whether actual coverage was elected or would be applicable for the entire 18-month period). All Named Executive Officers also would receive accelerated vesting of any unvested equity awards; provided, however, that any award that was intended to be performance-based compensation under Section 162(m) of the Code would not have become vested unless and until the applicable performance goal for such award for purposes of Section 162(m) of the Code was attained and would be paid based on the actual results of such applicable performance goal.

Termination by the Company other than for Cause or Termination by the Executive for Good Reason in connection with a Change in Control: If the Named Executive Officer is terminated other than for cause by us or the Named Executive Officer resigns for good reason, during the Protected Period in connection with a change in control, then the Named Executive Officer would be eligible to receive (in lieu of the ordinary severance payments and benefits described above): (i) the Accrued Obligations; (ii) payment of the annual STI cash bonus for the calendar year in which the termination occurs at the target level; (iii) a lump sum payment in an amount equal to three times the sum of (a) the NEO’s annualized base salary in effect on the date of termination and (b) the NEO’s annual STI cash bonus target value in effect for the calendar year in which the date of termination occurs; and (iv) a lump sum payment of an amount equal to all COBRA premiums that would be payable for the 36-month period beginning on the date of termination, assuming that the Named Executive Officer and the NEO’s eligible dependents elected COBRA coverage (without regard to whether actual coverage was elected or would be applicable for the entire 36-month period). All Named Executive Officers also would receive accelerated vesting of any unvested equity awards; provided, however, that, with respect to any award that was intended to be performance-based compensation under Section 162(m) of the Code, such award would be paid at the target level without regard to any performance goal otherwise applicable thereto.

Termination on Death or Disability: If the Named Executive Officer is terminated by reason of death or permanent disability (as defined in the employment agreement), then the Named Executive Officer would be eligible to receive: (i) the Accrued Obligations; (ii) payment of the annual STI cash bonus for the calendar year in which the termination occurs based on actual performance; and (iii) timely payment or provision of any and all benefit obligations provided under the employment agreement (which include, but is not limited to, employee benefits, sick-leave benefits, disability insurance and paid vacation), which under their terms are payable in the event of the NEO’s death or permanent disability. All Named Executive Officers also would receive accelerated vesting of any unvested equity awards; provided, however, that, with respect to any award that was intended to be performance-based compensation under Section 162(m) of the Code, such award would be paid at the target level without regard to any performance goal otherwise applicable thereto.

If any portion of the payments under the employment agreements would constitute “excess parachute payments” and would have resulted in the imposition of an excise tax on the Named Executive Officer, then the payments made to such Named Executive Officer would have either been (1) delivered in full or (2) reduced in accordance with the NEO’s employment agreement until no portion of the payments are subject to an excise tax, whichever would have resulted in the Named Executive Officer receiving the greatest benefit on an after-tax basis.

Pursuant to each of our NEO’s employment agreements, all payments of deferred compensation paid upon a termination of employment would have been paid on the second day following the sixth month after the Named Executive Officer’s termination of employment if so required by Section 409A of the Code (or, if earlier, death or any date that otherwise complied with Section 409A of the Code).

Equity Award Agreements

Our form agreements for awards granted to the Named Executive Officers under the MIP considers that each Named Executive Officer is also a party to an employment agreement with us. To the extent that an employment agreement includes provisions that govern the treatment of equity awards (whether in the case of a termination of service or a change in control or otherwise), the provisions of the employment agreement will supersede the terms of the applicable award agreements and govern the treatment of such equity awards. To the extent the employment agreement does not include such provisions, the provisions of each applicable award agreement will govern.

50 C&J ENERGY SERVICES, INC. 2018 PROXY STATEMENT

EXECUTIVE COMPENSATION TABLES

Potential Payments Upon Termination or Change in Control Table

The following table quantifies the amounts that each of our Named Executive Officers would have received under the terms of the respective employment agreements upon certain termination events, assuming that such an event occurred on December 31, 2017. These amounts could not be determined with any certainty outside of the occurrence of an actual termination. The value of any accelerated equity vesting upon a hypothetical termination is based on the closing price of C&J’s common stock on December 29, 2017, which was $33.47 per share. We have also assumed for purposes of the table below that all Accrued Obligations and other similar expenses were paid current or equaled $0 as of December 31, 2017. Where applicable, amounts reported reflect each NEO’s base salary and target value or actual bonus value as of December 31, 2017. Any actual payments that may be made pursuant to the agreements described above are dependent on various factors, which may or may not exist at the time the Named Executive Officer is actually terminated. Therefore, such amounts and disclosures should be considered “forward-looking statements.”

Name and Principal Position	Without Cause or For Good Reason Termination, Outside of a Change in Control ($)	Without Cause or For Good Reason Termination, or Non-Renewal by us, in Connection with Change in Control ($)	Termination Due to Death or Disability ($)
Donald Gawick
Chief Executive Officer
Severance (Multiple of Salary and Target Bonus)	5,250,000	7,875,000	—
Cash Bonus(1)	2,251,224	1,750,000	2,251,224
Continued Medical	19,415	38,831	—
Accelerated Equity(2)	7,181,004	7,181,004	7,181,004

Total	14,701,643	16,844,835	9,432,228
E. Michael Hobbs
Chief Operating Officer
Severance (Multiple of Salary and Target Bonus)	2,500,000	3,750,000	—
Cash Bonus(1)	771,848	750,000	771,848
Continued Medical	19,415	38,831	—
Accelerated Equity(2)	2,775,734	2,775,734	2,775,734

Total	6,066,997	7,314,565	3,547,582
Mark Cashiola
Chief Financial Officer
Severance (Multiple of Salary and Target Bonus)	1,700,000	2,550,000	—
Cash Bonus(1)	437,381	425,000	437,381
Continued Medical	26,505	53,009	—
Accelerated Equity(2)	1,795,205	1,795,205	1,795,205

Total	3,959,091	4,823,214	2,232,586
Danielle Hunter
Executive Vice President and General Counsel
Severance (Multiple of Salary and Target Bonus)	1,600,000	2,400,000	—
Cash Bonus(1)	411,652	400,000	411,652
Continued Medical	14,893	29,786	—
Accelerated Equity(2)	1,736,791	1,736,791	1,736,791

Total	3,763,336	4,566,577	2,148,443
Patrick Bixenman
Chief Administrative Officer and President, Research and Technology
Severance (Multiple of Salary and Target Bonus)	1,448,000	2,172,000	—
Bonus(1)	372,654	362,000	372,654
Continued Medical	26,505	53,009	—
Accelerated Equity(2)	1,610,270	1,610,270	1,610,270

Total	3,457,429	4,197,279	1,982,924

(1)

In the event of a termination without cause or for good reason outside of a change in control, or due to death or disability, each Named Executive Officer is entitled to receive payment of the annual STI cash bonus earned for the calendar year in which the termination occurs in an amount based on actual results and payable at the time bonuses are paid to active executives. In the event of a termination without cause or for good

C&J ENERGY SERVICES, INC. 2018 PROXY STATEMENT 51

EXECUTIVE COMPENSATION TABLES

reason in connection with a change in control, each Named Executive Officer is entitled to receive payment of the annual STI cash bonus at the target value in effect for the calendar year in which the termination occurs.

(2)	In the event of a termination without cause or for good reason outside of a change in control, all long-term equity compensation awards granted to each Named Executive Officer not previously vested shall become fully vested, with any unexercised options remaining exercisable for the full term thereof; provided, however, that, with respect to any award that is intended to be performance-based compensation under Section 162(m) of the Code, such award shall not become vested unless and until the applicable performance goal for such award is attained and then paid based on the actual results of such applicable performance goal. In the event of a termination without cause or for good reason in connection with a change in control, or in in the event of termination due to death or disability, all long-term equity compensation awards granted to each Named Executive Officer not previously vested shall become fully vested, with any unexercised options remaining exercisable for the full term thereof; provided, however, that, with respect to any award that is intended to be performance-based compensation under Section 162(m) of the Code, such award shall be paid at the target level without regard to any performance goal otherwise applicable thereto. Accordingly, as of December 31, 2017, we have assumed that the target level of performance would have been achieved, therefore the acceleration value of equity awards is the same for all scenarios.

Waiver and Release Agreement

As described above under “Compensation Discussion and Analysis—Introduction,” Mr. Cashiola, our former Chief Financial Officer, resigned from the Company effective as of March 20, 2018. In connection with his termination of employment, Mr. Cashiola entered into a Waiver and Release Agreement with the Company, pursuant to which Mr. Cashiola received (i) a lump sum cash severance payment equal to $2,170,343, which represented an amount equal to the sum of (A) $1,700,000, which was two times the sum of Mr. Cashiola’s then current salary and the target value for the annual short-term incentive cash bonus specified in Mr. Cashiola’s employment agreement (the “Cashiola Employment Agreement”), (B) $425,000, as a payment for Mr. Cashiola’s short-term incentive bonus for 2018 at the target value specified in the Cashiola Employment Agreement, (C) $16,346, which was a payment in lieu of further advance notice of termination as required pursuant to the Cashiola Employment Agreement, and (D) $28,997, which represented 18 months’ of the cost of COBRA medical premiums; and (ii) accelerated vesting of outstanding equity awards, including (X) 20,332 stock options, (Y) 36,369 restricted shares and (Z) 7,755 performance shares. No other severance or termination benefits were paid to Mr. Cashiola as a result of his resignation or the termination of the Cashiola Employment Agreement.

52 C&J ENERGY SERVICES, INC. 2018 PROXY STATEMENT

CEO PAY RATIO DISCLOSURES

CEO PAY RATIO DISCLOSURES

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship (the “CEO Pay Ratio”) of the annual total compensation of an identified median employee and the annual total compensation of Donald Gawick, our President and Chief Executive Officer.

For 2017, our last completed fiscal year, the CEO Pay Ratio as calculated pursuant to Item 402(u) was as follows:

•	The annual total compensation of our median employee was $78,884.

•	The annual total compensation of our CEO, as reported in the Summary Compensation Table included under “Executive Compensation Tables,” was $16,146,805.

•	The ratio of the 2017 annual total compensation of our CEO to the annual total compensation of our median employee was reasonably estimated to be 202 to 1.

CEO 2017 Total Compensation: The 2017 total compensation of Mr. Gawick was unusually high compared to prior years, and we expect to disclose a lower CEO Pay Ratio in future years. As explained in CD&A under “2017 Overview-Key Considerations and Actions,” we experienced a number of exceptional circumstances and had other unique considerations that significantly impacted our 2017 executive compensation program. Most notably, entering 2017, Mr. Gawick did not own any C&J common stock due to the impact of the Chapter 11 Proceeding. The Compensation Committee worked with an independent, external compensation consultant to design the special, one-time, long-term incentive “Emergence Grant” to Mr. Gawick and other key employees. The primary purpose of this Emergence Grant was to build stock ownership and create alignment between our people and the long-term interests of our stockholders, as well as for retention. Mr. Gawick’s Emergence Grant of restricted stock and stock options was valued at approximately $8.8 million at the time of grant. See “Components of Our 2017 Executive Compensation Program—Special Long-Term Incentive Award-Successful Emergence from Chapter 11 Proceeding” under CD&A for additional information regarding the Emergence Grant; and “CEO 2017 Total Realized Compensation” graph under “Components of Our 2017 Executive Compensation Program—Overview” for additional information regarding Mr. Gawick’s 2017 total realized compensation.

Because the Emergence Grant was a special, one-time compensation award for Mr. Gawick to address exceptional circumstances and unique considerations, we have also calculated the CEO Pay Ratio excluding the Emergence Grant. We believe the below represents a more normalized CEO Pay Ratio and expect this estimate to be more closely in line with the CEO Pay Ratio we will report in future years:

•	The annual total compensation of our median employee was $78,884.

•	The annual total compensation of our CEO excluding the Emergence Grant was $7,384,698.

•	Based on the above, the ratio of the modified 2017 annual total compensation of Mr. Gawick to the annual total compensation of our median employee was reasonably estimated to be 92 to 1.

Identifying the Median Employee: We identified the median employee by examining the 2017 total cash compensation for all individuals, excluding our CEO, who were full-time C&J employees on December 31, 2017.

•	We believe that total cash compensation for all employees is a consistently applied compensation measure because we do not widely distribute equity awards within our organization. Approximately 6% of our employees received annual long-term incentive equity awards in 2017.

•	We selected December 31, 2017 as the appropriate identification date for determining our median employee because it enabled us to make such identification in a reasonably efficient and economic manner.

•	We did not make any assumptions, adjustments, or estimates with respect to total cash compensation, and we did not annualize the compensation for any full-time employees that were not employed by us for all of 2017.

•	For purposes of identifying the median employee, total cash compensation includes all cash compensation paid in 2017, including base earnings, vacation pay, sick-leave pay, overtime pay and/or double time pay, as derived from our internal payroll systems.

•	Using this methodology, we determined that the median employee was a full-time, hourly employee located in Bakersfield, California working as a mechanic in our well support services segment.

Median Employee 2017 Total Compensation: We combined all of the components of the median employee’s 2017 compensation to determine annual total compensation in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. The difference between such employee’s total cash compensation (comprised of salary, wages and overtime pay) and total compensation represents the estimated value of such employee’s health care benefits and contributions that were made on the employee’s behalf to our 401(k) plan for the 2017 fiscal year.

We expect that in 2018 and going forward Mr. Gawick’s annual total compensation will reflect the objectives, principles, policies and practices of our executive compensation program discussed in this Proxy Statement under “Compensation Discussion and Analysis.”

C&J ENERGY SERVICES, INC. 2018 PROXY STATEMENT 53

DIRECTOR COMPENSATION

DIRECTOR COMPENSATION

Annual compensation for our non-employee directors is comprised of cash and equity-based compensation. We also reimbursed our non-employee directors for reasonable out-of-pocket expenses associated with travel to and attendance at our Board and committee meetings. We do not pay for meeting attendance, or provide any other benefits or perquisites to our non-employee directors. Our President and Chief Executive Officer, Mr. Gawick, does not receive any additional compensation for his service as a director (his compensation as an executive is discussed in CD&A and detailed in “Executive Compensation Tables”). Additionally, one of our non-employee directors, Michael Zawadzki, is employed by one of our largest stockholders and has declined any compensation for his service as a director pursuant to his employer’s policy.

The Board believes that compensation for non-employee directors should be in line with market practice and the Company’s peer group, fairly and reasonably compensating directors for the time and skills they devote to serving the Company, and aligned with stockholder interests. In accordance with its charter, the Compensation Committee annually reviews director compensation and makes recommendations to the Board in connection therewith. The Compensation Committee utilizes an independent compensation consultant for independent and objective market data and analysis and advice with respect to the design of the director compensation program.

To ensure alignment with our stockholders’ interest, all non-employee directors, other than Mr. Zawadzki, are required by our stock ownership guidelines to own C&J common stock in an amount equal to or in excess of five times their annual cash retainer. The Compensation Committee reviews the holdings of all non-employee directors on an annual basis to ensure compliance with the stock ownership guidelines. Each non-employee director has five years to meet the requirements, starting from the later of (a) August 4, 2017 and (b) the date such director is first elected to the Board. See “Compensation Discussion and Analysis—Stock Ownership Guidelines” in this Proxy Statement for additional information on our stock ownership guidelines. Each non-employee director (other than Mr. Zawadzki) is currently on track to reach compliance within the requisite five-year period.

2017 Director Compensation

The following table describes the components of our 2017 non-employee director compensation program, which was determined and approved by the steering committee of lenders in C&J’s Chapter 11 Proceeding as part of C&J’s approved Restructuring Plan:

Compensation Element	2017 Non-Employee Director Compensation Program
Annual Cash Retainer	$87,500
Annual Equity Award(1)	$87,500
Additional Equity Award—Chair(1)	$50,000 to the Board Chairman
$20,000 to the Audit Committee Chairman
$15,000 to the Compensation Committee Chairman
$15,000 to the Nominating and Governance Committee Chairman

(1)	Equity awards are granted as restricted stock which vest 100% on the one year anniversary of the date of grant.

The following table discloses the total compensation earned by each of our non-employee directors for service in the 2017 fiscal year.

Name	Fees Earned in Cash ($)	Share Awards ($)(2)	Total ($)
Patrick Murray	87,500	333,898	421,398
Stuart Brightman	87,500	230,156	317,656
John Kennedy	87,500	253,584	341,084
Steven Mueller	87,500	253,584	341,084
Michael Roemer	87,500	261,438	348,938
Michael Zawadzki(1)	—	—	—

(1)	Mr. Zawadzki does not receive compensation for his service as a non-employee director. Mr. Zawadzki, is employed by one of our largest stockholders and declined any compensation for his service as a director pursuant to his employer’s policy.

(2)

The grant date fair value of the common shares is based on the closing price of C&J’s common stock on the date of grant, in accordance with FASB ASC Topic 718. Please read Note 1 to C&J’s consolidated financial statements included in C&J’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC for additional information. The grants in this column reflect the annual grant provided with

54 C&J ENERGY SERVICES, INC. 2018 PROXY STATEMENT

DIRECTOR COMPENSATION

respect to the 2017 year, as well as the annual equity grant provided for the 2018 year but which was granted December 13, 2017 and is therefore required to be reflected within the 2017 Director Compensation Table. As of December 31, 2017, each director held the following number of outstanding equity awards: Mr. Murray, 9,225; Mr. Brightman, 6,431; Mr. Kennedy, 7,025; Mr. Mueller, 7,025; Mr. Roemer, 7,224; and Mr. Zawadzki, 0.

(3)	Other than reimbursement for reasonable out-of-pocket expenses associated with travel to and attendance at our Board and committee meetings, none of the non-employee directors received any fees or payment for services other than as a director.

Changes to Directors Compensation for 2018

During the fourth quarter of 2017, the Compensation Committee reviewed our director compensation program and also engaged Pearl Meyer as independent, external compensation consultant to provide benchmarking data and analysis and to review and advise on the design of our director compensation program. The Compensation Committee utilized Pearl Meyer’s report and recommendation, and also solicited input from executive management, in determining recommendations to the Board for adjustments to our director compensation program for 2018.

In order to better align our director compensation program with our peers and the broader market, while strengthening alignment with the long-term interests of our stockholders, the Board unanimously approved the following 2018 non-employee director compensation program:

Compensation Element	2018 Non-Employee Director Compensation Program
Annual Cash Retainer(1)	$87,500
Annual Equity Award(2)	$135,500
Additional Cash Retainer—Chair(1)	$50,000 to the Board Chairman
$10,000 to the Audit Committee Chairman
$7,500 to the Compensation Committee Chairman
$7,500 to the Nominating and Governance Committee Chairman
Additional Equity Award—Chair(2)	$50,000 to the Board Chairman
$10,000 to the Audit Committee Chairman
$7,500 to the Compensation Committee Chairman
$7,500 the Nominating and Governance Committee Chairman

(1)	These cash retainers were paid in January 2018.

(2)	Equity awards granted as restricted stock vest 100% on the one year anniversary of the date of grant. These awards were granted to the applicable directors on December 13, 2017.

C&J ENERGY SERVICES, INC. 2018 PROXY STATEMENT 55

REPORT OF THE AUDIT COMMITTEE

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is appointed by the Board of the Company to assist the Board in fulfilling its oversight responsibilities with respect to (1) the integrity of the Company’s financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements; (2) the independence, qualifications and performance of the Company’s independent registered public accounting firm; (3) the effectiveness and performance of the Company’s internal audit function; and (4) other matters as set forth in the charter of the Audit Committee, which was approved by the Board.

Management is responsible for the preparation of the Company’s financial statements and its financial reporting processes, including the systems of internal controls and disclosure controls and procedures. KPMG LLP, the Company’s independent registered public accounting firm, is responsible for expressing opinions on the conformity of the Company’s financial statements to generally accepted accounting principles in the United States and the effectiveness of the Company’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board. The Audit Committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the Audit Committee reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements of the Company for the year ended December 31, 2017. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees.” In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements of the Company be included in its Annual Report on Form 10-K for the year ended December 31, 2017.

Respectfully submitted by the Audit Committee of the Board of Directors of C&J Energy Services, Inc.,

Michael Roemer (Chairman)

John Kennedy

Steven Mueller

56 C&J ENERGY SERVICES, INC. 2018 PROXY STATEMENT

PROPOSALS TO BE VOTED ON BY STOCKHOLDERS

PROPOSALS TO BE VOTED ON BY STOCKHOLDERS

Proposal 1—Election of Directors

Pursuant to our certificate of incorporation and bylaws, the Board is classified into three classes of directors, designated Class I, Class II and Class III, with each class having a three-year term. Directors for each class were initially appointed pursuant to the Stockholders Agreement in connection with the Restructuring Plan, which was terminated pursuant to its terms on April 12, 2017. Please see “Transactions with Related Persons—Related Persons Transactions—Transactions Related to the Chapter 11 Proceeding—Stockholders Agreement” for additional information relating to the Stockholders Agreement. The Class I directors’ terms expire at this 2018 Annual Meeting; Class II directors’ terms expire at the 2019 annual meeting; and Class III directors’ terms expire at the 2020 annual meeting. Directors will be elected by class, for three-year terms, on an ongoing basis.

Based on the recommendations from our Nominating and Governance Committee, our Board has nominated Messrs. Stuart Brightman and Michael Zawadzki for re-election as Class I directors to serve until the 2021 Annual Meeting of Stockholders and until their successors have been elected and qualified, or until their earlier death, resignation or removal. Each director nominee has consented to being named as a nominee in this Proxy Statement and has indicated a willingness to serve if elected. We have no reason to believe that the director nominees will be unable or unwilling to serve on our Board if elected. However, if a nominee should become unable or unwilling to serve for any reason, proxies may be voted for another person nominated as a substitute by our Board. The proxies being solicited will be voted for no more than two nominees at the Annual Meeting of Stockholders. Stockholders may not cumulate their votes in the election of our directors.

Set forth below is background information with respect to our two Class I director nominees and our current directors and their respective classes, as well as certain information regarding their individual experience, qualifications, attributes and skills that led our Board to conclude that they should serve as directors. There are no family relationships among any of our director nominees or executive officers. Please see “Share Ownership Information—Security Ownership of Certain Beneficial Owners and Management” for information regarding our current directors’ and director nominees’ holdings of equity securities of the Company.

The following table sets forth the names and ages of our director nominees, the year they first became a director and the positions they hold with the Company as of April 4, 2018:

Directors and Director Nominees	Position and Offices	Director Since	Age

Donald Gawick	President, Chief Executive Officer and Director, Class III	July 2016	60

Patrick Murray	Chairman of the Board, Director Class III	January 2017	75

Stuart Brightman	Director Nominee	January 2017	61

Michael Zawadzki	Director Nominee	January 2017	37

John Kennedy	Director, Class II	January 2017	65

Michael Roemer	Director, Class II	December 2010	59

Steven Mueller	Director, Class III	January 2017	65

Our Board believes that each director and director nominee is highly qualified to serve as a member of our Board and that, through their varying backgrounds, these individuals bring a wealth of experiences and new ideas to our Board. Our directors have diverse backgrounds and talents and extensive track records of success in what we believe are highly relevant positions in major enterprises. All of our directors have worked for, or served on the boards of directors of, a variety of companies in a wide range of industries. Each director also contributes intangible qualities such as critical thinking and analysis and industry knowledge, which, taken together, provide us with the variety and depth of knowledge necessary for effective oversight, direction and vision for the Company.

C&J ENERGY SERVICES, INC. 2018 PROXY STATEMENT 57

PROPOSALS TO BE VOTED ON BY STOCKHOLDERS

Director Biographies

Described below are the principal occupations and positions and directorships for at least the past five years of our current directors and director nominees, as well as certain additional information regarding their individual experience, qualifications, attributes and skills that led our Board to conclude that each of our directors and director nominees should serve on the Board.

Donald Gawick (Director, Class III)	Director Since: July 2016 Chief Executive Officer

Mr. Gawick has served as a member of our Board since July 2016. He also currently serves as our President and Chief Executive Officer, a position he was appointed to in June 2016, having previously served as our Chief Operating Officer. Mr. Gawick was President and Chief Executive Officer of C&J’s wireline business, Casedhole Solutions, from March 2010 through June 2012, when C&J acquired Casedhole Solutions. Mr. Gawick continued in the role of president of Casedhole Solutions until his promotion to chief operating officer in October 2012. Mr. Gawick started his oilfield career in 1979 with Schlumberger and between 1979 and March 2010, he held numerous management positions with Schlumberger, focusing on operations and marketing, including oversight of all of Schlumberger’s oilfield business segments. In addition, he has held senior leadership positions in oilfield services in sales and new technology development, service delivery and health-safety-environmental management, with assignments throughout the United States, as well as in Canada, Europe, Asia and Latin America. Mr. Gawick holds a Bachelor of Science degree in Electrical Engineering from the University of Manitoba.

We believe that Mr. Gawick’s significant role in the growth and management of our Company and his extensive leadership, operations and business experience, including his current position as the President and Chief Executive Officer of the Company, support the conclusion that he should continue to serve as a member of our Board.

Patrick Murray (Director, Class III)	Director Since: January 2017 Chairman of the Board

Mr. Murray joined our Board in January 2017 and currently serves as Chairman of the Board. In 2007, Mr. Murray retired from Dresser, Inc., where had been the chairman of the board of directors and chief executive officer since 2004. From 2000 until becoming chairman of Dresser’s board, Mr. Murray served as president and chief executive officer of Dresser Mr. Murray previously served as president of Halliburton’s Dresser Equipment Group; vice president, strategic initiatives of Dresser Industries; and vice president, operations of Dresser from 1996 to 2000. Mr. Murray served as the president of Sperry-Sun Drilling Services from 1988 through 1996. Mr. Murray joined NL Industries in 1973 as a systems application consultant and served in a variety of increasingly senior management positions. Mr. Murray has been on the board of directors of Harvest Natural Resources (NYSE: HNR) since October 2000. Mr. Murray also serves on the board of the World Affairs Council of Dallas Fort Worth, on the board of advisors for the Maguire Energy Institute at the Edwin L. Cox School of Business, Southern Methodist University, and as chairman of the Board of Regents of Seton Hall University. Mr. Murray holds a Bachelor of Science degree in Accounting and a Master of Business Administration from Seton Hall University. He also served for two years in the U.S. Army as a commissioned officer.

We believe that Mr. Murray’s extensive executive-level management experience, public board experience and comprehensive knowledge and understanding of the oil and gas industry support the conclusion that he should continue to serve as a member of our Board.

Stuart Brightman (Director Nominee)	Director Since: January 2017

Mr. Brightman joined our Board in January 2017. Mr. Brightman has served as chief executive officer of Tetra Technologies, Inc. since May 2009, at which time he was also appointed to serve on its board of directors. He also served as president of Tetra from May 2009 until February 2018. He served as executive vice president and chief operating officer of Tetra from April 2005 to May 2009. Mr. Brightman also serves as chairman of the board of directors of CSI Compressco GP Inc., which is a subsidiary of Tetra and the general partner of CSI Compressco LP, which is a subsidiary of Tetra and a publicly traded master limited partnership. From April 2004 to April 2005, Mr. Brightman was self-employed. Mr. Brightman served as president of the Dresser Flow Control division of Dresser, Inc. from April 2002 until April 2004. From November 1998 to April 2002, Mr. Brightman was president of the Americas Operation of the Dresser Valve Division of Dresser. He served in various management capacities during the earlier portion of his career with Dresser, from 1993 to 1998. From 1982 to 1993, Mr. Brightman served in several financial and operational positions with Cameron Iron Works and its successor, Cooper Oil Tools. Mr. Brightman received his B.S degree from the University of Pennsylvania and his Master of Business Administration degree from the Wharton School of Business.

We believe that Mr. Brightman’s broad oil field services and executive management experience, and his knowledge of current developments and best practices in the industry along with his proven leadership and business capabilities support the conclusion that he should continue to serve as a member of our Board.

58 C&J ENERGY SERVICES, INC. 2018 PROXY STATEMENT

PROPOSALS TO BE VOTED ON BY STOCKHOLDERS

Michael Zawadzki (Director Nominee)	Director Since: January 2017

Mr. Zawadzki joined our Board in January 2017. Mr. Zawadzki is a senior managing director of The Blackstone Group and co-head of GSO Capital Partners’ energy platform. Mr. Zawadzki oversees GSO’s activities in the energy sector and sits on the investment committee for GSO’s various energy funds. Mr. Zawadzki also serves as a portfolio manager of Community Development Capital Group, GSO’s land banking business. Prior to joining GSO, from 2004 to 2006, Mr. Zawadzki was with Citigroup Private Equity, where he completed numerous private equity and subordinated debt investments. From 2002 to 2004, Mr. Zawadzki worked in the investment banking division of Salomon Smith Barney, focused on the media and telecommunications industries. Mr. Zawadzki currently serves on the board of directors of Twin Eagle Resource Management (since March 2017), Sequel Energy Group (since November 2016), 3Bear Energy (since September 2016), and Community Development Capital Group (since November 2013). During the past five years, Mr. Zawadzki has also served on the board of directors of Titan Energy, LLC. Mr. Zawadzki received a BS in Economics from the Wharton School of the University of Pennsylvania, where he graduated magna cum laude.

We believe Mr. Zawadzki’s extensive knowledge and expertise of the energy industry, including public and private company board experience, as well as his capabilities with respect to corporate finance, financial accounting and mergers and acquisitions, as well as planning and analysis, support the conclusion that he should continue to serve as a member of our Board.

John Kennedy (Director, Class II)	Director Since: January 2017

Mr. Kennedy joined our Board in January 2017. Mr. Kennedy was president and chief executive officer of Wilson International, a wholly-owned business unit of Smith International, Inc. from 1999 to 2010 and of Schlumberger from August 2010 to May 2012. He joined Wilson International after having previously served as senior vice president and chief financial officer of Smith International from 1997 to 1999. Mr. Kennedy also served as vice president of finance and chief accounting officer of Smith International from 1994 to 1997, also holding the title of treasurer from 1991 to 1997. He currently serves as chairman of the board of directors of MicroSeismic, Inc., having previously served as co-chairman of the MicroSeismic board from April 2014 until assuming the position of chairman in January 2017, he has also served as chairman of the audit committee since January 2015. He was appointed to MicroSeismic’s board in September 2013. Mr. Kennedy also currently serves as an advisor to Sumitomo Corporation of the Americas and as vice chairman of the board of directors of Global Stainless Supply Inc., a wholly owned subsidiary of Sumitomo Corporation, positions which he has held since July 2015 and November 2015, respectively. Mr. Kennedy previously served on the board of directors for Edgen Group Inc. from January to November 2013 and CE Franklin Inc. from 1999 to May 2012. His career has spanned over 45 years in both executive finance and operating positions providing a broad range of expertise in acquisitions, divestitures, recapitalizations and reorganizations in companies with global operations. Mr. Kennedy is also a member of the Chartered Association of Corporate Treasurers (FCT). Mr. Kennedy graduated from Wimbledon College in 1970 and from Farnborough College of Technology in 1973.

We believe Mr. Kennedy’s vast experience in global finance and accounting, and his extensive knowledge of corporate finance, financial accounting, tax, operations and mergers and acquisitions support the conclusion that he should continue to serve as a member of our Board.

Michael Roemer (Director, Class II)	Director Since: December 2010

Mr. Roemer has served as a member of our Board since December 2010. Mr. Roemer previously served as the chief financial officer of Hammond, Kennedy, Whitney & Company, Inc. (“HKW”), a private equity group, and as a partner in several affiliate funds of HKW from 2000 until January 2012. Upon his retirement from HKW, Mr. Roemer founded Roemer Financial Consulting, through which he provides financial accounting advice. Prior to joining HKW, Mr. Roemer served as a shareholder and vice president of Flackman, Goodman & Potter, P.A., a public accounting firm, from 1988 to 2000. Mr. Roemer is a licensed Certified Public Accountant with over 35 years of experience, and is a member of the American Institute of Certified Public Accountants and the New Jersey Society of Certified Public Accountants. Mr. Roemer holds a Bachelor of Science degree in Accounting from the University of Rhode Island.

We believe Mr. Roemer’s extensive background in public accounting and knowledge of generally accepted accounting principles, combined with his additional experience as the chief financial officer of a private equity firm and his vast experience in financial and accounting matters support the conclusion that he should continue to serve as a member of our Board.

C&J ENERGY SERVICES, INC. 2018 PROXY STATEMENT 59

PROPOSALS TO BE VOTED ON BY STOCKHOLDERS

Steven Mueller (Director, Class III)	Director Since: January 2017

Mr. Mueller joined our Board in January 2017. Mr. Mueller serves as a senior advisor for First Reserve, a private equity fund focused on energy investments, having joined the First Reserve Senior Advisor Program in October 2016. Mr. Mueller served as a director of Southwestern Energy Company from July 2009 to May 2016, serving as chairman of the board of directors from May 2014 to May 2016. Previously, Mr. Mueller served as the chief executive officer of Southwestern Energy from May 2009 until his retirement in January 2016. Mr. Mueller also held the title of president of Southwestern Energy from May 2009 until December 2014, having previously served as the president and chief operating officer since June 2008. He joined Southwestern Energy from CDX Gas, LLC, a privately-owned company where he was employed as executive vice president from September 2007 to May 2008. From 2001 until its acquisition by Forest Oil Corporation in 2007, Mr. Mueller served first as the senior vice president and general manager of onshore operations and later as the executive vice president and chief operating officer of The Houston Exploration Company. Mr. Mueller has over 40 years of experience in the oil and gas industry and has served in multiple operational and managerial roles at Tenneco Oil Company, Fina Oil Company, American Exploration Company and Belco Oil & Gas Company. Mr. Mueller holds a Bachelor of Science degree in Geologic Engineering from the Colorado School of Mines.

We believe that Mr. Mueller’s extensive operational, executive management and public board experience, as well as his knowledge of current developments and best practices in the oil and gas industry along with his proven leadership and business capabilities support the conclusion that he should continue to serve as a member of our Board.

✓	OUR BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE TWO PERSONS NAMED IN THIS PROXY STATEMENT AS THE BOARD’S NOMINEES FOR CLASS I DIRECTORS LISTED ABOVE.

60 C&J ENERGY SERVICES, INC. 2018 PROXY STATEMENT

PROPOSALS TO BE VOTED ON BY STOCKHOLDERS

Proposal 2—Advisory Vote to Approve Executive Compensation

Pursuant to Section 14A of the Exchange Act, and as a matter of good corporate governance, we are providing our stockholders with the opportunity to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement, including under “Compensation Discussion and Analysis” and “Executive Compensation Tables.” This “Say on Pay” advisory vote is not intended to address any specific item of executive compensation, but rather our overall executive compensation objectives, principles, policies and practices and the total compensation paid to our Named Executive Officers for the year ended December 31, 2017.

As discussed more fully under “Compensation Discussion and Analysis,” 2017 was both an unusual and transitional year for our Company. With respect to our executive compensation program, the Compensation Committee had to weigh and address a number of unique concerns in determining 2017 compensation, including: (1) retaining and motivating our people, particularly given the lack of employee stock ownership as a result of the Chapter 11 Proceeding and austerity measures implemented during the industry downturn and (2) establishing the link between pay and performance, complicated by the lack of precedent for performance-based cash bonuses or performance-based equity awards, in addition to the impact of the Chapter 11 Proceeding and dynamic market conditions. In designing our 2017 executive compensation program, the Compensation Committee engaged an independent, third-party compensation consultant, to ensure that our 2017 executive compensation program was in line with industry practices and a relevant peer group, incorporated prevailing governance standards, and provided a balanced mix of performance-based compensation designed to link our executive officers’ compensation with our performance while also aligning our executive officers’ interests with those of our stockholders.

We urge stockholders to read the section of this Proxy Statement entitled “Compensation Discussion and Analysis,” which discusses the objectives, principles, policies and practices of our executive compensation program; how the Compensation Committee sets executive compensation and certain decisions made by the Compensation Committee with respect to 2017 executive compensation; the components of our 2017 executive compensation program, including the nature, type, size and purpose of those components; and the exceptional circumstances and other factors that the Compensation Committee considered in making decisions and designing our 2017 executive compensation program. Stockholders should also read the section of the Proxy Statement entitled “Executive Compensation Tables” for detailed information about the 2017 compensation of our Named Executive Officers. We believe our executive compensation program achieves the following objectives as identified in “Compensation Discussion and Analysis” above, which we believe are critical to our ongoing growth and success, the creation of long-term value and the realization of competitive stockholder returns:

•	Attract, develop, motivate and retain talented, experienced and dedicated people by providing compensation packages that are competitive, market driven and in-line with industry practice;

•	Support our business strategies and motivate best-in-class performance by linking compensation with the achievement of strategic, operational, financial and personal objectives to further incentivize our people; and

•	Align the interests of our people with those of our stockholders by providing a direct relationship between compensation and Company performance on both a short-term and long-term basis, and rewarding our people for individual and collective efforts, contributions and successes.

We request that you indicate your support for our executive compensation program by voting in favor of the following resolution:

“RESOLVED, that the stockholders of C&J Energy Services, Inc. hereby approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the disclosure contained in “Compensation Discussion and Analysis” and “Executive Compensation Tables,” including the tables, notes and other narrative contained therein.”

A majority of the votes cast is required to approve this “Say on Pay” advisory vote. This is an advisory vote and is not binding upon the Company, the Compensation Committee or the Board. However, we value the views of our stockholders. As such, our Compensation Committee, which is comprised solely of independent directors and is responsible for, among other things, designing and administering the Company’s executive compensation program, will carefully consider the results of this advisory vote, along with all other expressions of stockholder views it receives on specific policies and desirable actions, when considering future decisions with respect to executive compensation.

✓	OUR BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

C&J ENERGY SERVICES, INC. 2018 PROXY STATEMENT 61

PROPOSALS TO BE VOTED ON BY STOCKHOLDERS

Proposal 3—Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation

In addition to the “Say on Pay” advisory vote to approve Named Executive Officer compensation submitted as Proposal 2 in this Proxy Statement, our stockholders are entitled to cast a non-binding advisory vote as to how frequently we should submit to stockholders the advisory “Say on Pay” vote. As submitted in this Proposal 3, stockholders may inform us as to their preference on the frequency of the advisory “Say on Pay” vote on executive compensation: every three years, every two years or every year.

After careful consideration, our Board has determined that an advisory vote on executive compensation that occurs on an annual basis is the most appropriate alternative for our Company and, therefore, our Board recommends that our stockholders vote to support having an annual advisory “Say on Pay” vote on executive compensation.

Our Board presently believes that this vote should be conducted each year so that our stockholders may provide us with direct and timely input on our executive compensation program. This practice is expected to enhance stockholder communication and engagement by providing another avenue to obtain information on investor sentiment about our executive compensation objectives, principles, policies, and practices.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when you vote in response to this Proposal 3. The option that receives the highest number of votes cast will be deemed the frequency for the advisory vote on executive compensation selected by our stockholders. We understand that our stockholders may have different views as to the appropriate frequency for the advisory vote, and our Board will take the outcome of the vote into consideration in determining with what frequency to hold future advisory votes on executive compensation. This vote is advisory and not binding on our Company or our Board in any way. Our Board may decide now or in the future that it is in the best interests of our stockholders and our Company to hold an advisory vote on executive compensation on a different frequency than the frequency receiving the most votes cast by our stockholders.

✓	OUR BOARD RECOMMENDS A VOTE FOR THE OPTION OF “ONE YEAR” ON THE FREQUENCY OF HOLDING FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION.

62 C&J ENERGY SERVICES, INC. 2018 PROXY STATEMENT

PROPOSALS TO BE VOTED ON BY STOCKHOLDERS

Proposal 4—Ratification of the Appointment of KPMG LLP as our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2018

The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the work of the principal independent public accountants retained to audit our financial statements. KPMG LLP (“KPMG”) has been selected by the Audit Committee, and approved by the Board, as the independent registered public accounting firm to audit the Company’s annual financial statements for the fiscal year ending December 31, 2018.

We are asking our stockholders to ratify the appointment of KPMG at the Annual Meeting. The ratification of the appointment of KPMG requires the affirmative vote of the holders of a majority of the shares of our common stock, present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Although ratification is not required by our bylaws or otherwise, as a matter of good corporate governance, we are asking our stockholders to approve the appointment of KPMG as our independent registered public accounting firm. If the selection of KPMG is not approved, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection of KPMG is ratified, our Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interest and in the best interest of the Company and our stockholders.

KPMG has served as our independent registered public accounting firm since June 26, 2014. The Audit Committee considers KPMG to be well qualified and recommends that the stockholders vote for ratification of this appointment.

A representative of KPMG is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so. It is also expected that such representative will be available to respond to appropriate questions from stockholders.

Audit and Other Fee Information

Set forth below is a summary of certain fees paid to KPMG for certain audit and non-audit services related to the fiscal years ended December 31, 2017 and December 31, 2016. In reviewing the independence of KPMG, the Audit Committee considers whether the provision of non-audit services is compatible with maintaining KPMG’s independence. KPMG does not provide any internal audit services to us.

	2017	2016
Audit Fees	$3,202,000	$1,938,086
Audit Related Fees	150,000	20,000
Tax Fees	—	4,357
All Other Fees	—	—
Total	$3,352,000	$1,962,443

Audit Fees. Audit fees consisted of amounts incurred for services performed in association with the annual financial statement audit, fees related to the audit of internal controls over financial reporting under Section 404 of Sarbanes-Oxley, review of financial statements included in the Company’s Quarterly Reports on Form 10-Q, and other services normally provided by the Company’s independent registered public accounting firm in connection with regulatory filings or engagements for the fiscal years shown.

Audit Related Fees. Audit related fees consisted of amounts incurred for accounting consultation in connection with the filing of Registration Statements on Form S-3 and Current Reports on Form 8-K for the fiscal years shown.

Tax Fees. Tax fees consisted of services provided for sales and use tax planning for the fiscal years shown.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services

During 2017 and 2016, all audit and non-audit services provided by KPMG to the Company were pre-approved by the Audit Committee.

On May 5, 2017, the Audit Committee adopted a policy requiring pre-approval by the Audit Committee of all services (audit, tax and non-audit) to be provided to the Company by our independent registered public accounting firm, in each case subject to a specific budget. The Audit Committee follows a schedule for annual approval of the audit and related audit plan, as well as approval of other anticipated audit-related services; anticipated tax compliance, tax planning and tax advisory services; and other anticipated services.

C&J ENERGY SERVICES, INC. 2018 PROXY STATEMENT 63

PROPOSALS TO BE VOTED ON BY STOCKHOLDERS

Any proposed services desired to be provided by the independent registered public accounting firm not approved as part of this process, including proposed services exceeding pre-approved budget levels, requires special pre-approval by our Audit Committee. In certain circumstances and for certain services, our Audit Committee delegates its responsibilities to pre-approve services performed by the independent registered public accounting firm to the Chairman of our Audit Committee. However, our Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management.

✓	OUR BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018.

64 C&J ENERGY SERVICES, INC. 2018 PROXY STATEMENT

OTHER MATTERS

Other Business That May Occur

As of the date of filing this Proxy Statement, our Board is not aware of any other business or matter (including any other director nominee) to be presented or voted upon at the Annual Meeting. If any other matter is properly presented at the meeting, the proxies solicited by our Board will provide the proxy holders named in the proxy with the authority to vote on those matters in accordance with such persons’ discretion. Where a stockholder has appropriately specified how a proxy is to be voted, it will be voted by the proxy holders in accordance with the specification.

Stockholder Proposals for the 2019 Annual Meeting of Stockholders

Any stockholder interested in submitting a proposal for inclusion in our proxy materials and for presentation at the 2019 Annual Meeting of Stockholders and wishes to have such proposal (a “Rule 14a-8 Proposal”) included in the Company’s proxy materials, must submit such Rule 14a-8 Proposal to the Company at its principal executive offices no later than December 19, 2018 unless the Company notifies the stockholders otherwise. Only those Rule 14a-8 Proposals that are timely received by the Company and proper for stockholder action (and otherwise proper) will be included in the Company’s proxy materials.

In addition to the requirements of Rule 14a-8, and as more specifically provided for in our bylaws, any stockholder wishing to propose for election as a director someone who is not an existing director or is not proposed by the Board must give timely and proper notice of the intention to propose the person for election. A stockholder making a nomination for election to our Board for the 2019 Annual Meeting of Stockholders must deliver proper notice to our Corporate Secretary at least 90 days but not more than 120 days prior to the first anniversary date of the 2018 Annual Meeting of Stockholders. In other words, for a stockholder nomination for election to our Board to be considered at the 2019 Annual Meeting of Stockholders, it should be properly submitted to our Corporate Secretary no earlier than January 29, 2019 and no later than February 28, 2019 (provided, however, that in the event that the date of the 2019 Annual Meeting is more than 30 days before or more than 70 days after the anniversary of the 2018 Annual Meeting of Stockholders, the notice must be given at least 120 days but not more than 70 days prior to the date of the 2019 Annual Meeting of Stockholders or not later than 10 days following the date on which public announcement of the date of the 2019 Annual Meeting is made) and must comply with the provisions of our bylaws, as amended and restated and adopted as of November 7, 2017, which were filed with the SEC on November 9, 2017 as an exhibit on Form 10-Q.

Under Rule 14a-4(c) of the Exchange Act, our Board may exercise discretionary voting authority under proxies solicited by it with respect to any matter properly presented by a stockholder at the 2019 Annual Meeting of Stockholders that the stockholder does not seek to have included in our proxy statement if (except as described in the following sentence) the proxy statement discloses the nature of the matter and how our Board intends to exercise its discretion to vote on the matter, unless we are notified of the proposal on or before March 4, 2019, and the stockholder satisfies the other requirements of Rule 14a-4(c)(2). If we first receive notice of the matter after March 4, 2019, and the matter nonetheless is permitted to be presented at the 2019 Annual Meeting of Stockholders, our Board may exercise discretionary voting authority with respect to the matter without including any discussion of the matter in the proxy statement for the meeting. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the requirements described above and other applicable requirements. For each individual that a stockholder proposes to nominate as a director, the stockholder’s notice to our Corporate Secretary must be in written form and include the candidate’s name, contact information, biographical information and qualifications. The request must also include the potential candidate’s written consent to being named in our proxy statement as a nominee and to serving as a director if nominated and elected. If a stockholder provides notice for the event described above, in addition to any other information required by Rule 14a-8, the notice must also comply with the provisions specified in our bylaws.

2017 Annual Report

A copy of our 2017 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (including the financial statements and the financial statement schedules, if any, but not including exhibits), will be furnished at no charge to each person to whom a Proxy Statement is delivered upon the written request of such person. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. Requests for electronic or printed copies should be directed to C&J Energy Services, Inc. at 3990 Rogerdale Rd., Houston, Texas 77042, Attn: Corporate Secretary or by email at Investors@cjenergy.com.

C&J ENERGY SERVICES, INC. 2018 PROXY STATEMENT 65

OTHER MATTERS

HOUSEHOLDING

We may send a single set of proxy materials and other stockholder communications to any household at which two or more stockholders reside unless we have received contrary instructions from those stockholders. This process is called “householding.” This reduces duplicate mailings and saves printing and postage costs as well as natural resources. The proxy materials and other stockholder communications may be householded based on your prior express or implied consent. If you wish to receive a separate copy of our proxy materials for each stockholder sharing your address in the future, please send a written request to C&J Energy Services, Inc. at 3990 Rogerdale Rd., Houston, Texas 77042, Attn: Corporate Secretary or by email at Investors@cjenergy.com, and we will promptly deliver to you the requested material. You may also contact us in the same manner if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

66 C&J ENERGY SERVICES, INC. 2018 PROXY STATEMENT

C&J ENERGY SERVICES

ANNUAL MEETING OF C&J ENERGY SERVICES, INC.

Proposal	For	Withhold			Directors Recommend
1: Election of Class I Directors					
01 Stuart Brightman	☐	☐			For
02 Michael Zawadzki	☐	☐			For

Proposal	For	Against	Abstain		Directors Recommend
2: Advisory vote to approve the 2017 compensation of the Company's named executive officers.	☐	☐	☐		For

Proposal	1 year	2 years	3 years	Abstain	Directors Recommend
3: Advisory vote on the frequency of the named executive officer compensation advisory vote.	☐	☐	☐	☐	1 Year

_______________ Please Sign Here _______________ Please Date Above

_______________ Please Sign Here _______________ Please Date Above

← Please separate carefully at the perforation and return just this portion in the envelope provided. ←

C&J ENERGY SERVICES

VOTE BY:

INTERNET

Go To
www.proxypush.com/CJ
- Cast your vote online.
- View Meeting Documents.

OR

TELEPHONE

Call **866-243-5447**
- Use any touch-tone telephone.
- **Have your Proxy Card/Voting Instruction Form ready.**
- Follow the simple recorded instructions.

OR

MAIL
- Mark, sign and date your Proxy Card/Voting Instruction Form.
- Detach your Proxy Card/Voting Instruction Form.
- Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

PROXY TABULATOR FOR

C&J ENERGY SERVICES, INC.
P.O. BOX 8016
CARY, NC 27512-9903

EVENT #

CLIENT #

ANNUAL MEETING OF C&J ENERGY SERVICES, INC. Annual Meeting of C&J Energy Services, Inc. Date: Tuesday, May 29, 2018 to be held on Tuesday, May 29, 2018 Time: 9:30 A.M., local timePlace: C&J headquarters, 3990 Rogerdale Rd., Houston, Texas 77042 for Stockholders as of April 2, 2018This proxy is being solicited on behalf of the Board of DirectorsPlease make your marks like this: Use dark black pencil or pen onlyThe Board of Directors Recommends a Vote FOR proposals 1, 2, and 4 INTERNET VOTE BY: TELEPHONE and ONE YEAR on proposal 3. Call Go To provided. 866-243-5447 Directors www.proxypush.com/CJ1: Election of Class I Directors Recommend Use any touch-tone telephone.Cast your vote online. ORFor Withhold Have your Proxy Card/Voting Instruction Form ready.View Meeting Documents.01 Stuart Brightman For • Follow the simple recorded instructions. envelope MAIL02 Michael Zawadzki For the Mark, sign and date your Proxy Card/Voting Instruction Form.OR in Detach your Proxy Card/Voting Instruction Form.For Against AbstainFor Return your Proxy Card/Voting Instruction Form in the 2: Advisory vote to approve the 2017 postage-paid envelope provided. compensation of the Company’s named portion executive officers. 1 year 2 years 3 years Abstain 1 this The undersigned hereby appoints Donald J. Gawick and Danielle E. Hunter, and each or either of them, as the true Year and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and 3: Advisory vote on the frequency of the named executive officer compensation advisory vote. just each of them, to vote all the shares of capital stock of C&J Energy Services, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may4: Ratification of the appointment of KPMG For be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawfulLLP as the Company’s Independent return attorneys to vote in their discretion on such other matters as may properly come before the meeting and revokingRegistered Public Accounting Firm for the any proxy heretofore given. fiscal year ending December 31, 2018. and THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IN THE MANNER RECOMMENDED BY THE BOARD OF DIRECTORS AS STATED HEREIN AS APPROPRIATE.perforation All votes must be received by 5:00 P.M., Eastern Time, May 25, 2018.the at PROXY TABULATOR FORC&J ENERGY SERVICES, INC. carefully P.O. BOX 8016 separate CARY, NC 27512-9903Please Authorized Signatures - This section must be completed for your Instructions to be executed. EVENT #Please Sign Here Please Date AboveCLIENT #Please Sign Here Please Date AbovePlease sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy. For Against Abstain

Proxy — C&J Energy Services, Inc.Annual Meeting of Stockholders May 29, 2018 at 9:30 A.M. (local time)This Proxy is Solicited on Behalf of the Board of DirectorsThe undersigned appoints Donald J. Gawick and Danielle E. Hunter (the “Named Proxies”) and each of them as proxies for the undersigned, with full power of substitution, to vote the common shares of C&J Energy Services, Inc., a Delaware corporation (“the Company”), the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Company’s headquarters, located at 3990 Rogardele Rd., Houston, Texas 77042, on Tuesday, May 29, 2018 at 9:30 A.M., local time.Please The purpose of the Annual Meeting is to take action on the following:1. The election of two directors to serve as Class I Directors until the 2021 Annual separate Meeting of Shareholders; 2. An advisory vote to approve the 2017 compensation of the Company’s carefully named executive officers; at 3. An advisory vote on the frequency of the named executive officer the compensation advisory vote; and 4. The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending perforation December 31, 2018. and We will also consider and vote upon any other business that is properly presented at the Annual Meeting (or any adjournments or postponements return thereof). just The Class I Directors up for re-election are: Stuart Brightman and Michael this Zawadzki.The Board of Directors of the Company recommends a vote “FOR” re-election of these nominees for director in Proposal 1; a vote “FOR” each of Proposals 2 and 4, and a vote of portion “ONE YEAR” for Proposal 3. in the This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted in the manner recommended by the Board of Directors as stated herein as appropriate. envelope In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any provided adjournment or postponement thereof.. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign and return this card.To attend the meeting and vote your shares in person, please mark this box.